Exhibit 99.1




                        UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF GEORGIA
                                NEWNAN DIVISION

In re:                             )     Chapter 11
                                   )
THE NEW POWER COMPANY, et al.,     )     Jointly Administered
                                   )
                Debtors.           )     Case Nos.: 02-10835 through 02-10837
                                   )
                                   )     Judge W. Homer Drake, Jr.
__________________________________ )

                     DISCLOSURE STATEMENT WITH RESPECT TO
                    DEBTORS' FIRST AMENDED CHAPTER 11 PLAN

                               December 18, 2002

                                KING & SPALDING
                              Paul K. Ferdinands
                               Sarah R. Borders
                             191 Peachtree Street
                            Atlanta, Georgia 30303
                           Telephone (404) 572-4600
                           Telecopier (404) 572-5100

                                    - and -

                        SIDLEY AUSTIN BROWN & WOOD LLP
                              William M. Goldman
                              Geoffrey T. Raicht
                              787 Seventh Avenue
                           New York, New York 10019
                           Telephone (212) 839-5300
                           Telecopier (212) 839-5599

                                    - and -

                               Richard W. Havel
                              555 W. Fifth Street
                                  40th Floor
                         Los Angeles, California 90013
                           Telephone (213) 896-6000
                           Telecopier (213) 896-6100

             Co-Counsel for the Debtors and Debtors-in-Possession

                               Table of Contents

                                                                         Page
                                                                         ----


INTRODUCTORY STATEMENT/DISCLAIMER...........................................1


I.      INTRODUCTION........................................................1


II.     summary OF PLAN DISTRIBUTIONS.......................................3


III.    DESCRIPTION OF THE DEBTORS' BUSINESS................................4

        A.     Corporate Structure of the Debtors...........................4
        B.     History of the Debtors.......................................4
        C.     Events Leading Up to the Chapter 11 Filing...................6
        D.     Exploration of Strategic Alternatives........................8

IV.     OPERATIONS DURING CHAPTER 11.......................................11

        A.     Filing......................................................11
        B.     Administration of the Cases.................................11
        C.     Retention and Compensation of Professionals.................11
        D.     Bankruptcy Court First Day Orders...........................12
        E.     Use of Cash Collateral......................................12
        F.     Debtors' Business Operations................................13
        G.     Asset Sales.................................................14
        H.     Texas Public Utility Commission.............................15
        I.     Executory Contracts and Unexpired Leases....................16
        J.     Employee Retention and Incentive Bonuses....................19
        K.     Bar Date For Filing Proofs of Claim.........................20

V.      SUMMARY OF PLAN....................................................22

        A.     Brief Explanation of the Chapter 11 Plan....................22
        B.     Classification and Treatment of Claims and Interests........27
        C.     Implementation of the Plan..................................31
        D.     Executory Contracts and Unexpired Leases....................34
        E.     Conditions Precedent........................................34
        F.     Modifications and Amendments................................34
        G.     Retention of Jurisdiction...................................34
        H.     Injunction..................................................36
        I.     Limitation of Liability.....................................36
        J.     Miscellaneous...............................................36

VI.     SELECTED FINANCIAL INFORMATION.....................................36


VII.    Management of the debtors..........................................37


VIII.   confirmation of the plan under the bankruptcy code.................37

        A.     The Confirmation Hearing and Objections.....................37
        B.     Confirmation Requirements Under the Bankruptcy Code.........37
        C.     Satisfaction of Conditions to Confirmation Under the
               Bankruptcy Code.............................................38

IX.     FEDERAL INCOME TAX.................................................40


X.      ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN..........40


XI.     RECOMMENDATION.....................................................40

                               List of Exhibits

1.      Debtors' Chapter 11 Plan

2.      Voting Procedure Order

3.      Liquidation Analysis/Estimated Distribution

4.      Post-Effective Date Officers and Directors

5.      Schedule of Class 8 Securities Claims

6.      List of Equity Security Interests

                       INTRODUCTORY STATEMENT/DISCLAIMER

        THIS DISCLOSURE STATEMENT UNDER SECTION 1125 OF TITLE 11 OF THE UNITED STATES CODE (THE "BANKRUPTCY CODE") WITH RESPECT TO DEBTORS' CHAPTER 11 PLAN (THE "DISCLOSURE STATEMENT") CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE DEBTORS' FIRST AMENDED CHAPTER 11 PLAN, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME (THE "PLAN"), AND OTHER DOCUMENTS RELATING TO THE PLAN. WHILE THE DEBTORS BELIEVE THAT THESE SUMMARIES PROVIDE ADEQUATE INFORMATION WITH RESPECT TO THE DOCUMENTS SUMMARIZED, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS. IF ANY INCONSISTENCIES EXIST BETWEEN THE TERMS AND PROVISIONS OF THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR OTHER DOCUMENTS DESCRIBED THEREIN, THE TERMS AND PROVISIONS OF THE PLAN OR OTHER DOCUMENTS ARE CONTROLLING. EACH HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED INTEREST SHOULD REVIEW THE ENTIRE PLAN AND ALL RELATED DOCUMENTS AND SEEK THE ADVICE OF ITS OWN COUNSEL BEFORE VOTING WHETHER TO ACCEPT OR REJECT THE PLAN.

        THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON BY ANY PERSON OR ENTITY FOR ANY PURPOSE OTHER THAN BY HOLDERS OF CLAIMS OR INTERESTS ENTITLED TO VOTE ON THE PLAN IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. NOTHING CONTAINED HEREIN WILL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY.

        NO PARTY IS AUTHORIZED BY THE DEBTORS TO PROVIDE ANY INFORMATION WITH RESPECT TO THE DEBTORS, THE PLAN, THE DEBTORS' ANTICIPATED FINANCIAL POSITION OR OPERATIONS AFTER CONFIRMATION OF THE PLAN, OR THE VALUE OF THE DEBTORS' BUSINESSES AND PROPERTIES OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. TO THE EXTENT INFORMATION IN THIS DISCLOSURE STATEMENT RELATES TO THE DEBTORS, THE DEBTORS HAVE PROVIDED THE INFORMATION IN THIS DISCLOSURE STATEMENT.

        CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE FORWARD LOOKING PROJECTIONS AND FORECASTS BASED UPON CERTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT, EXPRESS OR IMPLIED, IS INTENDED TO GIVE RISE TO ANY COMMITMENT OR OBLIGATION OF THE DEBTORS OR WILL CONFER UPON ANY PERSON ANY RIGHTS, BENEFITS OR REMEDIES OF ANY NATURE WHATSOEVER.

        EXCEPT AS OTHERWISE NOTED HEREIN, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS GENERALLY INTENDED TO DESCRIBE FACTS AND CIRCUMSTANCES ONLY AS OF THE DATE HEREOF, AND NEITHER THE DELIVERY OF THIS DISCLOSURE STATEMENT NOR THE CONFIRMATION OF THE PLAN WILL CREATE ANY IMPLICATION, UNDER ANY CIRCUMSTANCES, THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS CORRECT AT ANY TIME AFTER SUCH DATE OR THAT THE DEBTORS WILL BE UNDER ANY OBLIGATION TO UPDATE SUCH INFORMATION IN THE FUTURE.

                                      I.
                                 INTRODUCTION

        The New Power Company ("NewPower"), NewPower Holdings, Inc. ("Holdings") and TNPC Holdings, Inc. ("TNPC", and together with NewPower and Holdings, the "Debtors"), submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to creditors and holders of equity interests in connection with the solicitation of acceptances of their Plan filed with the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the "Bankruptcy Court"). A copy of the Plan is annexed to this Disclosure Statement as Exhibit 1.(1)

        On December 17, 2002, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail as to be adequate to enable hypothetical, reasonable investors typical of the creditors of and holders of interests in the Debtors whose votes are being solicited to make an informed judgment as to whether to accept or reject the Plan. HOWEVER, APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A DETERMINATION OF THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

        On December 20, 2002, after notice and a hearing, the Bankruptcy Court entered an order (the "Voting Procedures Order"), which, among other things, designates which claimants and interest holders are entitled to vote on the Plan and establishes other procedures for the solicitation of votes. A copy of the Voting Procedures Order is attached to this Disclosure Statement as
Exhibit 2.

        The Bankruptcy Court has scheduled a hearing to consider confirmation of the Plan (the "Confirmation Hearing") for February 12, 2003 beginning at 10:00 a.m., to be held before the Honorable W. Homer Drake, Jr., United States Bankruptcy Judge, United States Bankruptcy Court, 18 Greenville Street, Newnan, Georgia 30264. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan shall state the name and address of the objecting party and the nature of the claim or interest of such party, state with particularity the basis and nature of each objection and the specific grounds therefore and be filed and served on counsel for the Debtors, counsel for the Official Committee of Unsecured Creditors (the "Creditors' Committee") and the Office of the United States Trustee, with a courtesy copy delivered to the Chambers of Judge Drake on or before 4:00 p.m., Eastern Time, on January 31, 2003. The Confirmation Hearing may be adjourned from time to time without further notice except for the announcement of the adjourned date made at the Confirmation Hearing or at any subsequent adjourned date.

        THE DEBTORS' MANAGEMENT AND BOARD OF DIRECTORS BELIEVE THAT THE PLAN OFFERS THE BEST POSSIBLE RECOVERIES TO CREDITORS AND HOLDERS OF INTERESTS COMPARED TO ALL REASONABLY AVAILABLE ALTERNATIVES UNDER THE CIRCUMSTANCES OF THESE CASES. THE DEBTORS, THEREFORE, BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF EACH AND EVERY VOTING CLASS AND STRONGLY RECOMMEND YOU VOTE TO ACCEPT THE PLAN.

        THE CREDITORS' COMMITTEE RECOMMENDS ACCEPTANCE OF THE PLAN.






-----------------------
(1) Any capitalized term which is defined in Article I of the Plan which is not also defined in this Disclosure Statement shall have the meaning set forth in the Plan.


                                     II.
                         SUMMARY OF PLAN DISTRIBUTIONS

   ----------- ---------------------- ----------------------------------- -----------------
     Class          Description                   Treatment                    Status
   ----------- ---------------------- ----------------------------------- -----------------
               Administrative Claims  Paid in full.                       unclassified
   ----------- ---------------------- ----------------------------------- -----------------
               Priority Claims        Paid in full.                       unclassified
   ----------- ---------------------- ----------------------------------- -----------------
       1       Secured Claims         Paid in full.                       not impaired
               against NewPower
   ----------- ---------------------- ----------------------------------- -----------------
       2       Unsecured Claims       Paid in full plus Post-Petition     not impaired
               against NewPower       Interest.
   ----------- ---------------------- ----------------------------------- -----------------
       3       Claim of TNPC          Intercompany claim paid with        impaired
               against NewPower       balance of cash remaining after
                                      payment or reserve for full
                                      payment of Administrative Claims,
                                      Priority Claims and Claims in
                                      Classes 1 and 2.
   ----------- ---------------------- ----------------------------------- -----------------
       4       NewPower Stock         Retain ownership of NewPower        not impaired
                                      Stock.  No distributions will be
                                      made.
   ----------- ---------------------- ----------------------------------- -----------------
       5       Claim of Holdings      Intercompany claim paid with cash   impaired
               against TNPC           received in connection with the
                                      Class 3 Claim.
   ----------- ---------------------- ----------------------------------- -----------------
       6       TNPC Stock             Retain ownership of TNPC Stock.     not impaired
                                      No distributions will be made.
   ----------- ---------------------- ----------------------------------- -----------------
       7       Unsecured Claims       Paid in full plus Post-Petition     impaired
               against Holdings       Interest after payment in full or
                                      reserve for payment in full of
                                      Claims in Class 1 and Class 2.
   ----------- ---------------------- ----------------------------------- -----------------
       8       Securities Claims      Subordinated pursuant to section    impaired.
                                      510(b) of the Bankruptcy Code.
                                      Share, pari passu with holders of
                                      Interests in Classes 9, 10, and
                                      11, a pro rata share of Cash
                                      available after payment in full
                                      of all Claims in Class 7.
   ----------- ---------------------- ----------------------------------- -----------------
       9       Holdings Common        Retain ownership of Holdings        impaired
               Stock                  Common Stock.  Share, pari passu
                                      with holders of Claims and
                                      Interests in Classes 8, 10, and
                                      11, a pro rata share of Cash
                                      available after payment in full
                                      of all Allowed Claims in Class 7.
   ----------- ---------------------- ----------------------------------- -----------------
       10      Holdings Options       In the money options are deemed     impaired
                                      to have been exercised on a
                                      cashless basis, all other options
                                      are cancelled.  Share, pari passu
                                      with holders of Claims and
                                      Interests in Classes 8, 9, 11, a
                                      pro rata share of Cash available
                                      after payment in full of all
                                      Allowed Claims in Class 7.
   ----------- ---------------------- ----------------------------------- -----------------
       11      Holdings Warrants      Warrants are deemed exercised on    impaired
                                      a cashless basis.  Share, pari
                                      passu with holders of Claims and
                                      Interests in Classes 8, 9, and
                                      10, a pro rata share of Cash
                                      available after payment in full
                                      of all Allowed Claims in Class 7.
   ----------- ---------------------- ----------------------------------- -----------------



                                     III.
                     DESCRIPTION OF THE DEBTORS' BUSINESS

A.      Corporate Structure of the Debtors.

        Holdings is a publicly traded corporation that was incorporated in Delaware in November 1999 as EMW Energy Services Corp. and, in June 2000, changed its name to TNPC, Inc. TNPC, Inc. became a public company on October 5, 2000. On January 19, 2001 TNPC, Inc. changed its name to NewPower Holdings, Inc. TNPC is a wholly-owned subsidiary of Holdings whose only liability is intercompany debt to its parent and whose only assets are 100% of the stock of NewPower and intercompany debt. NewPower is a wholly-owned subsidiary of TNPC and functions as the Debtors' principal operating entity and holds or held licenses to sell energy to consumers.

B.      History of the Debtors.

        The Debtors were the nation's leading provider of electricity and natural gas to residential and small commercial customers in markets that have been restructured to permit retail competition. As of May 31, 2002, the Debtors provided natural gas service to customers in certain utility markets located in the states of Georgia, Ohio, Pennsylvania, New Jersey, Maryland, Michigan, Indiana, Virginia and California. The Debtors also provided electricity service to customers in certain utility markets located in the states of Ohio, Pennsylvania, New Jersey and Texas. The restructuring process which permitted retail competition for electricity or natural gas is briefly described below.

        Through regulatory and legislative initiatives at the state and federal levels over the past several years, the electric power industry in the United States has been restructured to permit competition among market participants. In 1996, the Federal Energy Regulatory Commission ("FERC") adopted Order No. 888, which advanced the opening of the wholesale market for electricity sold in interstate commerce to competitive market forces. The restructuring of retail power markets has occurred in many large states and is primarily directed at investor-owned utilities, which generally serve the concentrated metropolitan markets.

        As a retail power market is opened to competition, customers are permitted to switch from having their power supplied by their local utilities to having power supplied by other energy providers. In much the same way as with long distance telephone service restructuring in the 1980's, the local utility continues to be responsible for maintaining and providing the distribution wires and other infrastructure over which electricity is delivered to the end user. The customer's selected energy service provider is responsible for the generation or purchase in the wholesale markets of the customer's electric power requirements, arranging for delivery of this power to the local utility for distribution, determining pricing and service offerings, and otherwise serving the customer's needs, while the incumbent utility continues to provide the power distribution service and other services related to that function.

        The restructuring of natural gas markets began earlier than the restructuring of electric markets. Beginning in the mid-1980s, FERC issued the first of several orders that ultimately brought competition and customer choice to the wholesale natural gas market. Open access on the interstate natural gas transmission system, coupled with the formation of marketing companies that could purchase and sell natural gas outside the traditional regulated utility system, allowed local utilities and large industrial customers to choose their natural gas supplier, resulting in the development of a wholesale market for natural gas, as well as significant competition to provide natural gas to large end-users.

        Many commercial customers began to seek competitive alternatives for their natural gas in the late 1980s. In the early 1990s, state regulators began to expand market competition to residential and small commercial natural gas customers. In 1990, California instituted a program for small customers that permitted some residential customers to choose their natural gas provider. In 1996, Ohio permitted some residential customers to choose their natural gas provider. In 1997, Georgia instituted a program under which all residential customers were required to choose a natural gas provider, or alternatively, were randomly assigned to one of the natural gas providers operating in that marketplace. Currently, natural gas customers in several markets may purchase natural gas from competitive providers.

        As with the electric industry, local distribution of natural gas in restructured markets continues to be a regulated service provided by the incumbent local utilities at regulated rates. However, the restructuring of retail natural gas markets differs in many respects from the restructuring of the electric industry. The terms of natural gas market restructuring have generally been developed on a utility-by-utility basis as part of the individual tariff proceedings, rather than under statewide regulations.

        The Debtors were formed with a view of becoming the first truly national provider of power and natural gas in the restructured energy markets.

        As a provider of energy commodities to retail customers, the Debtors had relationships with various commodity supply companies, pipelines and local utility companies for the purchase, delivery and distribution of power and natural gas to their customers.

        A critical element in the process of acquiring natural gas from gas marketing companies was that the gas must flow through long distance natural gas pipelines to the local utility company. Similarly, a critical element in the process of acquiring electricity from power marketing companies was that the electricity had to flow through long distance transmission lines to the local utility. The Debtors had various agreements with several long-distance gas pipeline and power transmission companies to ensure a steady source of natural gas and power for its customers.

        Just as the Debtors required agreements with long-distance natural gas pipeline and power transmission companies, they also needed to ensure that once these long-distance gas pipeline and power transmission companies delivered the Debtors' commodities to the local utility company that the commodities were delivered to the Debtors' customers. Accordingly, the Debtors--through tariff provisions or under contractual agreements--had arrangements with certain local utility companies to accept the natural gas and power from the long-distance gas pipeline or power transmission companies and deliver the commodities through their local pipelines or wires to the Debtors' residential and commercial customers in each market. Pursuant to the terms of these agreements as of June 11, 2002, the Debtors had posted cash or bonds with these utility companies in excess of $70 million as security for the Debtors' performance.

        In the winter and spring of 2000-01, as a new entrant to the restructured energy market, the Debtors began an intensive effort to foster growth, during which they experienced significant start-up costs. For example, the Debtors expended over $31 million in direct marketing efforts during the years ended December 31, 2000 and 2001 to obtain an "organic" customer base. In addition, the Debtors spent approximately $74 million from the summer of 2000 through the end of 2001 in a series of acquisitions of customer portfolios from other companies in the power and gas industries. The Debtors' aggressive marketing and acquisition campaigns resulted in a substantial growth in the Debtors' customer base from the fall of 2000 through the summer of 2001.(2)

        In late 2000, as part of their customer base acquisition efforts, the Debtors were the successful bidder at auction of over 290,000 "Competitive Default Service" ("CDS") power customers in southeastern Pennsylvania from PECO, the local power utility that serves Philadelphia and its surroundings. This group of customers was reduced to 240,000 pursuant to an "opt-out" period before the Debtors began servicing these customers in March 2001. To serve these customers, the Debtors were obligated to purchase not only electricity but also an equivalent amount of Installed (electric generation) Capacity ("ICAP" or "Capacity"), which costs significantly escalated beyond what had been expected. The Debtors believe that the generators, because they controlled the supply of



----------------------------
(2) In the first quarter of 2001, the Debtors completed the acquisition of approximately 7,200 residential and small commercial natural gas customers in the Atlanta, Georgia market from Reliant Energy Retail Inc. In July 2000, the Debtors acquired 280,000 natural gas customers, primarily in Georgia and Ohio, and 20,000 electricity customers from Columbia Energy Services. In June, 2001, the Debtors completed the acquisition of approximately 130,000 gas and 7,000 power customers in Ohio, Pennsylvania and Maryland pursuant to three separate transactions with AES Power Direct/Titan Energy Inc, CoEnergy Trading Company and Energy East Solutions respectively. In August, 2001, the Debtors completed the acquisition of approximately 6,000 residential and small commercial customers in Ohio from AMPO, Inc. The Debtors also began servicing approximately 240,000 "Competitive Default Service" customers in southeastern Pennsylvania in March 2001, pursuant to an agreement (the "CDS Agreement") with PECO Energy Company ("PECO").

ICAP, were able to use their market power to set the price of such Capacity at levels lacking economic justification.

        During the second quarter of 2001, the Debtors entered the Texas power market, acquiring over 50,000 customers through their organic marketing efforts during the "pilot program" phase of the market. The Debtors entered into forward contracts for the purchase of electric power at fixed prices to service these new customers. As discussed in further detail below, subsequent declines in the market price of electric power required the Debtors to post substantial amounts of cash collateral with the counterparties to forward contracts.

        The Texas market entry initiative did not provide returns as expected. As noted above, to be ready to serve nearly 50,000 customers who had signed up for service in response to the Debtors' Texas marketing efforts and who were scheduled to begin service in the summer and fall of 2001, the Debtors contracted to purchase electric power for thousands of customers. However, the Electric Reliability Council of Texas ("ERCOT")-the central processing entity charged with the responsibility of switching customers to the Debtors' service- experienced substantial operational problems as the Debtors were entering the Texas market and was not able to switch these customers to the Debtors on a timely basis. ERCOT's switch-over rate, expected to be 1,000 customers per day, commenced at only 5-10 customers per day. Consequently, the Debtors found themselves having contracted to purchase electric power for the summer and fall of 2001 for thousands of customers who, as a result of ERCOT's delay, could not receive electricity from the Debtors. Because electricity cannot be stored for future use, the Debtors were forced to sell this electricity in the open market at a loss; additionally, the Debtors failed to realize the expected revenues during this time from their Texas power customers.

        By the end of the fourth quarter of 2001, ERCOT had resolved some of its operational problems and had succeeded in bringing many of the Debtors' Texas customers on line. However, the Debtors estimate that ERCOT's delay, coupled with lost revenues and losses on the sale of power, resulted in significantly lower gross margins than were projected for this period.

        As discussed in Section IV. H., infra, in May, 2000, the Debtors entered into an Information Technology Services Agreement with International Business Machines Corporation (the "Master IBM Agreement"), pursuant to which IBM agreed to develop and integrate the Debtors' operations systems and to provide other operational support and processing services relating to customer acquisition, customer care, customer management and revenue management in connection with the Debtors' residential and small commercial retail energy business, over a ten-year term. As of June 11, 2002, the Debtors had paid IBM over $125 million for systems development and operational services.

C.      Events Leading Up to the Chapter 11 Filing.

        As is standard in this industry, the Debtors were required to post a significant amount of cash as security with various contract counterparties, including gas and power suppliers, pipeline companies, transmission and distribution companies, regional transmission operators, local distribution companies (gas) ("LDCs"), and utility distribution companies (power) ("UDCs"). As described above, pursuant to contractual relationships, these counterparties were part of a chain whereby the Debtors purchased gas or power and transmitted and distributed the Debtors' commodities to the Debtors' customers. These counterparties required the Debtors to post cash as security to ensure that the Debtors would deliver power or natural gas to the utility companies for transmission and distribution to Debtors' customers. As of the Petition Date, the Debtors had posted approximately $70 million with these counterparties.(3)

        During the winter of 2000-01 and spring of 2001, consistent with their risk management policies, the Debtors entered into forward contracts with many (more than 10) trading counter-parties to purchase power and natural gas commodities to match to the degree feasible the Debtors' anticipated obligations to customers under retail contracts for service. The purpose of this "hedging" strategy was to achieve a more predictable cash flow, to "lock in" the Debtors' profit margin from its retail customer contracts and to reduce the Debtors' exposure to adverse price fluctuations in the natural gas and power wholesale markets. At the time the Debtors entered into



-------------------------
(3) The $70 million amount does not include cash collateral posted by the Debtors with Enron Corp. ("Enron"), discussed below.

many of these forward contracts in the Spring of 2001, commodity prices were at unprecedentedly high levels. Shortly thereafter, commodity prices took an equally unprecedented tumble downward. As a result of this dramatic decrease in commodity prices, the Debtors were required, by the terms of their forward commodity contracts, to post substantial cash collateral with their trading partners on a "mark-to-market" basis (i.e., the difference between the forward price when contracted versus the then current market price for such forward delivery). Additionally, as a result of these dramatic commodity price movements and other factors affecting the energy sector and the economy in general, the availability of credit throughout the energy industry began to decrease. Liquidity became a key concern of every energy company.

        In March, 2001, the Debtors and certain of Enron's subsidiaries (the "Enron Parties") entered into a Master Cross-Product Netting, Setoff, and Security Agreement (the "Master Netting Agreement"), which tied together a series of agreements between the Debtors and certain Enron subsidiaries relating to, among other things, transactions for the purchase and sale of power or natural gas at a fixed price, as well as certain swap transactions (each, an "Underlying Agreement"). In connection therewith, the Debtors were able to acquire forward positions from Enron with respect to natural gas and electricity of up to $15 million on an open credit basis, but were obligated to post cash collateral to protect Enron from any "mark-to-market" exposure above $15 million. As of September 30, 2001, the Debtors had posted approximately $110 million in cash collateral to support their forward contract commitments with Enron. The amount of collateral varied based upon commodity price movements.

        Having spent a significant amount of cash to acquire and service customers and having posted over $180 million as cash collateral with their trading counterparties and as security deposits with utility companies, the Debtors' liquidity position became acute in the fall of 2001. The Debtors had attempted, beginning in the first quarter of 2001, to obtain additional funding through the capital markets, including asset-backed financing, in order to improve their liquidity position. Overall, the Debtors contacted more than 35 credit providers and two credit agencies. In spring and summer of 2001, the Debtors received a preliminary commitment for a receivables financing program with an initial transaction size of between $75 million and $100 million. However, as a result of a general "pull back" of such credit markets and the fact that the Debtors' business plan projected several more quarters before any profits could be realized, the Debtors were unable to acquire receivables financing or other funding on acceptable terms.

        Consequently, the Debtors negotiated for more flexible credit terms with Enron, their dominant trading counterparty. Having already posted approximately $110 million of cash collateral with Enron, and with the risk of having to post substantially more in the event of continued declines in commodity prices, in October 2001, the Debtors, on the one hand, and Enron and the Enron Parties, on the other hand, entered into an amendment to the Master Netting Agreement. This amendment allowed the Debtors to substitute a security interest in, among other things, their inventory and accounts receivable, in lieu of up to $40 million of the cash collateral previously required under the Master Netting Agreement. This security interest freed up a significant portion of the Debtors' cash from collateral calls and potential collateral calls.

        In the fall and winter of 2001-2002, industry and market events began to move very rapidly. On December 2, 2001, Enron and certain of its subsidiaries, including all of the Enron Parties to the Master Netting Agreement, filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Enron Bankruptcy Court"). The effects of Enron's chapter 11 filings reverberated throughout the marketplace, but had particularly devastating effects on the Debtors. The commencement of the Enron chapter 11 cases immediately triggered a default by the Enron Parties under the Master Netting Agreement and, by extension, under each of the Underlying Agreements.(4) Accordingly, all of the Debtors' hedge transactions with Enron were terminated immediately, requiring the closing out of all open transactions under the Master Netting Agreement and the Underlying Agreements and the calculation of the termination payments in connection therewith. This also had the effect of leaving the Debtors partially unhedged for January deliveries and more exposed to commodity price swings. The Debtors initially estimated that the termination payments might require a net payment to Enron of approximately $102 million, or $32 million after


-------------------------------
(4) Pursuant to section 556 of the Bankruptcy Code, a party to a "forward contract" - including contracts such as the Master Netting Agreement and the Underlying Agreements - may exercise any "close out" provisions of such contract notwithstanding section 365(e)(1) of the Bankruptcy Code. In addition, pursuant to section 362(b)(6) of the Bankruptcy Code, parties to a forward contract may exercise a right of setoff notwithstanding the automatic stay. See 11 U.S.C. ss.ss. 101(25), 362(b)(6) and 556.

applying the $70 million in Debtors' cash collateral already held by Enron. Ultimately, the parties entered into a settlement with Enron on February 22, 2002 whereby this additional liability was reduced from $32 million to $28 million, together with interest, secured by a promissory note and continuing liens on the Debtors' inventory, receivables and other assets. By its terms, the promissory note became due and payable by the Debtors on July 5, 2002.

        The Enron chapter 11 cases shook the energy trading markets and resulted in substantially tightened credit requirements throughout the industry. The Debtors ability to obtain credit was severely and adversely affected by the Enron bankruptcy. In addition, the Debtors were: (i) unable to replace completely their forward hedge positions because of their inability to provide the cash collateral required pursuant to customary forward contract terms; (ii) as a result of being partially "unhedged," exposed to the volatility of the commodity markets and had to obtain a significant amount of their natural gas and power in the daily "spot" market; and (iii) forced to prepay for their supply needs and were otherwise subject to credit requirements that further seriously reduced their liquidity and cash resources.

D.      Exploration of Strategic Alternatives.

        In the fourth quarter of 2001, as a result of, among other factors, the changes in the commodity market, lack of financing on acceptable terms and ever increasing credit requirements being imposed by the utility companies and the Debtors' trading counterparties, the Debtors' Board of Directors (the "Board") authorized management to explore strategic alternatives. In connection therewith, the Debtors retained Credit Suisse First Boston ("CSFB") as their financial advisor to assist in investigating and pursuing various solutions to the challenges that the Debtors faced. CSFB solicited parties identified as potentially having interest in such a transaction. Of the sixty-seven (67) parties contacted by CSFB and the Debtors, ten (10) such parties demonstrated sufficient interest to enter into confidentiality and standstill agreements with the Debtors. Throughout December, 2001 and into January 2002, CSFB and representatives of the Debtors facilitated the due diligence process and engaged in extensive discussions with interested parties, including Centrica plc ("Centrica"). Given the need to take action toward solving their worsening liquidity problems, the Debtors required that final proposals be submitted by January 10, 2002. Only Centrica submitted a final proposal by such date.

        During this period, at the request of the Board, senior management, in consultation with CSFB, considered a preliminary valuation of the Debtors under a variety of scenarios, all assuming the Debtors were to remain a going concern.

        On January 10, 2002, Centrica submitted a written proposal to acquire all outstanding shares of the Debtors' common stock on a fully diluted basis in a cash tender offer, subject to certain conditions necessary for Centrica to enter into a definitive merger agreement. Thereafter, the parties continued to negotiate in an effort to work out the terms of a mutually acceptable transaction. Throughout this period, representatives of Centrica and Centrica's financial and legal advisors conducted due diligence and participated in various meetings with representatives of the Debtors and their financial and legal advisors. On February 13, 2002, the Board duly approved and authorized management to proceed to complete all necessary agreements to achieve a transaction premised on Centrica's tender offer, subject to the resolution and final Board approval of certain remaining material issues. The parties executed a definitive merger agreement as of February 22, 2002 (the "Merger Agreement").

        To satisfy their obligation under paragraph 4.20 of the Merger Agreement, the Debtors terminated a certain agreement with PECO. Pursuant to this termination, on February 23, 2002, the Debtors notified PECO that they were returning approximately 185,000 remaining residential and small commercial electricity customers that were part of the CDS customer acquisition from PECO in the fall of 2000.

        In accordance with the Merger Agreement, on or about March 1, 2002, Enron filed a motion (the "Enron Motion") in its chapter 11 case seeking (i) approval of the sale to Centrica of the stock in Holdings owned or controlled by Enron; (ii) approval of a certain settlement agreement with the Debtors with respect to the outstanding balance under the Master Netting Agreement (establishing such amount at $28 million owed by the Debtors to Enron, plus interest, and subject to continuing liens on the Debtors' assets) (the "Enron Settlement Agreement") and a certain termination agreement with the Debtors, which terminated most of the other arrangements between the

Debtors and Enron (the "Master Termination Agreement"); and (iii) issuance of an injunction prohibiting parties from asserting certain potential Enron-related tax and pension liabilities against the Debtors. Although the Enron Bankruptcy Court eventually ruled that it did not have the power to enter the proposed injunction, the Enron Bankruptcy Court did enter an order approving the sale of Holdings' stock owned or controlled by Enron to Centrica./ Separately, the Enron Bankruptcy Court also approved the terms of the Enron Settlement Agreement and the Master Termination Agreement. Subsequently, Centrica refused to waive the condition to completing the merger premised on the Debtors securing the injunction from the Bankruptcy Court and the tender offer expired.

        After the expiration of Centrica's tender offer, the Debtors embarked upon renewed efforts to market the Debtors' assets and businesses for sale. The Debtors contacted more than fifty (50) of the parties originally canvassed and expected to have possible interest in reviewing the Debtors' assets for purchase, and followed up with individual contact persons with the parties, as well as with other potentially interested parties not involved in the initial round of contacts.

        On April 3, 2002, the Debtors sent to these potentially interested parties a memorandum (the "April Memorandum") describing the assets available for sale, and asked recipients of the April Memorandum to submit firm bids with respect to all or various subsets of the assets described by April 18, 2002. The assets available for sale were described as follows:

               (a) NewPower billed gas customers;

               (b) NewPower billed power customers;

               (c) Utility billed gas customers;

               (d) Utility billed power customers;

               (e) Small commercial customers;

               (f) Gas billing and care systems (either outright purchase or service contract);

               (g) Power billing and care system (either outright purchase or service contract);

               (h) Risk Systems; and

               (i) Management Systems.

        All indications of interest were to be in writing and received by the Debtors no later than April 18, 2002.

        At a meeting of the Board held on April 4, 2002, management advised the Board of the ongoing asset sale procedure. The Debtors identified all of their customer and systems assets as available for bid. However, there was no decision or resolution to sell all or any of the Debtors' assets. Rather, it was hoped that the bid process would assist the Board in determining the best strategy for the Debtors going forward, with a possibility that the Debtors would decide to sell a portion of the customer portfolios or assets to generate sufficient cash (including the return of restricted cash) to meet the Debtors' short-term liquidity needs. Management reviewed with the Board several stand-alone, continuation-of-business strategies with a focus on profitable markets.

        More than twenty-five (25) of the parties to whom the April Memorandum was distributed expressed interest in considering a purchase of a portion of the Debtors' assets and executed appropriate confidentiality agreements in order to conduct the requisite due diligence. By April 18th, seventeen (17) parties that executed confidentiality agreements had submitted non-binding offers to purchase various subsets of the Debtors' assets.

        The Debtors evaluated these non-binding bids on several bases including, without limitation, price, financial strength of the bidder, conditions imposed by bidder to close, and other considerations. Thereafter, the

Debtors commenced discussions and parallel negotiations with certain of the bidders in an attempt to maximize the value that the Debtors might receive for some or all of their assets.

        At a meeting of the Board held on April 24, 2002, management presented to the Board the results of the bids received on the possible asset sales. Management indicated to the Board that the priorities, in management's view, were for the Debtors to sell the customer portfolios within the Columbia Gas of Ohio ("COH") market in order to obtain the return of the $25 million in collateral posted with the local utility, and to sell or return to the utilities the Texas power customer portfolios in order to minimize commodity risk and, again, to obtain the return of posted collateral. Following these discussions, management was authorized to proceed with the negotiation of a sale of all utility-billed natural gas customers.

        At a meeting of the Board held on May 20, 2002, management informed the Board that the Debtors' efforts to sell certain of their assets were being hampered by the refusal of potential bidders to agree to an asset purchase transaction unless they could be absolutely assured that (a) the sale of the Debtors' assets would not require shareholder approval and (b) the sale of assets would not subsequently be deemed to be a "fraudulent conveyance" if the Debtors were to later declare bankruptcy. In response to these concerns, management advised the Board that the two most feasible alternatives to be considered were (i) the Debtors filing for bankruptcy protection and liquidating all their assets, or (ii) the Debtors filing for bankruptcy protection, liquidating substantial assets, and emerging as an Atlanta Gas Light Company ("AGL") market area, gas-only company. This second option, emerging as an AGL-market area gas-only company required credit availability and a firm supply agreement, neither of which were certain at that time. No decisions were made on any of these alternatives at that time.

        By late May 2002, the Debtors believed it to be in the best interest of their creditors and shareholders to liquidate some of their assets in an attempt to either (a) restructure their business into a more streamlined, efficient, stand-alone entity or (b) position the Debtors as a potential acquisition opportunity to a purchaser. The Debtors believed that this strategy would generate sufficient cash to meet their short term liquidity needs as well as enable the Debtors to secure the return of significant restricted cash held in markets where the Debtors would no longer be active.

        Although the Debtors continued to attempt to sell certain of their assets, it became apparent in early June that, under any possible strategic scenario under consideration, it would be necessary for the Debtors to file for bankruptcy protection in order to complete the necessary asset sale transactions. This step would provide potential buyers of the Debtors' assets assurance that title to these assets could be transferred free and clear of any encumbrance.

        At a meeting of the Board held on June 6, 2002, management presented to the Board certain resolutions directing the Debtors to (a) enter into an asset purchase agreement for certain customer and other assets with Energy America, LLC ("Energy America"); (b) enter into transition agreements with Reliant Energy Retail Services ("RERS") and TXU Energy Retail Company LP ("TXU"); and (c) file bankruptcy petitions seeking relief under chapter 11 of the Bankruptcy Code, as contemplated by the Energy America asset purchase agreement. The Debtors' petitions for protection under the Bankruptcy Code were filed on June 11, 2002 (the "Petition Date").

        By the Petition Date, it had become apparent that there were a number of significant events that created unprecedented strains on the industry and any marketer's ability to compete without significant capital resources. The most significant of these events included (a) continued focus and increased negative publicity surrounding the California energy crisis during the summer of 2001, (b) the Enron bankruptcy in December 2001 and (c) continued tightening of credit requirements and the need to pre-pay for energy purchases throughout the industry. The Debtors' inability to obtain financing or credit and their weakening balance sheets made it impossible for the Debtors to continue to operate in the industry on a long-term basis as a retail provider of gas and electricity.

        Additionally, as of the Petition Date, the Debtors' cash position was increasingly difficult. A baseline cash flow analysis built upon an assumption that commodity prices would remain stable and without any weather- or market-induced price spikes during the upcoming months proved not to be realistic. Furthermore, additional analyses based on variable changes in commodity prices and load demands showed the potential for a negative cash position in the middle of the summer of 2002. In this regard, the Debtors believed their cash position was made particularly precarious by their continuing obligation to serve approximately 75,000 Texas customers through the summer of 2002, when it was likely that commodity prices would rise during the summer months and, as described above, the Debtors could not hedge this price exposure. As described above, in order to preserve their cash position, the Debtors immediately sought to effect the transfer of the Texas customers and reject certain customer contracts. As described below, the Debtors filed a first day motion requesting that the Bankruptcy Court approve certain agreements for the transition of electrical power service to Texas customers and the Debtors' rejection of their customer contracts. The Debtors projected that each day of delay in transitioning their customers to RERS and TXU would cost the Debtors between $500,000 and $1 million depending on local Texas weather and other market conditions and could spike even higher. Accordingly, because unpredictable increases in the cost of power on a daily basis could have severely drained the Debtors' unrestricted cash position, it was critical that the Debtors complete the transition of the Texas customers as soon as possible.

                                     IV.
                         OPERATIONS DURING CHAPTER 11

A.      Filing.

        On June 11, 2002, the Petition Date, the Debtors commenced these Chapter 11 cases (the "Chapter 11 Cases") by filing voluntary chapter 11 petitions with the Bankruptcy Court. By Order of the Bankruptcy Court dated June 12, 2002, the Chapter 11 Cases were consolidated for procedural purposes and are being jointly administered under case number 02-10835 (WHD). The Honorable W. Homer Drake, Jr. has presided over the Chapter 11 Cases since the Petition Date.

B.      Administration of the Cases.

        After the Petition Date, and in accordance with Sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continued to operate their businesses and manage their properties as debtors-in-possession. On June 18, 2002, the United States Trustee appointed the Creditors' Committee pursuant to Section 1102(a) of the Bankruptcy Code.

C.      Retention and Compensation of Professionals.

        The Debtors retained Sidley Austin Brown & Wood LLP ("Sidley") and King & Spalding as co-bankruptcy counsel to the Debtors. The Debtors also retained the law firms of LeBoeuf, Lamb, Greene & MacRae, LLP ("LeBoeuf") and Arnold & Porter ("A&P") as special counsels to the Debtors, each to perform necessary legal services for the Debtors regarding various matters and disciplines. The Orders approving Sidley, King & Spalding, LeBoeuf and A&P were entered on June 14, 2002 and became final on July 5, 2002.

        The Debtors have continued the retention of a number of professionals to assist them in the ordinary course of their business (the "Ordinary Course Professionals"). These Ordinary Course Professionals have been essential to the Debtors' regulatory requirements and customer billing, service and transition efforts and dealings with the various local utility companies and commodity suppliers. The Debtors' retention of the Ordinary Course Professionals has been essential to the Debtors' daily operations as well as the proper management of the Debtors' Estates. The Order approving the Ordinary Course Professionals was entered by the Bankruptcy Court on July 24, 2002. Pursuant to that Order, the Debtors were authorized to compensate these professionals in the ordinary course of business for amounts due both prior to and after the Petition Date.

        The Debtors retained D'Arcangelo & Co., LLP ("D'Arcangelo") as their accountants to prepare and file their 2001 federal and state tax returns. The Order approving D'Arcangelo's retention was entered on August 30, 2002 and became final on September 20, 2002.

        On August 19, 2002, the Debtors obtained Bankruptcy Court approval to have Poorman-Douglas Corporation appointed as the official claims agent (the "Claims Agent") for the Clerk of the Bankruptcy Court. The services performed and to be performed by the Claims Agent include, among other things: (a) distribution of notices required to be sent to parties-in-interest; (b) receipt, maintenance, docketing and administration of the proofs of claim filed in the Chapter 11 Cases; and (c) receipt and tabulation of acceptances and rejections of the Plan.

        The Creditors' Committee retained Morris, Manning & Martin, LLP ("Morris Manning") as their legal advisors and Deloitte & Touche LLP ("Deloitte") as their financial advisors. Orders approving the Creditors Committee's retention of Morris Manning and Deloitte were entered by the Bankruptcy Court on June 21, 2002 and August 8, 2002, respectively.

D.      Bankruptcy Court First Day Orders.

        As of May 31, 2002, the Debtors served approximately 32,000 power customers in Houston, Texas and approximately 41,000 power customers in Dallas, Texas. The summer months in Texas, historically, are the peak season for power use, correlating to the increased demand for air-conditioning. Similarly, as a result of such increased demand, the price of power also reaches its peak during the summer months and is subject to wild price fluctuations on an hourly basis. As more fully described in Section III.C, supra, as of the Petition Date, the Debtors were facing a liquidity crisis and were not purchasing power through financial contracts that would permit them to "lock-in" their power cost. Instead, the Debtors were purchasing power in the "spot" market, making them vulnerable to potential price fluctuations. Accordingly, in order to preserve their cash position, the Debtors sought a first day order of the Bankruptcy Court immediately effecting the transfer of all their Texas power customers. On June 12, 2002, the Bankruptcy Court entered orders: (a) approving a customer transition agreement entered into between the Debtors and RERS; (b) approving a customer transition agreement entered into between the Debtors and TXU; (c) authorizing the Debtors to assume a power supply agreement with Reliant Energy Services, Inc. and (d) authorizing the rejection of the Debtors' agreements with their Texas power customers.

        On June 12, 2002, the Bankruptcy Court further granted certain of the Debtors' "first day" motions seeking various forms of relief. In particular, the Debtors obtained orders authorizing: (i) the consolidation of the Chapter 11 cases for procedural purposes only; (ii) the retention of various professionals to render service to the Debtors; (iii) the continued use of a centralized cash management system and the maintenance of pre-petition existing bank accounts, business forms and corporate investment policy; (iv) the payment of pre-petition sales, use and other taxes; (v) payment of pre-petition claims of certain utility companies, deeming utilities adequately assured of future performance, prohibiting utilities from disconnecting services, establishing procedures for determining requests of utilities for additional adequate assurance and compelling turnover of property and prohibiting setoff; and (vi) the payment of pre-petition claims of certain transmitters and transporters of electric power and natural gas and confirming grant of administrative expense status to obligations arising from post-petition delivery of commodities.

E.      Use of Cash Collateral.

        On the Petition Date, the Debtors filed an Emergency Motion Pursuant to 11 U.S.C. ss.ss. 105, 361, 363, 364 and Rule 4001 of the Federal Rules of Bankruptcy Procedure For Entry of an Order: (1) Authorizing Debtors' Interim Use of Cash Collateral and Granting Adequate Protection; and (2) Scheduling and Establishing Deadlines and Notice Requirements Regarding a Final Hearing on Continued Use of Cash Collateral (the "Cash Collateral Motion"). By Order dated June 20, 2002, the Bankruptcy Court authorized the Debtors to use the cash collateral of the Enron Parties, on an interim basis, through July 9, 2002 (the "Interim Cash Collateral Order"). On June 21, 2002, the Creditors' Committee filed a motion for reconsideration (the "Creditors' Committee's Reconsideration Motion") of the Cash Collateral Motion. The Creditors' Committee's Reconsideration Motion sought to clarify, among other things, that the Debtors' agreement with the Enron Parties was without prejudice to the Creditors' Committee's right to independently evaluate the Enron Parties' claim and to preserve the Creditors' Committee's ability to contest the amount and priority of the Enron Parties' claim subject to the performance of its due diligence (a "Contest Action"). On June 25, 2002, following a hearing of the Creditors' Committee's Reconsideration Motion, the Interim Cash Collateral Order was modified. On July 11, 2002, the Bankruptcy Court entered certain findings of fact and conclusions of law and a final order authorizing the Debtors to use the Cash Collateral of the Enron Parties (the "Final Cash Collateral Order"). The Final Cash Collateral Order also specified that the Creditors'

Committee would have until October 7, 2002 to initiate a Contest Action (the "Contest Bar Date"). Subsequently, pursuant to a motion filed by the Creditors' Committee, the Contest Bar Date was extended to November 5, 2002.

        Pursuant to the Final Cash Collateral Order, the Debtors were authorized to use the Enron Parties' cash collateral until August 31, 2002, subject to further extension upon the written agreement between the Debtors and the Enron Parties, with notice to the Creditors' Committee. Subsequently, through several stipulations filed with the Bankruptcy Court, the Debtors and the Enron Parties agreed to further extend the Debtors' use of cash collateral to December 15, 2002. By a motion dated December 2, 2002, the Debtors sought an additional extension of time to use the Enron Parties' cash collateral. At a hearing on the matter on December 11, 2002, the Bankruptcy Court granted an extension to January 31, 2002.

        As more fully described in Section IV.G, infra, the Debtors acted quickly to maximize value and sold substantially all of their assets, resulting in proceeds in excess of $80 million, subject to certain offsets based on commodity prices and customer churn. Upon the Debtors' receipt of the first proceeds from the sales, the Debtors placed $37 million into a segregated account in accordance with the Final Cash Collateral Order, representing the principal and 24 months interest under the promissory note to Enron. On November 5, 2002, having investigated the nature of the Enron Creditors' lien and concluded that there was not a sufficient basis to object thereto, the Creditors' Committee determined not to commence a Contest Action. Therefore, the Debtors paid the Enron Parties $28,485,958.30 from the segregated account, representing the full principal and accrued interest on the promissory note.

F.      Debtors' Business Operations.

        Since the commencement of these Chapter 11 Cases, the Debtors have taken a series of actions necessary to minimize the disruption of their operations during the wind-down of their businesses and to maximize the value received by their creditors and shareholders. As the Debtors moved forward with this liquidation strategy, and after the sale of substantially all of their assets, the Debtors have continued to review and evaluate their credit and cash flow projections and their ability to operate as a stand-alone growth business that will generate value for their shareholders. The result of this analysis is that the availability of credit and the ability to lock-in long-term supply are essential elements to success in the retail energy business. The Debtors' analysis confirmed that in the present market circumstances, described above, neither of these essential elements are available to the Debtors. Accordingly, the option likely to bring the greatest value to creditors and shareholders alike is for the orderly liquidation of the Debtors.

        Prior to and since the Petition Date, the Debtors engaged in an orderly exit from their various power and gas markets in a manner that the Debtors believed preserved the most value for their Estates and creditors. As previously discussed herein, on June 12, 2002, the Bankruptcy Court entered orders authorizing, among other things, the transition of their Texas power customers to TXU and RERS (the "Texas Transition Orders"). Ultimately, the Debtors successfully transitioned 70,000 Texas power customers. As discussed in Section IV.G, infra, in July, 2002, the Bankruptcy Court entered orders approving the sale of the Debtors' customers and operations in certain natural gas and power markets (the "Asset Sales Orders"). As a result, the Debtors sold 450,000 natural gas and power customers to various purchasers. On July 12, 2002, the Bankruptcy Court entered an order authorizing the Debtors to turn back any remaining natural gas and power customers that were not the subject of the Texas Transition Orders or the Asset Sales Orders. As a result, the Debtors successfully turned back over 70,000 customers to the various providers of last resort. In each case, by these transitions and sales of customers, the Debtors reduced their administrative expense of purchasing natural gas and power. As of September 1, 2002, the Debtors no longer purchased any natural gas. As of October 1, 2002, the Debtors stopped purchasing power.

        In coordination with the wind-down of their businesses, the Debtors also implemented a reduction in their employee workforce. Several months prior to the Petition Date, the Debtors began certain workforce reductions, which resulted in the elimination of eighty-four (84) positions by June 1, 2002, from a peak workforce of 184. Since the Petition Date, the Debtors continued to streamline their workforce to retain only those employees who were necessary to wind down their businesses. As of July 1, 2002, through resignations and other terminations, the Debtors' workforce had been reduced to seventy-nine (79) employees.

        The Debtors carefully formulated an employee workforce reduction program (the "Workforce Reduction Program") during June 2002. This program balanced the need to adequately support the Debtors' cash management and business operations against the need to minimize the administrative cost to these Estates. The Debtors targeted employee terminations against the completion of certain projects necessary for the wind down of their businesses. The Debtors have reduced their workforce to the minimum levels necessary to support the sale and transition of their assets.

        The Debtors' Workforce Reduction Program sought to terminate groups of employees immediately after the Debtors accomplished certain milestones toward the successful conclusion of these cases. In that regard, the Debtors terminated thirty (30) employees by July 31, 2002 and another fifteen (15) employees by the end of August, 2002. During September, the Debtors terminated another fourteen (14) employees who were responsible for the transition of the Debtors' customers to those parties that successfully purchased assets. In all, the Debtors reduced their workforce to sixteen (16) employees by October 1, 2002. The Debtors expect to continue to make reductions in their workforce so that the Debtors will have a staff of approximately ten (10) employees by January 1, 2003.

        At the Creditors' Committee's request and pursuant to letters dated November 11, 2002 and November 13, 2002 between counsel for the Creditors' Committee the Debtors' President and Chief Executive Officer, H. Eugene Lockhart ("Lockhart"), Lockhart voluntarily agreed to reduce his annual base salary from $700,000 (as specified in Lockhart's employment agreement with Holdings) to $350,000, retroactive to October 1, 2002, for the remainder of his employment with Holdings. Lockhart also agreed to waive any administrative claim he may have against the Debtors for the reduced portion of his salary. However, Lockhart retained the right to assert a general unsecured claim against the Debtors arising from the Debtors' rejection of his employment agreement.

G.      Asset Sales.

        As discussed in Section III.D, supra, subsequent to the termination of the Merger Agreement, the Debtors renewed their efforts to market the Debtors' assets and businesses for sale. On June 19, 2002, the Debtors filed a "Motion for Entry of Orders Pursuant to 11 U.S.C. ss.ss. 105, 363, 365 and 1146 (A) Approving One or More Sales of the Debtors' Assets; (B) Authorizing and Scheduling an Auction at Which the Debtors Will Solicit the Highest or Best Bids for Such Assets; (C) Approving Bidding Procedures Governing Such Auction; and (D) Scheduling a Final Hearing to Approve the Sales of Assets" (the "Sale Motion"). On June 20, 2002, the Debtors filed a notice of entry into an asset purchase agreement with Southern Company Gas, LLC ("Southern") and identified Southern as the "Stalking Horse Bidder" for the Debtors' Georgia assets. On June 28, 2002, the Debtors filed a notice of entry into an asset purchase agreement with Vectren Retail, L.L.C. ("Vectren") and identified Vectren as the "Stalking Horse Bidder" for the Debtors' Ohio assets. Also on June 28, 2002, the Bankruptcy Court entered an initial order with respect to the Sale Motion which established bidding procedures that were designed to elicit the highest or best possible offers for the Debtors' assets (the "Procedures Order").

        On July 8, 2002 the Debtors' received six bids for the purchase of various subsets of their assets. The six bidders were: (1) Dominion Retail, Inc. ("Dominion"); (2) Energy America; (3) Green Mountain Energy Company ("Green Mountain"); (4) Interstate Gas Supply Inc. ("Interstate"); (5) Mx Energy Inc.; and (6) Shipley Energy Company. The Procedures Order required that each bid be accompanied by a deposit equal to the greater of (a) five (5%) percent of the estimated purchase price proposed by the bidder; (b) $1 million; or (c) in case the bid related to a Stalking Horse Bid, the amount of the deposit posted by the Stalking Horse Bidder. Green Mountain did not make the required deposit. For that and other reasons, the Debtors determined that Green Mountain did not submit a qualified bid, but that each of the other bidders were qualified bidders. The Procedures Order also provided that each of the Stalking Horse Bidders would be deemed a qualified bidder. As a result, there were a total of seven (7) qualified bidders under the terms of the Procedures Order.

        Pursuant to the Procedures Order, on July 11, 2002, the Debtors (in consultation with the Creditors' Committee) held an auction at the offices of King & Spalding. At, or prior to, the auction, the Debtors received "Qualified Bids" for the Debtors' customer portfolios (and, in some cases, related assets) in the following markets: (a) Columbia Gas of Pennsylvania ("CPA");
(b) Cincinnati Gas; (c) Cincinnati Electric; (d) Peoples Natural Gas ("PNG");
(e) Michigan Consolidated Gas ("Michcon"); (f) COH; (g) Dominion East Ohio ("DEO"); and (h) AGL.

        After consultation with the Creditors' Committee, the Debtors decided to solicit bids on each of the individual markets outlined above and in all of the combinations of the markets. Six rounds of bidding were conducted in accordance with the terms of the Procedures Order. After each round of bidding, the Debtors carefully analyzed each bid and consulted with the Creditors' Committee on the terms of each bid. During the first round of bidding, bids were received for each market, although certain markets were only bid on in combination with other markets. No entity other than Southern expressed interest in the AGL market. Therefore the Debtors, with the agreement of the Creditors' Committee, determined that the Stalking Horse Bid submitted by Southern was a "Successful Bid."

        At the conclusion of the second round of bids, two other Successful Bids were identified and agreed to with the concurrence of the Creditors'
Committee: (1) DEO for the PNG and Cincinnati Electric markets; and (2) Interstate for the Cincinnati Gas market. At the conclusion of the sixth round of bids, two final Successful Bids were identified and agreed to with the consent of the Creditors' Committee: (a) Interstate for the Michcon market; and (b) Energy America LLC for the combination of the DEO, COH and CPA markets.

        On July 12, 2002, the Bankruptcy Court entered an order approving the sale to Energy America LLC for the DEO, COH, and CPA markets, for approximately $21,635,000. On July 16, 2002, the Bankruptcy Court entered an order approving the sale to Southern of the AGL market, for approximately $58 million. On July 23, 2002, the Bankruptcy Court entered two (2) orders approving the sales to Interstate of the Cincinnati Gas market and Michcon market, for $48,000 and $475,000, respectively. On July 23, 2002, the Bankruptcy Court entered an order approving the sale to DEO of the PNG and Cincinnati Electric markets, for $726,805. In all, the total of all of the Successful Bids was in excess of $80 million, subject to certain offsets based on commodity prices and customer churn.(5) In addition, upon the timely closing of all of these sale transactions, the Debtors expected to receive the return of over $30 million of cash collateral posted with certain utilities.

        Through these transactions, the Debtors sold substantially all of their assets, including their customer base in their most profitable markets, in order to bring cash and liquidity into their estates. The Debtors believe that the sale process, the prompt timing thereof and the timely Texas Transition Agreements, within 31 to 45 days after the Petition Date, and before any dramatic increases in commodity prices (which in fact have occurred since mid-July 2002), allowed them to maximize the value of their assets and businesses and were in the best interests of their Estates and creditors.

H.      Texas Public Utility Commission.

        In August 2002, the Debtors were in the process of transitioning out of the Texas retail electricity market. Indeed, on August 16, 2002, the Debtors filed a petition with the Texas Public Utility Commission (the "PUCT") seeking to withdraw its Retail Electric Provider certificate (the "REP Certificate"). However, on September 12, 2002, the staff of the Public Utility Commission (the "PUCT Staff") sent a "Notice of Intent to Assess Administrative Penalties" to the Debtors for alleged violations related to the issuance and format of consumer bills. Specifically, the PUCT Staff sought to levy $3.91 million in administrative penalties (collectively, the "Penalty") against the Debtors because certain consumer bills issued by the Debtors lacked (i) an electric service identifier, and/or (ii) certain consumer consumption data. While all consumer bills issued were accurate as to amounts owed, a technology-related errors in the Debtors' billing vendor's systems caused a number of bills to be generated without the above-mentioned information.

        After several unsuccessful attempts to resolve the matter amicably with the PUCT Staff, on September 25, 2002, the Debtors filed a "Motion Pursuant to 11 U.S.C. ss. 362 Requesting the Bankruptcy Court Find the Texas Public Utility Commission in Violation of the Automatic Stay" (the "Automatic Stay Motion"). It was the Debtors belief that the PUCT Staff was trying to use the enforcement action - and threat of administrative penalties - as a method to extract favorable treatment for the Debtors' former customers, who may have had claims against the Debtors.


(5) The Debtors are currently engaged in negotiations with Southern regarding disputed rights to certain holdbacks. The Debtors may file an adversary proceeding if the dispute cannot be resolved satisfactorily.


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

        Just prior to the Bankruptcy Court's hearing on the Automatic Stay Motion, the Debtors settled the enforcement action - along with a number of other pending proceedings, all of which were before the PUCT. The settlement agreement (the "Texas Agreement") reached by the Debtors, the PUCT Staff, the office of the Public Utility Counsel in Texas and the Texas Legal Services Center, dated October 10, 2003, addressed issues related to (i) issuance of new bills in conformance with PUCT regulations, (ii) collection of outstanding accounts receivable, (iii) procedures for handling customer complaints, (iv) treatment of certain low-income discounts, (v) procedures for the Debtors to relinquish the REP Certificate, and (vi) adjudication of enforcement actions. In sum, if the Debtors agreed to follow certain agreed-upon procedures related to issuance of bills and other consumer related issues, the PUCT Staff would withdraw the request to assess the Penalty and not object to the relinquishment of the Debtors' REP Certificate.

        On October 16, 2002, the Debtors filed a motion requesting that the Bankruptcy Court approve the "Settlement Agreement Related to the Relinquishment of the Debtors' Retail Electric Provider Certificate and Certain Enforcement Actions and Proceedings" (the "Settlement Motion"). On October 29, 2002, the Bankruptcy Court entered an order granting the Settlement Motion and approving the Settlement Agreement. Since that time, the Debtors have continued to collect the outstanding Texas accounts receivable, following the various procedures set forth in the Settlement Agreement. Moreover, concurrent with the confirmation of the Plan, the Debtors anticipate
(i) collecting, selling or abandoning, as will most benefit the Estates in the Debtors' sole discretion, the remaining outstanding accounts receivable, and
(ii) relinquishing their REP Certificate.

I.      Executory Contracts and Unexpired Leases.

        The Debtors reviewed the lease of non-residential real property for their corporate headquarters (the "Headquarters' Lease"), located at One Manhattanville Road, Purchase, New York (the "Corporate Headquarters"), and concluded that it had no potential value to the Debtors' Estates. The Debtors determined that the costs associated with marketing the Headquarters' Lease would be significantly greater than any potential value that might be realized by any future sublease. Accordingly, in order to avoid accruing additional administrative expense in connection with the Headquarters' Lease, the Debtors concluded that it was in the best interests of the Debtors' estates and creditors to reject the Headquarters' Lease. By order of the Bankruptcy Court, dated August 7, 2002 (the "Rejection Order"), the Debtors rejected the Headquarters' Lease, effective July 31, 2002. Pursuant to the Rejection Order, the Debtors were authorized to enter into a license agreement to use a portion of the Corporate Headquarters until August 31, 2002 and certain other office space from September 1, 2002 to August 31, 2003.

        In addition to the Corporate Headquarters, the Debtors leased certain corporate offices in Houston, Texas and Toronto, Canada, to conduct their business. These leased premises were necessary to the Debtors' on-going business during the sale and customer transition process. Accordingly, in order to afford the Debtors an opportunity to review these leases, and effectively wind-down their businesses, the Debtors filed a motion on July 16, 2002 (the "365(d)(4) Motion") seeking to extend to October 9, 2002, the Debtors' time within which to assume or reject such leases. By order dated August 7, 2002, the Bankruptcy Court approved the 365(d)(4) Motion allowing the Debtors additional time to assume or reject the leases of non-residential real property to October 9, 2002, with respect to the Houston, Texas office and October 16, 2002, with respect to the Toronto, Canada office. The Lease of the Toronto, Canada office was assumed by Southern as part of its asset purchase agreement. On October 1, 2002, the Debtors provided the landlord of the Houston lease with notice under state law of their intent to terminate the Debtors' month-to-month tenancy. Subsequently, the lease was extended through November by oral agreement with the landlord of the Houston lease. On December 6, 2002, the Debtors notified the landlord of the Houston lease that they had vacated the Houston leased space effective December 5, 2002.

        As part of the Debtors' Workforce Reduction Program, discussed in
Section IV. F. supra, the Debtors reviewed the various "Executive Officer Agreements" and "Employment Agreements for Vice-Presidents" (the "Employment Agreements") with individuals serving as the Debtors' management team and, in connection with the tasks necessary to be completed with respect to the wind-down of their businesses, determined that the services of certain employees would no longer be necessary at the conclusion of certain events. Accordingly, in order to avoid accruing additional administrative expenses in connection with the salaries and benefits to be paid under the Employment Agreements, the Debtors concluded that it was in the best interests of the Debtors' Estates and creditors to reject certain employment agreements. By order of the Bankruptcy Court, dated August 30, 2002, as




16
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amended October 1, 2002, the Debtors rejected eight (8) employment agreements, effective on the various dates identified therein.

        In 2000, EMW Energy Services Corp. (n/k/a Holdings) and International Business Machines Corporation ("IBM") entered into the Master IBM Agreement, which obligated IBM to, among other things, build a billing, service and collection system for power and gas customer service needs and to operate a customer care service center. In consideration for these services, the Debtors agreed to pay IBM certain Designated Fees (as defined in the Master IBM Agreement), which included certain fixed and variable costs, and certain service fees.

        Upon the termination or expiration of the Master IBM Agreement,
Section 25 thereof provided for IBM to provide the Debtors with certain Termination Assistance Services (as defined in the Master IBM Agreement). However, upon termination, the Debtors would be faced with several impediments to receiving the Termination Assistance Services: (a) the scope of such services were not clearly defined under the Master IBM Agreement; (b) the exact cost of such services were also not clearly defined under the Master IBM Agreement; and (c) in the event of a default by Holdings, all fees payable to IBM in connection with the Termination Assistance Services were due in advance of such services. In addition, pursuant to Section 16 and Appendix 4, if the Debtors terminated the Master IBM Agreement for, among other things, convenience, IBM would be entitled to payment of a termination fee up to $50 million (the "Termination Fee").

        Prior to the Petition Date, as a result of the Debtors' worsening financial condition and certain disputes regarding the amounts actually owed to, and services performed by, IBM, the Debtors and IBM entered into two agreements: (a) a Settlement Agreement Between NewPower Holdings, Inc. and International Business Machines Corporation, dated June 7, 2002 (the "Termination Agreement"); and (b) a Services Agreement Between NewPower Holdings, Inc. and International Business Machines Corporation, dated as of June 7, 2002 (the "Services Agreement").

        Pursuant to the Termination Agreement, the Debtors and IBM terminated the Master IBM Agreement. In settlement of the outstanding issues between the parties including billed amounts that had previously been withheld by the Debtors, as well as IBM's potential Claim for payment of the Termination Fee, the Debtors agreed to pay IBM $4.45 million (the "Termination Payment"). As further consideration for the Termination Payment, the Debtors and IBM exchanged mutual releases.

        Having terminated the Master IBM Agreement, the Debtors and IBM recognized the need to define the scope and cost of IBM's post-termination services, including the Termination Assistance Services contemplated under the Master IBM Agreement. As discussed above, the Master IBM Agreement did not clearly define the scope or cost of the Termination Assistance Services. Moreover, pursuant to the terms of the Master IBM Agreement, IBM could contend that such costs would be due in advance of such services - a requirement that the Debtors would be unlikely to meet given their pre-petition liquidity crisis. Accordingly, the Debtors and IBM executed the Services Agreement to govern these and other services to be rendered through October, 2002, to enable the Debtors to exit the markets in which they were doing business and to collect outstanding receivables. To that end, Section 1 of the Services Agreement incorporated by reference certain sections of the Master IBM Agreement including, among others, rights and ownership to certain intellectual property, fees and Termination Assistance Services.

        The Services Agreement also set forth the compensation due for these services. Sections 9 and 11 of the Services Agreement identified certain fees to be paid to IBM including a $1 million fixed monthly fee, certain New Services and Additional Charges (both as defined in the Services Agreement). In addition, in return for IBM's performance under the Services Agreement (described below), the Debtors agreed to make a lump-sum payment to IBM of $5.5 million on September 30, 2002 (the "September Payment"). The Debtors and IBM agreed to this lump-sum amount in return for certain services including, without limitation, (a) IBM's performance of certain obligations regarding the return of important client billing and account receivable data identified in
Section 9 therein, and (b) IBM's assistance with respect to (i) the Debtors' orderly exit from their power markets requiring the switch of customers to new providers as well as the generation of final bills, (ii) the claims resolution process contemplated as part of the Debtors' bankruptcy cases and (iii) documentation of outstanding accounts receivable. By deferring payment of these obligations over time, the Debtors' Estates realized two significant benefits: (1) assurance that IBM would continue to perform its obligations under the Services Agreement and (2) improved cash position during the time when the Debtors were faced with a significant liquidity crisis.

        On September 13, 2002, IBM filed a motion to compel assumption or rejection of the Services Agreement or, in the alternative, to compel payment of post-petition obligations (the "Motion To Compel"). As a result of certain actions taken by the Pennsylvania and Texas public utility commissions alleging that the Debtors had issued bills to customers that were not in compliance with the applicable public utility commission regulations, the Debtors sought to assume the Services Agreement, but reserve certain funds payable to IBM in order to offset any fines that may be imposed against the Debtors. As more fully described in Section III. H., supra, with respect to the PUCT, the PUCT Staff sought to impose the Penalty against the Debtors. On September 25, 2002, the Debtors filed a motion pursuant to 11 U.S.C. ss. 365 for authority to assume the Services Agreement (the "IBM Motion"). In the IBM Motion, the Debtors sought to assume the Services Agreement but reserve $3.9 million in order to have sufficient reserve to offset any damages that they may suffer as a result of IBM's conduct under the Services Agreement. On September 26, 2002, the Creditors' Committee filed an objection to the Motion to Compel. In its objection, the Creditors' Committee raised numerous issues including, but not limited to, the fair market value of the services performed by IBM and IBM's potential indemnification obligation for billing services if the PUCT assesses a fine against the Debtors. Upon filing the IBM Motion, the Bankruptcy Court scheduled October 8, 2002 for a hearing on the Debtors' IBM Motion. At a hearing held on September 27, 2002, the Bankruptcy Court directed the Debtors to escrow $5.5 million pending resolution of the IBM Motion (the "Escrow").

        Subsequently, pursuant to a "Consent Order or Debtors' Motion Pursuant to 11 U.S.C. ss. 365 For Authority to Assume The Services Agreement Between NewPower Holdings, Inc. and International Business Machines Corporation," dated October 16, 2002 (the "Consent Order"), the Debtors, IBM and the Creditors' Committee resolved the parties' outstanding disputes. Pursuant to the Consent Order, among other things, the Debtors: (1) assumed the Services Agreement and agreed to enter into a hosting and services statement of work authorization and work plan which defined IBM's scope of work (the "SOW"); (2) agreed to pay IBM $1.6 million of the Escrow upon entry of the Consent Order (the "First Payment"); (3) agreed to pay IBM, on or before October 15, 20002
(a) the monthly payment due under the Services Agreement (the "October Monthly Payment"); and (b) $1,950,000 of the Escrow, provided that the parties executed the Consent Order (the "First Escrow Payment"); (4) agreed to pay IBM, on or before November 15, 2002, the monthly payment due under the Services Agreement, provided that IBM had satisfied all requirements included in the work plan (the "November Monthly Payment"); (5) agreed to pay IBM, on or before November 15, 2002, the remaining $1,950,000 of the Escrow (the "Escrow Remainder"), provided that the PUCT had withdrawn the Penalty and the Texas Agreement had been approved by the Bankruptcy Court; and (6) agreed to pay IBM $275,000 plus tax, if any, per month to provide limited Call Center operations as described in the SOW (the "Call Center") in November and December of 2002. However, if, pursuant to the provision of the Texas Agreement which requires the Call Center to be open 61 days after bills are sent out, the Call Center must be open past December 31, 2002, IBM agreed to perform such services on a daily basis, for up to an additional two (2) weeks (the "Two Week Period"), for a charge of $8,871.00 plus tax, if any, per day provided that it is understood that this charge shall be pro-rated by agent and that no services shall be performed on January 1, 2003. After the Two Week Period, if the Debtors wish to IBM to continue to provide Call Center services, Debtors must enter into a "change authorization" in accordance with the SOW.

        Pursuant to the terms of the Consent Order, on or about October 15, 2002, the Debtors paid IBM the First Payment, the October Monthly Payment and the First Escrow Payment. Subsequently, by letter dated November 13, 2002 (the "November Letter"), the Debtors advised IBM that they had determined that IBM had complied with the work plan therefore entitling it to payment of the November Monthly Payment -- which was made by wire transfer on November 15, 2002. Also pursuant to the November Letter, the Debtors advised IBM that the Texas PUC had not withdrawn the Penalty issued against the Debtors in the Texas Notice and, therefore, unless the Texas PUC subsequently withdrew the Penalty, the Escrow Remainder will not be paid to IBM.

        In addition, the Debtors further advised IBM in the November Letter that on October 31, 2002, during the normal billing quality assurance process, the Debtors discovered that a number of the bills due to be dispatched to customers that day contained several errors. Among other things, the Debtors identified that consumption and multiple "T&D" charges were being billed together where the T&D occurred after the consumption. At the Debtors' direction, these erroneous bills were destroyed to ensure that they would never be received by the Debtors' customers. Corrected bills were sent to the Debtors' Texas customers on November 8, 2002. The Debtors take the position that the errors in these bills were the fault of IBM and/or its sub-contractors. As a result of this delay in billing, as contemplated in paragraph 5 of the Consent Order, IBM will be required to keep the Call Center open until January 8, 2003. The Debtors reserved all of their rights under the Consent Order including, but not limited to,



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their right to assert that some or all of the cost of maintaining the
Call Center open past December 31, 2002 be allocated to IBM as a result of their role in the billing errors described above.

J.      Employee Retention and Incentive Bonuses.

        Among the "first day" motions filed by the Debtors on June 11, 2002 was (A) a Motion Pursuant to 11 U.S.C. ss.ss. 105(a) and 363(b) Authorizing
(I) Continued Performance Under An Agreement With Administaff Companies, Inc.;
(II) Payment of Pre-Petition Wages, Salaries, Employee Benefits and Withholding Taxes; and (III) Reimbursement of Employee Business Expenses (the "Administaff Motion"); and (B) an Emergency Motion For An Order Pursuant to 11 U.S.C. ss.ss. 105(a) and 363(b) Authorizing the Debtors to Continue Key Employee Retention and Incentive Compensation Program (the "KERP Motion"). On July 12, 2002, the Bankruptcy Court entered an order approving the Administaff Motion (the "Administaff Order"). Pursuant to the Administaff Order, the Bankruptcy Court, with the consent of the United States Trustee and the Creditors' Committee, authorized the payment of certain retention bonuses to the Debtors' employees, pursuant to a pre-petition retention plan implemented by the Debtors, in an aggregate amount not to exceed $1,698,000 in three installments, the last of which will only be paid upon confirmation of a plan.

        On August 9, 2002, the Bankruptcy Court entered an order approving the KERP Motion (the "KERP Order"). Pursuant to the KERP Order, certain of the Debtors' employees (identified as "Covered Employees") were eligible for a stay bonus, severance and incentive bonus. Covered Employees who were party to a pre-petition employment agreement with the Debtors ("Category A Employees") had the right to elect to either (a) receive a stay bonus equal to 50% of his or her base salary payable in two installments, the last being paid on confirmation of the Plan; or (b) assert any claim they may have under their employment contracts subject to the limitations of the Bankruptcy Code and applicable law of these Chapter 11 Cases. Certain Covered Employee(s) who were not party to a pre-petition employment agreement with the Debtors ("Category B Employees") received a stay bonus equal to 33% of his or her annual base salary, payable in two installments, the last being paid on confirmation of a plan. No other Covered Employee was eligible to receive a stay bonus. Two (2) Category A employees expressly elected to receive stay bonus and severance authorized by the KERP Order and therefore waived the right to pursue claims under their employment agreements.

        Both the Category A Employees who made the KERP election and Category B Employees are eligible to receive two months of base salary in severance compensation, in lieu of, not in addition to, any amount payable under the Debtors' pre-petition severance policy. Any employee with a pre-petition employment contract that elected to participate in or receive a stay bonus waived any and all claims for damages under such employment contract.

        Any Category A Employee or Category B Employee who elected to participate in the pre-petition retention bonus payment plan identified in the Administaff Order was not eligible to participate in or receive any stay bonus or severance under the KERP Order.

        Certain of the Debtors' employees who were employed by the Debtors post-petition, including certain contract employees who elected not to participate in or receive a stay bonus or severance under the KERP Order, are eligible to receive an "Incentive Bonus." This Incentive Bonus is structured to incentivize these employees to maximize shareholder value. The Holdings Board of Directors, with the advice of independent counsel, has separately reviewed and approved each Incentive Bonus. Pursuant to the KERP Order, the Incentive Bonus is payable immediately in cash after payment in full or reserve for payment in full of all secured, administrative expense priority, priority and general unsecured claims of the Debtors pursuant to the Plan (i.e., immediately after payment or reserve for payment of all Allowed Administrative Claims, all Allowed Priority Claims and all Allowed Claims in Class 1, Class 2 and Class 7). Consequently, under the Plan, as soon as, and only upon, payment in full or reservation for payment in full of all Claims in Class 7, the Debtors shall pay the Incentive Bonuses as authorized by the KERP Order. The Incentive Bonuses shall be payable to such employees at the following "Target Levels" (and only if such Target Levels are met): (a) 100% of the Initial Target Level (which is defined as $8,500,000 of cash in the Estate after payment or reserve for payment of all secured, administrative expense priority, priority and general unsecured creditor claims in full, prior to the payment of the Incentive Bonus) creates an Incentive Bonus Pool of $2,125,000; (b) 150% of Initial Target Level creates an Incentive Bonus Pool of $4,462,000; (c) 200% of Initial




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

Target Level creates an Incentive Bonus Pool of $6,800,000; (d) 250% of Initial Target Level creates an Incentive Bonus Pool of $9,562,000; and (e) 300% of Initial Target Level creates an Incentive Bonus Pool of $11,985,000. No additional Incentive Bonuses are to be paid if the 300% Target Level is exceeded.

K.      Bar Date For Filing Proofs of Claim.

        On June 28, 2002, the Bankruptcy Court granted the Debtors' motion to extend their time to file their Schedules of Assets, Liabilities and Executory Contracts, and the Statement of Financial Affairs (the "Schedules") through July 26, 2002. The Debtors' Schedules were filed on each of July 24, 2002, July 26, 2002 and August 7, 2002 as to Holdings, NewPower and TNPC, respectively.

        By order dated August 19, 2002 (the "Bar Date Order"), the Bankruptcy Court fixed October 7, 2002 as the date by which certain proofs of claims for all entities, other than governmental units, must be filed against the Debtors' estates (the "General Bar Date"). The Bar Date Order also fixed December 9, 2002 as the date by which proofs of claims for all governmental units must be filed against the Debtors' estates (the "Governmental Unit Bar Date"). Under the Bar Date Order, any person or entity that was required to file a timely proof of claim and failed to do so on or before the General Bar Date or Governmental Unit Bar Date, as applicable, is forever barred, estopped and enjoined from (a) asserting any claims that such person or entity may have against the Debtors or any particular Debtor, and (b) voting on, or receiving distributions under, any plan or plans of reorganization or liquidation of the Debtors.

        The Bar Date Order provided that any holder of a claim listed on the Schedules as liquidated, non-contingent and undisputed, and as to which the holder agreed with the claim amount set forth in the Schedules, need not file a proof of claim. In the event that the holder of a claim listed on the Schedules chose to file a proof of claim, the amount set forth on such filed proof of claim superseded the amount and classification of the Scheduled claim, subject to further review, reconciliation and/or objection by the Debtors. The Bar Date Order further provided that all filed proofs of claim must specifically identify the particular Debtor against which the holder was asserting claims and that all persons and entities asserting claims against more than one Debtor must file separate proofs of claim against each Debtor. Finally, because the General Bar Date and the Governmental Unit Bar Date were meant to apply only to claims against the Debtors, the Bar Date Order further stated that holders of equity interests in the Debtors need not file proofs of interests prior to the applicable bar dates.

        As of December 13, 2002, 881 proofs of claim have been filed in the Chapter 11 Cases, representing an aggregate amount of $813,589,222.20 in liability asserted against the Debtors. This aggregate amount of claims, as filed, is comprised of: (a) $172,761,374.67 in secured claims, of which $60,761,374.67 has been asserted against New Power, $56,000,000 has been asserted against Holdings and $56,000,000 has been asserted against TNPC; (b) $40,034,571.67 in priority unsecured claims, of which $31,030,477.47 has been asserted against New Power, $5,140,100.42 has been asserted against Holdings and $3,863,993.78 has been asserted against TNPC; and (c) $600,793,275.86 in non-priority unsecured claims, of which $27,314,500.11 has been asserted against New Power, $554,202,349.57 has been asserted against Holdings and $19,276,426.18 has been asserted against TNPC.

        With the assistance of their professionals, the Debtors undertook a review of the filed claims and have begun the process of resolving the claims with their creditors, which the Debtors anticipate will continue after the Confirmation Date. The Debtors have investigated, and will continue investigating, each filed claim. Their analysis has included, inter alia, (a) examining the official register of proofs of claim maintained by the Claims Agent in these Chapter 11 Cases, (b) comparing the filed claims with the amounts listed on the Debtors' Schedules, (c) reviewing the Debtors' accounts payable system, collected invoices and other records (collectively, the "Records") in relation to the filed claims and (d) researching and analyzing numerous legal issues raised by the proofs of claim.


        Based on the Debtors' analyses, the Debtors have interposed numerous challenges to objectionable claims. In particular, on November 19, 2002, the Debtors filed their First Omnibus Objection to Allowance of Certain Claims (the "First Claims Objection"), objecting to certain claims on the basis that such claims either were (i) duplicative of other claims filed by the same holder in these Chapter 11 Cases or (ii) filed after the passage of the General Bar Date. On December 2, 2002, the Debtors filed their Second Omnibus Objection to Allowance of



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

Certain Claims (the "Second Claims Objection"), objecting to certain claims on the basis that such claims either were: (i) subsequently amended and superseded after their filing; (ii) overstated as compared to the Debtors' Records; (iii) filed against the wrong Debtor; and/or (iv) misclassified in terms of priority as set forth in section 507(a) of the Bankruptcy Code. The Debtors also have objected to sizeable claims of certain individual claimants, including but not limited to proofs of claim filed by Enron, Newmark & Company Real Estate, Inc., Option Energy, LLC and WorldCom, Inc. (the "Individual Claims Objections"). The First Claims Objection, the Second Claims Objection and all of the Individual Claims Objections currently are scheduled to be heard by the Bankruptcy Court on January 17, 2003, at 11:00 a.m.

        Additionally, on December 13, 2002, the Debtors filed an Omnibus Objection to Proofs of Claim Filed by Equity Security Holders (the "Interests Objection" and, together with the First Claims Objection and the Second Claims Objection, the "Omnibus Objections"), seeking to have certain claims expunged on the grounds that, inter alia, the subject proofs of claim do not evidence "claims" within the meaning of section 101(5) of the Bankruptcy Code but rather equity interests in one of the Debtors, which do not share in distributions on a pari passu basis with general unsecured claims.

        After (i) eliminating duplicative claims and claims that have been amended, superseded or otherwise withdrawn by creditors, (ii) reclassifying certain claims that the Debtors believe erroneously were filed as secured or priority unsecured claims, (iii) expunging proofs of claim erroneously filed by holders of equity interests, (iv) comparing the surviving filed claims to the Debtors' Records, (v) giving effect to the subordination provisions of section 510(b) of the Bankruptcy Code in connection with certain non-priority unsecured claims that the Debtors have defined as Securities Claims and have classified as Class 8 claims under the Plan and (vi) taking into account the numerous other legal bases for objecting to claims set forth in the Omnibus Objections and the Individual Claims Objections, the Debtors anticipate that they will have sufficient funds to pay in full the Allowed Claims of all creditors in Classes 1, 2 and 7, as required by the Plan.

        The Debtors will continue to review and analyze the filed claims and intend to file additional objections to claims, as and where appropriate.

L.      Equity Committee and Examiner Motions

        By letter dated November 6, 2002, Riverside Contracting, LLC ("Riverside") requested that the United States Trustee appoint an official committee of equity holders in the Holdings case. By letter dated November 15, 2002, the United States Trustee advised Riverside that, after due consideration and receiving comments from counsels to the Debtors, Creditors' Committee and Enron, it had determined not to appoint an equity committee but had decided to seek the appointment of an examiner. On November 26, 2002, Riverside filed a Motion for Appointment of Committee of Equity Security Holders of NewPower Holdings, Inc., Formerly Known As TNPC, Inc., Pursuant to 11 U.S.C. ss. 1102(A)(2) (the "Equity Committee Motion"). On December 2, 2002, the United States Trustee filed a motion for the appointment of an examiner (the "Examiner Motion"). In the Examiner Motion, the United States Trustee stated that an examiner was appropriate to investigate and, if necessary, object to insider claims filed in the Holdings and TNPC cases, other than any claims held by the Enron creditors.

        At a hearing held on December 17, 2002, the Bankruptcy Court denied the Equity Committee Motion, granted the Examiner Motion and indicated that he would enter an order which would authorize the examiner (among other things) to investigate, file a report and take other appropriate actions with respect to the following issues:

        1. Whether any claim asserted by any of the Enron Parties should be re-characterized as equity;(6)

-----------------------------
6    In connection with this review, the Bankruptcy Court also indicated
that the examiner would be authorized, upon proper application therefor, to retain Deloitte & Touche, which (as set forth above) acted as financial advisor to the Creditors' Committee, if an appropriate confidentiality or other arrangement could be agreed upon that would preserve any privilege that might exist with respect to Deloitte & Touche's actions on behalf of the Creditors' Committee.


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

        2. Whether the Enron Parties' Interests in Class 9 and Class 11 are valid;

        3. Whether the proofs of claim and the undisputed scheduled claims against Holdings or TNPC which are held or asserted by insiders (other than the Enron Parties) or by any non-insiders who are or were officers, directors or employees of the Debtors should be Allowed; and

        4. Whether Claims in Class 8 or any Interests held or asserted by insiders (other than the Enron Parties) or by any non-insiders who are or were officers, directors or employees of the Debtors should be Allowed.

        The examiner will also be authorized to consult with the Debtors' professionals and provide advice with respect to the allowance or settlement of Claims against Holdings or TNPC asserted by persons who are not insiders or current or former employees of the Debtors. The examiner will not be authorized to investigate any potential claim or cause of action on behalf of the Debtors' estates for preference, fraudulent conveyances or any other avoidance actions premised on insolvency because the Debtors are solvent.

        As of the date hereof, a specific individual has not been approved to serve as the examiner.

                                      V.
                                SUMMARY OF PLAN

        THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT AND IMPLEMENTATION OF THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, AND TO THE EXHIBITS ATTACHED HERETO.

        ALTHOUGH THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN, THIS DISCLOSURE STATEMENT DOES NOT PURPORT TO BE A PRECISE OR COMPLETE STATEMENT OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

        THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN WILL CONTROL THE TREATMENT OF CREDITORS AND INTEREST HOLDERS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS AND OTHER PARTIES IN INTEREST.

A.      Brief Explanation of the Chapter 11 Plan.

        Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and equity security holders. In addition to facilitating the rehabilitation of the debtor, chapter 11 is intended to promote equality of treatment of creditors and equity security holders of equal rank with respect to the distribution of the debtor's assets. In furtherance of these goals, upon filing of a petition under chapter 11, section 362 of the Bankruptcy Code generally provides for an automatic stay of substantially all actions and proceedings against the debtor and its properties, including attempts to collect debts or enforce liens that arose prior to the commencement of the debtor's case under chapter 11.

        Consummation of a plan is the principal objective of a chapter 11 case. In general, a chapter 11 plan: (a) divides most claims and interests into classes; (b) specifies the property, distribution or other treatment that each member of a Class is to receive under the plan on account of its claim or interest, if any; and (c) contains other provisions necessary or appropriate to effect the debtor's plan. Confirmation of a plan by a bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or interest holder of the debtor.

        The Plan combines into a single document the separate Chapter 11 plans for each of the Debtors, i.e., Holdings, TNPC and New Power. This combination was done for administrative convenience and the Plan does not substantially consolidate the three Debtor Estates into one estate. Consequently, the Plan may be confirmed by each Debtor separately.

        The Plan is structured to recognize the normal priorities established by applicable law. In addition, because the Plan does not substantively consolidate any of the Debtors, the Plan recognizes the so-called "structural subordination" associated with the holding company structure, i.e., the claims of the subsidiary must be paid in full before there is any distribution to creditors at the holding company level. HOWEVER, WITHOUT GIVING EFFECT TO THE CLAIMS IN CLASS 3 AND CLASS 5 BECAUSE THE DEBTORS' ESTATES ARE SOLVENT, THE STRUCTURAL SUBORDINATION SHOULD NOT HAVE ANY EFFECT ON ANY PARTY IN INTEREST AND, IN FACT, THE PLAN PROVIDES THAT ALL OF THE CREDITORS OF THE VARIOUS DEBTORS WILL BE PAID IN FULL WITH POST-PETITION INTEREST.

        Pursuant to orders dated July 12, 2002, July 16, 2002 and July 23, 2002, the Debtors sold substantially all of their assets, including their customer bases in their most profitable markets, generating proceeds in excess of $80 million, subject to certain offsets based on commodity prices and customer churn. In addition, upon the closing of these sales, the Debtors expected to recover over $30 million of cash collateral posted with certain utilities. As a result of these sales, return of cash collateral and the liquidation of other assets, as of the Effective Date, the Debtors expect to have cash on hand of approximately $125.2 million. As described in the chart below, by utilizing these cash proceeds, the Debtors will pay, in cash, in full with Post-Petition Interest where applicable, all administrative, priority, secured and general unsecured claims against the Debtors' estates. After payment of these claims, the Debtors expect to make a distribution to subordinated claims and holders of Interests.

        The Debtors estimate that, as of the Effective Date, they will have approximately $19.2 million of Administrative Claims against their Estates, which includes the Incentive Bonuses and other payments authorized by the KERP Order. The Debtors will pay Administrative Claims in cash, in full, on the later of the Effective Date or the date such Administrative Claims become due and payable. After payment or reservation for payment of all Administrative Claims, the Debtors expect to have $106.0 million in cash available to distribute to the remaining holders of Claims against and Interests in the Debtors.

        The Debtors estimate that, as of the Effective Date, they will have approximately $5.8 million of Priority Claims against their Estates. The Debtors will pay Priority Claims in cash, in full. After payment of all Priority Claims, the Debtors expect to have $100.2 million in cash available to distribute to the remaining holders of Claims against and Interests in the Debtors.

        After payment in cash, in full, of the Debtors' Administrative Claims and Priority Claims, the Debtors will first use the remaining cash on hand to satisfy the Allowed Claims against NewPower. As of the Effective Date, the Debtors anticipate that all Allowed Claims in Class 1 (Secured Claims against NewPower) will be paid. NewPower Secured Claims are, with respect to NewPower, Allowed Claims secured by a lien on property of NewPower's Estate to the extent of the value, as of the Effective Date, of such lien as determined by a Final Order of the Court pursuant to section 506 of the Bankruptcy Code, or as otherwise agreed in writing by the Debtors and the holder of such Allowed Claim. The Debtors will pay the Allowed Claims in Class 1, if any, in cash, in full. After payment of the Allowed Claims in Class 1, the Debtors expect to have $100.2 million in cash available to distribute to the remaining holders of Claims against and Interests in the Debtors.

        As of the Effective Date, the Debtors estimate that Allowed Claims in Class 2 (Unsecured Claims against NewPower) will approximate $10.6 million. NewPower Unsecured Claims are, with respect to NewPower, Claims that are not an Administrative Claim, a Priority Claim, a Secured Claim or a Securities Claim. The Debtors will pay the Claims in Class 2 in cash, in full plus Post-Petition Interest. After payment of the Claims in Class 2, the Debtors expect to have $89.6 million in cash available to distribute to the remaining holders of Claims against and Interests in the Debtors.

        Class 3 consists of the Claim of TNPC against NewPower. As stated in NewPower's Schedules and Statement of Financial Affairs, such Claim is approximately $600 million. After payment of the Claims in Class 2, the Debtors will pay the Class 3 Claim, thereby transferring the remaining cash on hand to TNPC to satisfy the Allowed Claims against that entity. The only liability of TNPC is the Claim of Holdings against TNPC (Class 5). As stated in TNPC's Schedules and Statement of Financial Affairs, such Claim is approximately $600 million. Accordingly, the Debtors will pay the Class 5 Claim, thereby transferring the remaining cash on hand to Holdings to satisfy the Allowed Claims against that entity as well as to provide for a distribution to the holders of Interest in Holdings.

        As of the Effective Date, the Debtors estimate that Allowed Claims in Class 7 (Unsecured Claims against Holdings) will approximate $42 million. Holdings Unsecured Claims are, with respect to Holdings, Claims that are not an Administrative Claim, a Priority Claim, a Secured Claim or a Securities Claim. The Debtors will pay the Claims in Class 7 in cash, in full plus Post-Petition Interest. After payment in full or reservation for payment in full of the Claims in Class 7 and payment of the Incentive Bonuses and other payments authorized by the KERP Order, the Debtors expect to have $47.6 million in cash available to distribute to the holders of subordinated Claims and Interests in Classes 8 through 11.

        Class 8 consists of claims arising out of, or relating to, any securities lawsuits filed against the Debtors, including claims for indemnification, contribution or reimbursement from directors, officers or other parties for costs related to such suits. Class 8 Claims shall be subject to the subordination provisions of section 510(b) of the Bankruptcy Code. A complete list of the claims that the Debtors believe should be classified as Class 8 Securities Claims is annexed hereto as Exhibit 5. Allowed Class 8 Claims will be deemed converted into shares of Holdings Common Stock equal in value to the dollar amount of such Allowed Class 8 Claims. For the purposes of this conversion, the value of a share of Holdings Common Stock will be determined by dividing the amount of Cash available for distribution to holders of Interests after all Allowed Claims other than Allowed Class 8 Claims have been paid in full by the number of shares of Holdings Common Stock issued and outstanding as of the Effective Date, without giving consideration to the deemed exercise of Holdings Options and Holdings Warrants described below. Thereafter, all holders of Holdings Common Stock, including previous holders, those who are deemed to have received stock pursuant to the conversion described in the previous sentence and those who are deemed to have received stock pursuant to the exercise of Holdings Options and Holdings Warrants described below, will receive per share distributions of the Cash remaining in the Estates after the payment in full of all other Allowed Claims, other than Allowed Class 8 Claims, asserted against the Debtors.

        Class 9 consists of Interests represented by the issued and outstanding shares of Holdings Common Stock. After all Allowed Claims other than Allowed Class 8 Claims asserted against the Debtors have been paid in full, all holders of Holdings Common Stock, including previous holders, those who are deemed to have received stock pursuant to the conversion on account of Class 8 Claims described above, and those who are deemed to have received stock pursuant to the exercise of Holdings Options and Holdings Warrants described below, will receive per share distributions of the Cash remaining in the Estates after the payment in full of all Allowed Claims, other than Allowed Class 8 Claims, asserted against the Debtors.

        Class 10 consists of Interests represented by Holdings Options. After all Allowed Claims other than Allowed Class 8 Claims asserted against the Debtors have been paid in full, Holdings Options with a per share exercise price less than the Ultimate Share Value will be deemed exercised and exchanged for a number of shares of Holdings Common Stock equal to the number of shares such Holdings Options may be exercised for on their face, multiplied by a fraction determined by dividing (i) the Ultimate Share Value less the per share exercise price of such Holdings Options by (ii) the Ultimate Share Value. All Holdings Options, including those not deemed exercised as described in the preceding sentence, will then be cancelled. Thereafter, all holders of Holdings Common Stock, including previous holders, those who are deemed to have received stock pursuant to the conversion on account of Class 8 Claims described above, those who are deemed to have received stock pursuant to the exercise of Holdings Options and those who are deemed to have received stock pursuant to the exercise of Holdings Warrants described below, will receive per share distributions of the Cash remaining in the Estates after the payment in full of all Allowed Claims, other than Allowed Class 8 Claims, asserted against the Debtors. Ultimate Share Value will be calculated by dividing the amount available for distribution to holders of Interests and Class 8 Claims after all Allowed Claims other than Allowed Class 8 Claims asserted against the Estates have been paid in full by the total number of shares of Holdings Common Stock deemed issued and outstanding after the conversion of Class 8 Claims into Holdings Common Stock described above and after the deemed exercise of Holdings Options and Holdings Warrants described herein. Formulae for determining Ultimate Share Value and conducting the deemed exercise described in this paragraph and the next are set forth in Exhibit A to the Plan.

        Class 11 consists of Interests represented by Holdings Warrants. After all Allowed Claims other than Allowed Class 8 Claims asserted against the Debtors have been paid in full, Holdings Warrants will be deemed exercised and exchanged for a number of shares of Holdings Common Stock equal to the number of shares such Holdings Warrants may be exercised for on their face, multiplied by a fraction determined by dividing (i) the Ultimate Share Value less the per share exercise price of such Holdings Warrants by (ii) the Ultimate Share Value. All Holdings Warrants will then be cancelled. Thereafter, all holders of Holdings Common Stock, including previous holders, those who are deemed to have received stock pursuant to the conversion on account of Class 8 Claims described above, those who are deemed to have received stock pursuant to the exercise of Holdings Options described above and those who are deemed to have received stock pursuant to the exercise of Holdings Warrants, will receive per share distributions of the Cash remaining in the Estates after the payment in full of all Allowed Claims, other than Allowed Class 8 Claims, asserted against the Debtors.

        A list of the holders of Interests in the Debtors, as filed in the Schedules, is annexed hereto as Exhibit 6. Exhibit 6 is the most complete list of equity Interest holders the Debtors have. However, because the Interests in Class 9 and Class 11 are tradable, the Debtors cannot represent that Exhibit 6 is accurate. In fact, the Warrant previously held by the California Public Employees' Retirement System has been transferred to Surfboard, Inc.

        The flow of cash and the payment to holders of Allowed Claims and Allowed Interests is illustrated by the following chart:


   Flow of Cash and Payment of Claims Against and Interests in the Debtors
   -----------------------------------------------------------------------
                                    -----------------------------------
                                         Estimated $125.2 million
                                          in Cash Available for
                                        distribution to Claims and
                                                Interests
                                    -----------------------------------


                                    -----------------------------------
                                         Administrative Claims(7)
                                         ---------------------
                                       Estimated Allowed Claims:
                                               $19.2 million
                                     Treatment:  paid in cash, in full
                                    -----------------------------------


                                    -----------------------------------
                                             Priority Claims
                                             ---------------
                                      Estimated Allowed Claims:  $5.8
                                                million
                                     Treatment:  paid in cash, in full
                                    -----------------------------------


     The NewPower Company                                                               NewPower Holdings, Inc.
     --------------------                                                               -----------------------
 $100.2 million available for                                                   $89.6 million available for Distribution
          Distribution
                                                                                    -----------------------------------
----------------------------------                                                                 Class 7
          Class 1                                                                                  -------
          -------                                                                       (Unsecured claims against
   (Secured Claims against                                                                         Holdings)
           NewPower)                                                                    Estimated Allowed Claims:
  Estimated Allowed Claims:                                                                        $42 million
             $0                                                                     Treatment:  paid in cash, in full
Treatment:  paid in cash, in full           TNPC Holdings, Inc.                     plus post-petition interest after
-----------------------------------         --------------------                      payment in full or reserve for
                                         $89.6 million available for                  payment in full of Claims in
                                                Distribution                                  Class 1 and Class 2
                                                                                   -----------------------------------
-----------------------------------    -----------------------------------
          Class 2                                 Class 5
          -------                                 -------
  (Unsecured Claims against             (Holdings claim against TNPC)
          NewPower)                        Estimated Allowed Claims:
   Estimated Allowed Claims:                     $600 million
       $10.6 million                       Treatment:  paid remaining
Treatment:  paid in cash, in full      cash in full in satisfaction of
   plus post-petition interest           outstanding debt to Holdings
-----------------------------------    -----------------------------------
                                                                                   ------------------------------------
                                                                                                   Class 8
-----------------------------------                                                                -------
          Class 3                                                                             (Securities Claims)
          -------                                                                                  Class 9
     (TNPC Claim against                                                                           -------
          NewPower)                                                                        (Holdings Common Stock)
  Estimated Allowed Claims:                                                                        Class 10
         $600 million                                                                              --------
Treatment:  paid remaining cash                                                                (Holdings Options)
   in full in satisfaction of                                                                      Class 11
    outstanding debt to TNPC                                                                       --------
-----------------------------------                                                           (Holdings Warrants)
                                                                                         Treatment:  share remaining
                                                                                       cash on hand on pari passu basis
                                                                                   -------------------------------------




(7) The estimated Allowed Administrative Claims includes a reserve of approximately $11.9 million for Incentive Bonuses. As discussed herein, the Incentive Bonuses will not be paid until after payment in full or reservation for payment in full of all Allowed Claims in Class 7.

B.      Classification and Treatment of Claims and Interests.

1.      General.

        Section 1123 of the Bankruptcy Code requires a plan to classify certain claims against and interests in a debtor. In accordance with section 1123, Article II of the Plan divides Claims and Interests into eleven Classes. Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Claims are not classified in the Plan and are treated separately under Article III of the Plan. Article IV of the Plan sets forth the treatment that each Class will receive under the Plan, and provides whether or not each Class is impaired under the Plan.

        Section 1122 of the Bankruptcy Code provides that, except for certain unsecured claims that may be classified for administrative convenience, a plan may place a claim or interest in a particular Class only if the claim or interest is substantially similar to the other claims or interests of that class. The Plan designates six Classes of Claims and five Classes of Interests. This classification scheme takes into account the differing nature and priority of such Claims and Interests under the Bankruptcy Code and other applicable laws in light of their treatment under the Plan. The Debtors believe that they have classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code. It is possible, however, that a holder of a Claim or Interest may challenge these classifications, and the Bankruptcy Court may find that a different classification is required for the Plan. In the event that the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtors may seek to: (a) modify the Plan pursuant to section 1127 of the Bankruptcy Code to provide for whatever reasonable classification might be required for confirmation; and (b) use the acceptances received from the holder of any Claim or Interest pursuant to solicitation for the purpose of obtaining the approval of the Class or Classes of which such holder ultimately is deemed to be a member. Such acceptances may be used for this purpose only if such reclassification does not adversely affect the treatment of such holder. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan based upon such reclassification.

        Section 1123(a)(4) of the Bankruptcy Code provides that a plan must afford the same treatment for all members of a particular class, unless the holder of a particular claim or interest agrees to less favorable treatment. The Debtors believe that the Plan complies with section 1123(a)(4). In the event that the Bankruptcy Court finds that the Plan violates section 1123(a)(4) and the holders of Claims or Interests affected do not consent to the Plan's treatment, the Bankruptcy Court could deny Confirmation of the Plan.

        A Claim or Interest will be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class. A Claim is in a particular Class and entitled to a distribution only to the extent that the Claim is an Allowed Claim in that Class.

        Under the Plan, a Claim is "Allowed" if: (a) with respect to any Claim, other than an Administrative Claim, proof of which was filed or deemed filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent asserted in the proof of such Claim or, if applicable, despite the lack of an objection thereto, to the extent it has been allowed in whole or in part by a Final Order of the Bankruptcy Court, or (ii) as to which an objection has been interposed, such Claim to the extent it has been allowed in whole or in part by a Final Order of the Bankruptcy Court; (b) with respect to any Claim, other than an Administrative Claim, as to which no proof of Claim was filed or deemed filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order of the Bankruptcy Court, such Claim to the extent that it has been listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent; and
(c) with respect to any Claim that is asserted to constitute an Administrative Claim (i) that represents an actual or necessary expense of preserving the Estates or operating the Debtors' businesses, any such Claim to the extent that the Debtors or the Bankruptcy Court determine it to constitute an Administrative Claim, (ii) that the Debtors do not believe constitutes an Administrative Claim, other than with respect to a Claim of a professional person employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, any such Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy

Court to constitute a cost or expense of administration under sections
503 or 1114 of the Bankruptcy Code, or (iii) that represents a Claim of a professional person employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, such Claim to the extent it is allowed by a Final Order of the Bankruptcy Court under section 330 of the Bankruptcy Code.

2.      Treatment of Unclassified Claims.

        Pursuant to Section 1123(a)(1) of the Bankruptcy Code, the Plan does not classify certain priority Claims. These unclassified Claims will be treated as follows:

               (a) Administrative Claims.

               o Description of Administrative Claims. Administrative Claims are any Claims constituting a cost or expense of administration of the Chapter 11 Cases under section 503(b) of the Bankruptcy Code including, but not limited to, any actual and necessary costs and expenses of preserving the Debtors' Estates, any actual and necessary costs and expenses of operating the Debtors' business, any Incentive Bonus as authorized and defined in the KERP Order, any Retention Bonuses as authorized and defined in the Administaff Order, any indebtedness or obligation incurred or assumed by the Debtors in connection with the conduct of their businesses, any allowed compensation or reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code and any fees or charges assessed against the estate of the Debtors under section 1930 of title 28 of the United States Code.

               o Treatment of Administrative Claims. Each Administrative Claim incurred in the ordinary course of business of the Debtors will be paid (a) in full, in Cash, on the later of (i) the date payment is due in accordance with ordinary business terms or the terms and conditions of any governing agreement or other applicable law relating thereto or (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Administrative Claim and the Debtors. Except as otherwise provided in the Plan, each Administrative Claim not incurred in the ordinary course of business of the Debtors will be paid (a) in full, in Cash, as soon as practicable after the later of (i) the Effective Date, (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim or (iii) in the case of any Incentive Bonus, upon the payment in full or reservation for payment in full of all Claims in Class 7; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Administrative Claim and the Debtors.

               (b) Priority Claims.

               o Description of Priority Claims. Priority Claims are any Claims entitled to priority pursuant to section 507 of the Bankruptcy Code other than Administrative Claims.

               o Treatment of Priority Claims. Subject to the terms of the Plan, each Priority Claim will be paid (a) in full, in Cash, as soon as practicable after the later of (i) the Effective Date or (ii) the date on which such Priority Claim becomes an Allowed Priority Claim; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Priority Claim and the Debtors.

3.      Treatment of Classified Claims and Interests.

        The following is a summary of the manner in which Claims and Interests are classified and treated under the Plan. The Claims and Interests in Class 1, Class 2, Class 4 and Class 6 are not impaired under the Plan and Claims and Interests in Class 3, Class 5, Class 7, Class 8, Class 9, Class 10 and Class 11 are impaired under the Plan. The Debtors believe that the treatment afforded all Classes of Claims and Interests under the Plan fully comports with the requirements of the Bankruptcy Code and case law.

               (a) Class 1 - NewPower Secured Claims.

               o Description of NewPower Secured Claims. NewPower Secured Claims are Allowed Claims secured by a lien on property of NewPower's Estate to the extent of the value, as of the Effective Date, of such lien as determined by a Final Order of the Court pursuant to section 506 of the Bankruptcy Code, or as otherwise agreed in writing by the Debtors and the holder of such Allowed Claim.

               o Treatment of NewPower Secured Claims. To the extent any Allowed Class 1 Claim has not been satisfied prior to the Effective Date, each Allowed Class 1 Claim will be paid (a) in full, in Cash, as soon as practicable after the Effective Date; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Class 1 Claim and the Debtors.

               (b) Class 2 - NewPower Unsecured Claims.

               o Description of NewPower Unsecured Claims. NewPower Unsecured Claims are Claims against NewPower that are not Administrative Claims, Priority Claims, Secured Claims or Securities Claims.

               o Treatment of NewPower Unsecured Claims. Each Allowed Class 2 Claim will be paid (a) in full plus Post-Petition Interest, in Cash, as soon as practicable after the Effective Date; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Class 2 Claim and the Debtors.

               (c) Class 3 - NewPower Intercompany Claim.

               o Description of NewPower Intercompany Claim. The NewPower Intercompany Claim is the Claim of TNPC against NewPower.

               o Treatment of NewPower Intercompany Claim. After reservation for or payment in full of all Administrative Claims asserted against NewPower, all Priority Claims asserted against NewPower and all Claims in Classes 1 and 2, the remaining Cash and other assets owned by NewPower will be transferred to TNPC in complete satisfaction of the Class 3 Claim.

               (d) Class 4 - NewPower Stock.

               o Description of NewPower Stock. NewPower Stock is all Interests in NewPower, including all of the issued and outstanding common stock of NewPower.

               o Treatment of NewPower Stock. On the Effective Date, TNPC will retain its ownership of all NewPower Stock. No distributions will be made on account of the Class 4 Interests.

               (e) Class 5 - TNPC Intercompany Claim.

               o Description of TNPC Intercompany Claim. The TNPC Intercompany Claim is the Claim of Holdings against TNPC.

               o Treatment of TNPC Intercompany Claim. Upon receipt of the transfer in complete satisfaction of the Class 3 Claim and after reservation for or payment in full of all Administrative Claims asserted against TNPC and Priority Claims asserted against TNPC, the remaining Cash and other assets owned by TNPC will be transferred to Holdings in complete satisfaction of the Class 5 Claim.

               (f) Class 6 - TNPC Stock.

               o Description of TNPC Stock. TNPC Stock is all Interests in TNPC, including all of the issued and outstanding common stock of TNPC.

               o Treatment of TNPC Stock. On the Effective Date, Holdings will retain its ownership of all TNPC Stock. No distributions will be made on account of the Class 6 Interests.

               (g) Class 7 - Holdings Unsecured Claims.

               o Description of Holdings Unsecured Claims. Holdings Unsecured Claims are Claims against Holdings, that are not Administrative Claims, Priority Claims, Secured Claims or Securities Claims.

               o Treatment of Holdings Unsecured Claims. Holdings Unsecured Claims will not be paid until after Holdings receives the transfer of Cash in satisfaction of the Class 5 Claim and Holdings reserves for or pays in full all Administrative Claims asserted against Holdings and all Priority Claims asserted against Holdings. Upon such receipt and such reservation or payment, each Allowed Class 7 Claim will be paid (a) in full plus Post-Petition Interest, in Cash, as soon as practicable after the Effective Date; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Class 7 Claim and the Debtors. Upon payment in full or reservation for payment in full of all Claims in Class 7, the Debtors shall pay the Incentive Bonus, if any.

               (h) Class 8 - Securities Claims.

               o Description of Securities Claims. Securities Claims are all Claims related to a Securities Suit, and any indemnification, reimbursement, contribution or similar Claim to the extent such Claim is subordinated pursuant to the provisions of Section 510(b) of the Bankruptcy Code. "Securities Suit" means any civil, administrative, regulatory, arbitration or other proceeding (including a proof of claim filed in the Chapter 11 Cases) alleging a violation of any federal, state, local or foreign regulation, rule or statute regulating securities which is (a) brought by a person alleging the purchase or sale of, or offer or solicitation of an offer to purchase or sell, the Debtors' securities; (b) brought by a holder of the Debtors' securities with respect to such holder's interest in the Debtors' securities; or (c) brought derivatively on behalf of any of the Debtors by a holder of such Debtor's securities. Securities Suit include, without limitation, the eleven purported Class action lawsuits against Holdings and certain other individuals filed in and around March, and April 2002 in the Southern District of New York pursuant to Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder. The Securities Suit is brought on behalf of a Class of persons or entities who acquired common stock of Holdings between October 5, 2000, the date of its initial public offering, and December 5, 2001.

                   By order dated April 25, 2002, Judge Charles L. Brieant consolidated the Securities Suit as In re NewPower Holdings, Inc. Securities Litigation, No. 02 Civ. 1550 (CLB) (S.D.N.Y.), and ordered plaintiffs to serve and file a consolidated Class action complaint. A consolidated Class action complaint was filed on July 31, 2002. Although Holdings is not named as a defendant in the consolidated Class action complaint, a class proof of claim has been timely filed. All or substantially all of the defendants in the consolidated Class action complaint filed motions to dismiss on or about December 13, 2002. The plaintiffs' time to respond to the motions to dismiss has not expired and a decision with respect to the motions to dismiss is not expected in the immediate future.

                   By orders dated May 24, 2002, June 12, 2002 and July 12, 2002, the Judicial Panel on Multidistrict Litigation ("JPML") conditionally transferred the Securities Suit to the Southern District of Texas to be consolidated for pretrial proceedings with actions currently pending in that district against Enron. Subsequently, plaintiffs and a majority of defendants of the now consolidated Securities Suit opposed the transfer to Texas by moving to vacate the conditional transfer orders. By order dated October 16, 2002, the JPML vacated the conditional transfer orders, leaving the Securities Suit in the United States District Court for the Southern District of New York.

                   The Debtors presently intend to object to the Securities Claims and reserve the right to request that the Bankruptcy Court estimate the Securities Claims in accordance with the provisions of section 502(c) of the Bankruptcy Code. Such a process might involve substantial and costly litigation. Moreover, it is possible that the plaintiffs in the Securities Suit might move to withdraw the reference with respect to such objection and seek to transfer venue of any such objection to the United States District Court for the Southern District of New York, where the Securities Suit is pending.



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

               o Treatment of Securities Claims. Class 8 Claims shall be subject to the subordination provisions of section 510(b) of the Bankruptcy Code. On the Termination Date, after payment of all Allowed Administrative Claims, Allowed Priority Claims, Allowed Claims in Classes 1, 2, 3, 5 and 7 and any Incentive Bonuses, but prior to giving effect to the Deemed Exercise, the Class 8 Claims will be deemed converted into shares of Holdings Common Stock pursuant to the Securities Claim Conversion. Thereafter, each holder of a Class 8 Claim will be paid a distribution of the remaining Liquidation Proceeds on a per share basis with holders of Interests in Classes 9, 10 and 11.

               (i) Class 9 - Holdings Common Stock.

               o Description of Holdings Common Stock. Holdings Common Stock is the issued and outstanding common stock of Holdings.

               o Treatment of Holdings Common Stock. On the Effective Date, holders of Holdings Common Stock will retain their ownership thereof. On the Termination Date, after giving effect to the Securities Claim Conversion and the Deemed Exercise, each holder of a Class 9 Interest will be paid a distribution of the remaining Liquidation Proceeds on a per share basis with holders of Interests in Classes 8, 10 and 11.

               (j) Class 10 - Holdings Options.

               o Description of Holdings Options. Holdings Options are the outstanding options to purchase common stock of Holdings.

               o Treatment of Holdings Options. On the Termination Date, after giving effect to the Securities Claim Conversion, the Exercisable Options will be deemed exchanged for shares of Holdings Common Stock pursuant to the Deemed Exercise. Thereafter, all Holdings Options will be deemed cancelled, and each holder of a Class 10 Interest will be paid a distribution of the remaining Liquidation Proceeds on a per share basis with holders of Interests in Classes 8, 9 and 11.

               (k) Class 11 - Holdings Warrants.

               o Description of Holdings Warrants. Holdings Warrants are the outstanding Class A warrants of Holdings.

               o Treatment of Holdings Warrants. On the Termination Date, after giving effect to the Securities Claim Conversion, the Holdings Warrants will be deemed exchanged for shares of Holdings Common Stock pursuant to the Deemed Exercise. Thereafter, all Holdings Warrants will be deemed cancelled, and each holder of a Class 11 Interest will be paid a distribution of the remaining Liquidation Proceeds on a per share basis with holders of Interests in Classes 8, 9 and 10.

C.      Implementation of the Plan

        1. Initial Distributions and Establishment of NewPower Reserve Fund. As soon as practicable after the Effective Date of the Plan, the Debtors will pay all Allowed Administrative Claims and all Allowed Priority Claims in accordance with the provisions of Article III of the Plan. NewPower will then pay Allowed Claims in Class 1 and all Allowed Claims in Class 2 and will then reserve sufficient Cash to fully fund the NewPower Reserve Fund. Thereafter, NewPower shall pay the Allowed Claim in Class 3.

        2. Distribution on TNPC Claim. Upon receipt of its distribution on account of its Allowed Class 3 Claim, TNPC shall pay the Allowed Claim in Class 5.

        3. Initial Distribution on Holdings Claims and Establishment of Holdings Reserve Fund. Upon receipt of its distribution on account of its Allowed Claim in Class 5, Holdings will pay the Claims in Class 7 that


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

are Allowed as of the date and time of such receipt and then reserve sufficient Cash to fully fund the Holdings Reserve Fund; immediately thereafter, the Debtors shall pay the Incentive Bonuses, if any.

        4. Subsequent Distributions to Holders of Claims. The Debtors will use the Reserve Funds to make distributions to holders of Pending Claims that become Allowed Claims after the Effective Date as soon as reasonably practicable after the respective dates such Claims are allowed. Distributions to holders of Claims asserted against NewPower will be made from the NewPower Reserve Fund and distributions to holders of Claims asserted against Holdings will be made from the Holdings Reserve Fund. The Debtors will continue to make distributions out of the Reserve Funds until the Final Claims Resolution Date. To the extent the value of a Pending Claim exceeds the value of the related Allowed Claim, such excess shall cease to be a part of the Reserve Funds and shall become Liquidation Proceeds.

        5. Withholding Taxes. The Debtors will be entitled to deduct federal or state withholding taxes, if any, from any distributions made with respect to Allowed Claims, as appropriate, and will otherwise comply with section 346 of the Bankruptcy Code.

        6. Distribution to Holders of Securities Claims and Common Stock. On the Termination Date, after paying all Allowed Claims other than Class 8 Claims and after reserving sufficient money to pay all outstanding or projected expenses incurred after the Confirmation Date in connection with the administration, liquidation and distribution of the Estates, including payment of the Incentive Bonuses, Allowed Claims in Class 8 shall be deemed converted into shares of Holdings Common Stock pursuant to the Securities Claim Conversion. Thereafter, Exercisable Options and Holdings Warrants will be deemed exchanged for shares of Holdings Common Stock pursuant to the Deemed Exercise. After giving effect to the Securities Claim Conversion and the Deemed Exercise, distribution shall be made to Allowed Claims in Class 8 and holders of Interests in Classes 9, 10 and 11 in accordance with the provisions of Article IV of the Plan.

        7. Maintenance of Reserve Funds. The Debtors will disburse the assets of the Estates to the holders of Allowed Claims and Interests in accordance with the terms of the Plan. The Reserve Funds will be held in trust for the benefit of holders of Allowed Claims and Interests in one or more separate bank or other depository accounts throughout the term of the Plan. The Debtors will be entitled to use the Debtors' bank accounts that are in existence as of the Effective Date and will be authorized to open such bank or other depository accounts as may be necessary or appropriate in their discretion to enable the Debtors to carry out the provisions of the Plan. The Debtors may elect whether to use an interest bearing account in light of the net benefit to the Estates and may invest, from time to time, the Reserve Funds in certificates of deposit, treasury bills, money market accounts or other short term investments. All interest earned will be retained by the Debtors for distribution in accordance with the Plan. The Debtors or their agent will prepare and maintain an adequate set of financial books, records or data bases that will allow the Debtors to accurately track the amount of Pending Claims asserted against the Estates and the amounts paid to each holder of Allowed Claims and Interests pursuant to the terms of the Plan.

        8. Unclaimed Property. Unclaimed Property will be held for the benefit of the holder of the Allowed Claim entitled thereto until thirty (30) days after the Final Claims Resolution Date, whereupon such Allowed Claim shall be deemed disallowed, waived and/or satisfied and such Unclaimed Property shall become part of the Liquidation Proceeds, provided, however, that until thirty
(30) days after the Final Claims Resolution Date, Unclaimed Property due the holder of an Allowed Claim will be released and delivered to such holder upon presentation of proper proof by such holder of its entitlement thereto. Any payments remaining unclaimed after the Termination Date shall be paid to the registry of the Bankruptcy Court. These provisions will apply without regard to any applicable non-bankruptcy laws with respect to unclaimed property.

        9. Operation of the Debtors. After the Effective Date, the Debtors will be authorized to take the necessary and appropriate actions to proceed with an orderly, expeditious and efficient liquidation and distribution of the Estates. The Debtors will be authorized to pay the expenses incurred after the Confirmation Date in connection with the liquidation and distribution of the Estates (including fees and expenses of professionals accrued after the Confirmation Date), without the necessity of providing any notice or seeking or obtaining any approval of the Bankruptcy Court with respect to such distributions.


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

        10. Dissolution of the Committee. The Committee will be dissolved when all Pending Claims in Class 2 have become Allowed Claims or Disallowed Claims and all distributions to Class 2 Allowed Claims have been made.

        11. Claims Litigation and Avoidance Actions. All Claims Litigation or any objection to a Claim will be conducted by the Debtors, and all Avoidance Actions will vest with the Debtors. The Debtors will take actions regarding the administration, reconciliation and settlement of Claims, and will object to Claims, prosecute Claims actions and pursue and prosecute Avoidance Actions until such time as the Debtors determine that further pursuit of litigation or actions objecting to Claims or prosecuting Avoidance Actions is no longer cost efficient, and will be of no further benefit to the Estates and their creditors. The Debtors retain the right to request that the Bankruptcy Court estimate any Disputed Claim in accordance with the provisions of section 502(c) of the Bankruptcy Code. The failure to object to any Claim or pursue any Avoidance Action prior to the commencement of the hearing on confirmation of the Plan will not be deemed to be a waiver of the right thereafter to object to such Claim or pursue such Avoidance Action in whole or in part.

        12. Compromise of Receivables and Disputed Claims. From and after the Effective Date, the Debtors will have the authority, without the necessity of obtaining any approval from the Bankruptcy Court or providing notice to any party in interest, to compromise and settle any Claim on such terms as the Debtors deem appropriate and in the best interests of the Estates. The Debtors will also have the authority, without the necessity of obtaining any approval from the Bankruptcy Court or providing notice to any party in interest, to compromise and settle the amounts due on the Accounts Receivable, and to resolve the Accounts Receivable, upon such terms as the Debtors deem appropriate and in the best interests of the Estates.

        13. Sale of the Debtors' Remaining Assets. On and after the Effective Date, the Debtors will promptly and diligently pursue the liquidation of any and all remaining assets of the Estates, including the Debtors' intellectual property (e.g., trade marks, trade names, logos, etc.) and any other tangible, intangible, real, personal or mixed property owned by any of the Debtors. The Debtors will have authority to consummate such liquidations and sales without the necessity of obtaining any approval from the Bankruptcy Court or providing notice to any party in interest (other than any party asserting an interest in the assets that are proposed to be sold).

        14. Continued Existence. The existence as a corporation of each of NewPower, Holdings and TNPC will continue on and after the Effective Date and until NewPower, Holdings and TNPC are formally dissolved. Upon or promptly following the Termination Date, the Debtors will take all necessary steps to formally and affirmatively dissolve NewPower, Holdings and TNPC.

        15. Effectuating Documents; Further Transactions. The Debtors will be authorized to execute, deliver, file, and/or record such contracts, instruments, releases, indentures, and other agreements or documents, and to take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Without limiting the foregoing, pursuant to section 1146(c) of the Bankruptcy Code, no issuance, transfer or exchange of securities, or the making or delivery of an instrument of transfer, in effectuation of the terms and conditions of the Plan, shall be taxed under any law imposing a stamp tax or similar tax.

        16. Cramdown. In the event that the requirement of section 1129(a)(8) of the Bankruptcy Code is not satisfied, the Debtors intend to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, in which case the Plan will constitute a motion for such relief. However, the Debtors expressly reserve the right to amend the Plan in accordance with Article VIII of the Plan.

        17. Claim Designation. The Debtors reserve the right to seek to designate, pursuant to section 1126(e) of the Bankruptcy Code, any holder of a Claim or Interest whose vote on the Plan was submitted for an improper purpose or was otherwise not submitted in good faith.


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

D.      Executory Contracts and Unexpired Leases

        1. Rejection of Contracts and Leases. To the extent that, as of the Confirmation Date, the Debtors have any remaining executory contracts or unexpired leases that have not been previously assumed or rejected, then all such remaining executory contracts or unexpired leases will be deemed rejected as of the Effective Date.

        2. Bar Date for Rejection Damages. If the Debtors reject an executory contract or unexpired lease pursuant to the Plan and such rejection results in a Claim that has not theretofore been evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then any person seeking to assert such a Claim will file with the Bankruptcy Court, and serve upon the Debtors, a proof of Claim within thirty
(30) days from the date that notice of entry of the Confirmation Order is served upon such person. Any person seeking to assert such a Claim who fails to file a proof of Claim within said thirty (30) day period will be deemed to have waived said Claim, and it will be forever barred.

E.      Conditions Precedent

        Each of the following conditions must occur and be satisfied on or before the Effective Date for the Plan to be effective on the Effective Date:

        1. The Confirmation Order will have been signed by the Bankruptcy Court and duly entered on the docket of the Chapter 11 Cases by the Clerk of the Bankruptcy Court in a form and substance reasonably acceptable to the Debtors; and

        2. Either the Confirmation Order will have become a Final Order or there will not be any stay in effect with respect to the Confirmation Order and the Confirmation Order will not have been vacated, reversed, modified or amended in any material respects without the prior written consent of the Debtors.

F.      Modifications and Amendments

        The Debtors reserve the right to alter, amend, or modify the Plan as contemplated by section 1127 of the Bankruptcy Code. The Plan may be modified, before or after confirmation, without notice or hearing, or on such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the proposed modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard to the proposed modification. Without limiting the foregoing, the Plan otherwise may be modified after notice and hearing. In the event of any modification at or before confirmation, any votes in favor of the Plan will be deemed to be votes in favor of the Plan as modified, unless the Bankruptcy Court finds that the proposed modification materially and adversely affects the rights of the parties in interest that cast said votes.

G.      Retention of Jurisdiction

        1. Bankruptcy Court's Retention of Jurisdiction Over the Debtors. After the Confirmation Date, the Bankruptcy Court will retain exclusive jurisdiction over the Debtors, the Estates and the Chapter 11 Cases until the Chapter 11 Cases are closed, for the following purposes:

          (a) to hear and determine any and all pending or future proceedings regarding the allowance, disallowance or subordination of Claims or Interests;

          (b) to consider and act on the compromise and settlement of any Claim against, or Interest in, the Debtors, or any Avoidance Action asserted on behalf of the Debtors or their Estates; provided, however, that there will be no requirement that the Debtors or their Estates seek Bankruptcy Court approval of compromises and settlements except as provided herein;


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

          (c) to hear and determine all pending or future controversies, suits, and disputes that may arise under the Plan, including controversies arising in connection with the interpretation or construction of the Plan or any documents intended to implement the provisions of the Plan;

          (d) to hear and determine any and all applications of professional persons for the allowance of compensation and reimbursement of expenses incurred prior to or on the Confirmation Date;

          (e) to hear and determine any and all pending applications or motions for rejection of executory contracts or unexpired leases to which the Debtors are a party, or with respect to which the Debtors may be liable, and to hear and determine, if necessary, and to fix the allowance of, any and all Claims arising from the rejection of executory contracts and unexpired leases pursuant to the Plan or otherwise;

          (f) to consider and rule upon any proposed modifications of the Plan;

          (g) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan and to implement and effectuate the Plan;

          (h) to enforce all orders, judgments, injunctions, and rulings entered in connection with the Chapter 11 Cases;

          (i) to hear and determine all applications, adversary proceedings, disputes, controversies and contested matters arising under the Bankruptcy Code or arising in or related to the Chapter 11 Cases, including matters related to any Claim or Avoidance Action to be pursued for the benefit of the Debtors or their Estates, whether such Claim or Avoidance Action is filed prior to or after the Confirmation Date;

          (j) to hear and determine disputes and controversies regarding title to property of the Debtors or their Estates;

          (k) to issue such orders as may be necessary or appropriate in aid of Confirmation, and to facilitate consummation of the Plan, including orders requiring parties to fulfill their obligations as specified in the Plan;

          (l) to consider and act upon any Claim or cause of action by or against the Debtors or their respective members, agents, attorneys, financial advisers, or representatives, arising under or in connection with the Chapter 11 Cases or the Plan; and

          (m) to determine such other matters that may be provided for in the Confirmation Order or other orders of the Bankruptcy Court, all as authorized under the provisions of the Bankruptcy Code or any other applicable law.

        2. Automatic Stay. Except to the extent, if any, otherwise provided in the Plan, the automatic stay created by section 362(a) of the Bankruptcy Code will continue in full force and effect until the Chapter 11 Cases are closed and the Debtors and their Estates will be entitled to all of the protections afforded thereby. The Bankruptcy Court will have the power to grant such additional and supplemental stays as may be necessary or appropriate to protect and preserve the assets of the Debtors and/or the Estates or to permit the just and orderly administration of the Estates. All assets of the Debtors (including the Liquidation Proceeds and the Retained Proceeds) will remain property of the Estates until distributed in accordance with this Plan, and no entity will at any time have any Claim to or Interest in any asset of the Debtors except to the extent that such entity is the holder of an Allowed Claim or Allowed Interest entitled to distributions under this Plan.

H.      Injunction

        On and after the Effective Date, the provisions of the Plan will be binding upon the Debtors, the Estates, all holders of Claims, all holders of Interests, and all other parties in interest in the Chapter 11 Cases, in each case whether or not such entities are impaired and whether or not such entities have accepted the Plan. From the Effective Date until the date that is the first Business Day that is fifteen days after the Termination Date, the Confirmation Order will operate as an injunction against any act against the Debtors, the Estates, the assets of the Debtors and the Estates, the Liquidation Proceeds and the Retained Proceeds to collect or otherwise assert any Claim that would be inconsistent with the terms of the Plan.

I.      Limitation of Liability

        The Plan does not provide a release for any entity, including, but not limited to, the Debtors' present or former officers, directors, and underwriters for pre-petition acts. The Plan does provide, however, that neither the Debtors, nor any of their respective present or former directors, officers, employees, advisors, attorneys, or other agents, will have or incur any liability to any holder of a Claim or Interest or any other person, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, including (a) the formulation, negotiation, preparation, dissemination, implementation, confirmation or consummation of the Plan and the Disclosure Statement, and (b) any pleading, contract, release or other agreement or document created or entered into in connection the Chapter 11 Cases, and all such claims shall be forever waived and released, except to the extent that such act or omission constitutes gross negligence or willful misconduct. Nothing herein shall be construed, however, to relieve the Debtors, or any party, from performing their respective obligations under the Plan.

        Pursuant to section 1141(d)(3) of the Bankruptcy Code, the Debtors will not receive a discharge. However, pursuant to section 1141(a) of the Bankruptcy Code, the provisions of the Plan will be binding upon all creditors and interest holders.

J.      Miscellaneous

        1. Separate Plans. The Plan combines into a single document the separate Chapter 11 plans for each of the Debtors. The Plan may be confirmed with respect to each Debtor separately and nothing contained in the Plan is intended to effect the substantive consolidation of any of the Debtors.

        2. Free and Clear. As of the Effective Date, all property of the Debtors will be free and clear of all liens, claims and interests, except as specifically provided in the Plan or Confirmation Order.

        3. Means of Payment. All payments made pursuant to the Plan will be in Cash and by any means reasonably selected by the Debtors, including check or wire transfer.

        4. Binding Effect. The Plan will be legally binding upon and inure to the benefit of the Debtors, the Estates, the holders of Claims, the holders of Interests and their respective successors and assigns.

        5. Amendment to Debtors' Organizational Documents. As of the Effective Date, the respective certificates of incorporation of each of NewPower, Holdings and TNPC will be deemed amended to include a provision that prohibits the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. If necessary to implement the sale of any intellectual property of the Debtors, NewPower, Holdings and/or TNPC, as applicable, will amend its certificate of incorporation to change its name.

                                     VI.
                        SELECTED FINANCIAL INFORMATION

        An unaudited distribution analysis for the Debtors is annexed hereto as Exhibit 3. As set forth in that analysis, the Debtors expect to have cash in excess of $125.1 million and estimate that the total Claims against the

Estates will aggregate less than $77.6 million. As a result and as more fully set forth in Exhibit 3, the Debtors believe that they have sufficient cash to make all of the payments to creditors required by the Plan, with sufficient surplus to make a distribution to holders of Interests of in an amount to be determined at the Disclosure Statement hearing.

                                     VII.
                           MANAGEMENT OF THE DEBTORS

        As of the date hereof, the Debtors believe that the Debtors' post-Effective Date Board shall consist of those members who served on the Board immediately prior to the Effective Date. The post-Effective Date officers of the Debtors shall consist of those officers listed on Exhibit 4 annexed hereto and shall be paid at a rate equal to the annual salary listed. The Debtors' post-Effective Date officers shall enjoy all the same employee benefit programs, to the extent such officers are eligible, that were effective and in existence immediately prior to the Effective Date. To the extent that the composition of the Debtors' post-Effective Date Board or management changes between the date hereof and the date of the Confirmation Hearing, the Debtors will make disclosure thereof at the Confirmation Hearing.

                                    VIII.
              CONFIRMATION OF THE PLAN UNDER THE BANKRUPTCY CODE

A.      The Confirmation Hearing and Objections

        In order for the Plan to be consummated, the Bankruptcy Court must confirm the Plan in accordance with section 1129 of the Bankruptcy Code.
Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Pursuant to the Order approving the Disclosure Statement, any objections to confirmation of the Plan must be in writing, must set forth the objecting party's standing to assert such objection and the basis of such objection and must be filed with the Bankruptcy Court and served upon the United States Trustee for the Northern District of Georgia, counsel for the Debtors, counsel for the Creditors' Committee, counsel for the Debtors' secured creditor, together with proof of such service, so as to be received on or before 4:00 p.m., prevailing Eastern time, on January 31, 2003.

        Objections to confirmation are governed by Bankruptcy Rule 9014 and the Order approving the Disclosure Statement. PURSUANT TO ORDER OF THE BANKRUPTCY COURT, UNLESS A WRITTEN OBJECTION TO CONFIRMATION IS DULY AND TIMELY FILED, THE BANKRUPTCY COURT IS NOT REQUIRED TO CONSIDER SUCH OBJECTION.

B.      Confirmation Requirements Under the Bankruptcy Code

        In order for a plan of reorganization to be confirmed, the Bankruptcy Code requires, among other things, that such plan be proposed in good faith, that the proponent of such plan disclose specified information concerning payments made or promised to insiders and that such plan comply with the applicable provisions of Chapter 11 of the Bankruptcy Code. Among other things, Section 1129(a) of the Bankruptcy Code requires each dissenting member of a Class receive at least as much under the plan as it would receive in a chapter 7 liquidation of the debtor, that at least one Class of impaired claims has accepted the plan and that the plan is "fair and equitable" with respect to each Class of claims or interests that is impaired under the plan and fails to accept the plan by the required majorities. The bankruptcy court will confirm a plan only if it finds that all of the applicable requirements enumerated in section 1129(a) of the Bankruptcy Code have been met or, if all of the requirements of section 1129(a) other than the requirements of section 1129(a)(8) have been met (i.e., that all impaired classes have accepted the plan), that all of the applicable requirements enumerated in section 1129(b) of the Bankruptcy Code have been met.

THE DEBTORS BELIEVE THAT THE PLAN SATISFIES OR WILL SATISFY, AS OF THE CONFIRMATION DATE, ALL OF THE REQUIREMENTS FOR CONFIRMATION.

C.      Satisfaction of Conditions to Confirmation Under the Bankruptcy Code.

        1. Best Interests of Claim Holders.

        Section 1129(a)(7) of the Bankruptcy Code requires, with respect to each impaired class, that each holder of an allowed claim or interest in such Class either (a) has accepted the plan or (b) will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of such plan, that is not less than the amount that such person would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on the effective date. This is the so-called "best interests test." This test considers, hypothetically, the fair salable value of a debtor's assets through liquidation in a chapter 7 bankruptcy proceeding and the costs that would be incurred and the additional liabilities that would arise in such proceeding. The hypothetical chapter 7 return to creditors is then calculated, giving effect to secured claims, subordination agreements and distribution priorities established by the Bankruptcy Code that apply in a chapter 7 proceeding.

        As more fully described in Section V, supra, Claims or Interests in Classes 3, 5, 7, 8, 9, 10 and 11 of the Plan are impaired. The Claims held in Class 3 and Class 5 are controlled by the Debtors and will vote to accept the Plan. Therefore, the "best interests test" need only to be satisfied with respect to holders of Claims and Interests in Classes 8, 9, 10 and 11 of the Plan (i.e., Securities Claims, Holdings Common Stock, Holdings Options and Holdings Warrants). To determine if the Plan is in the best interests of holders of such Claims and Interests, it is necessary to compare the value of distributions offered to the holders of such Claims and Interests under the Plan with the value of distributions to such holders from proceeds of a hypothetical chapter 7 liquidation, less the estimated costs and expenses attributable thereto.

        Conversion to chapter 7 would likely delay the distributions to holders of Claims and Interests under the Plan. In a chapter 7 case, a trustee is appointed or elected and would require additional time to become familiar with the Debtors' financial affairs. Moreover, a new bar date would be set for the filing of Claims against the Debtors. Under section 326(a) of the Bankruptcy Code, a chapter 7 trustee is entitled to compensation based upon a percentage of all monies disbursed or turned over in the case to parties in interest, excluding the debtor, but including holders of secured claims. Pursuant to section 326 of the Bankruptcy Code, a chapter 7 trustee could be entitled to receive a maximum compensation of approximately $4 million. Moreover, the chapter 7 trustee is authorized to hire professionals to assist the trustee in the administration of the chapter 7 estates and the costs and expenses of such professionals that are allowed would be additional Administrative Claims against the Estates. For these reasons, among others, the Debtors believe that the members of each Class of Impaired Claims and Interests will receive more under the Plan than they would receive if the Debtors were liquidated under chapter 7 because conversion of these Chapter 11 Cases to cases under chapter 7 would increase the Estates' administrative costs, thus, delaying and reducing distributions to holders of Claims and Interests.

        As more fully detailed in Section VI, supra, the Debtors will have sufficient Cash to pay all Claims in Classes 1 through 7, in Cash, in full, plus interest where applicable. The Debtors project to have a sufficient surplus to make a distribution to holders of Claims and Interests in Class 8, Class 9, Class 10 and Class 11. As such, the Debtors believe that the distributions provided for in the Plan to the holders of Claims and Interests in Class 8, Class 10 and Class 11 satisfies the "best interests test" provided for in section 1129(a)(7) of the Bankruptcy Code.

2.      Feasibility of the Plan.

        Pursuant to section 1129(a)(11) of the Bankruptcy Code, among other things, the Bankruptcy Court must determine that confirmation of a plan of reorganization is not likely to be followed by the liquidation or need for further financial reorganization of the debtors or any successors to the debtors under the plan, unless such liquidation or reorganization is proposed in the plan. As more fully detailed in Section VI, supra, the Debtors will have sufficient Cash to pay all Claims in Classes 1 through 7, in cash, in full, plus interest where applicable. In addition, the Debtors project to have a sufficient surplus to make a distribution to holders of Claims and Interests in Class 8, Class 9, Class 10 and Class 11. Under the circumstances of these Chapter 11 Cases, the Debtors believe that the Plan satisfies this requirement.

3.      Acceptance by Impaired Classes.

        By this Disclosure Statement, the Debtors are seeking the affirmative vote of each impaired Class of Claims or Interests under the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, a Class that is not "impaired" under a plan will be conclusively presumed to have accepted such plan; solicitation of acceptances with respect to any such Class is not required.

        Pursuant to section 1124 of the Bankruptcy Code, a Class is "impaired" unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the holder thereof, or (b) (i) cures any default (other than defaults resulting from the breach of an insolvency or financial condition provision), (ii) reinstates the maturity of such claim or interest, (iii) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on any contractual provision or applicable law entitling such holder to demand or receive accelerated payments after the occurrence of a default, and (iv) does not otherwise alter the legal, equitable or contractual rights to which the holder of such claim or interest is entitled.

        Pursuant to section 1126(c) of the Bankruptcy Code, a Class of impaired claims has accepted a plan of reorganization when such plan has been accepted by creditors (other than an entity designated under section 1126(e) of the Bankruptcy Code) that hold at least two-thirds in dollar amount and more than one-half in number of the allowed claims of such Class held by creditors (other than any entity designated under section 1126(e) of the Bankruptcy Code) that have actually voted to accept or reject the plan. A Class of interests has accepted a plan if the plan has been accepted by holders of interests (other than any entity designated under section 1126(e) of the Bankruptcy Code) that hold at least two-thirds in amount of the allowed interests of such Class held by interest holders (other than any entity designated under section 1126(e) of the Bankruptcy Code) that have actually voted to accept or reject the plan. Section 1126(e) of the Bankruptcy Code allows the Bankruptcy Court to designate the votes of any party that did not vote in good faith or whose vote was not solicited or procured in good faith or in accordance with the Bankruptcy Code. Holders of claims or interests who fail to vote are not counted as either accepting or rejecting the plan.

4.      Confirmation Without Acceptance by All Impaired Classes.

        Paragraph 5.18 of the Plan provides that in the event any impaired Class of Claims or Interest fails to accept the Plan, the Debtors intend to seek confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code provides that the Bankruptcy Court may still confirm a plan at the request of the debtor if, as to each impaired Class that has not accepted the plan, the plan "does not discriminate unfairly" and is "fair and equitable".

        Section 1129(b)(2)(B) of the Bankruptcy Code provides that with respect to a non-accepting Class of impaired unsecured claims, "fair and equitable" includes the requirement that (a) the plan provide that each holder of a claim in such Class receives or retains property of a value as of the effective date equal to the allowed amount of its claim, or (b) the holders of claims or interests in classes that are junior to the claims of the dissenting Class will not receive or retain any property under the plan on account of such junior claim or interest.

        Section 1129(b)(2)(C) of the Bankruptcy Code provides that with respect to a non-accepting Class of impaired equity interests, "fair and equitable" includes the requirement that (a) the plan provides that each holder of an impaired interest in such Class receives or retains property of a value as of the effective date equal to the greatest of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled, (ii) any fixed redemption price to which such holder is entitled, and (iii) the value of such interest, or (b) the holders of all interests that are junior to the interests of the dissenting Class will not receive or retain any property under the plan on account of such junior interest.

        The Debtors believe that the Plan does not discriminate unfairly against, and is fair and equitable as to, each impaired Class under the Plan.

                                     IX.
                              FEDERAL INCOME TAX

        No rulings have been requested, and none will be sought, from the Internal Revenue Service in respect of any aspect of the Plan. Accordingly, holders of Claims and Interests are urged to consult their tax advisors concerning the individual tax consequences of the transactions contemplated by the Plan, including state and local tax consequences.

                                      X.
           ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

        The Debtors believe that the Plan is the optimal means of providing the maximum net present value recovery to all parties in interest. Having liquidated substantially all of their assets, the only viable alternatives to the Plan is a continuation of the Debtors using the cash generated to enter into a new business or liquidation of the Debtors' assets under Chapter 7 of the Bankruptcy Code.

        As more fully described in Section VIII, supra, "Best Interests Test," the Debtors have determined that confirmation of the Plan will provide each creditor and interest holder with a recovery that is not less than it would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code. Therefore, the Debtors have concluded that confirmation of the Plan, rather than a chapter 7 liquidation of the Debtors, is in the best interests of their creditors. The Debtors believe that in the current economic climate it would be inappropriate to utilize the cash presently held by the Debtors to enter into a new line of business.

        In general, following careful and thorough consideration and evaluation of the alternatives, the Debtors have concluded that the Plan provides the greatest and most certain recoveries to creditors and interest holders on a more expeditious timetable, and in a manner that minimizes certain risks in any other course of action available in these Chapter 11 Cases.

                                     XI.
                                RECOMMENDATION

        The Debtors believe that confirmation of the Plan is preferable to the available alternatives because it provides a greater and more timely distribution to creditors and holders of Interests than would otherwise result. In addition, any alternative to confirmation of the Plan could result in extensive delays and increased administrative expenses resulting most likely in smaller distributions to the holders of Claims and Interest in the Chapter 11 Cases. THE CREDITORS' COMMITTEE SUPPORTS THE PLAN AND RECOMMENDS TO ALL HOLDERS OF CLAIMS THAT THEY VOTE TO ACCEPT THE PLAN.

Respectfully submitted,

Dated:  December 18, 2002.

THE NEW POWER COMPANY,
NEWPOWER HOLDINGS, INC. AND
TNPC HOLDINGS, INC.

By: /s/  H. Eugene Lockhart
    ------------------------
        H. Eugene Lockhart
        President and Chief Executive Officer

KING & SPALDING

By: /s/ Paul K. Ferdinands
    ----------------------
        Paul K. Ferdinands
        Georgia State Bar No. 258623
        191 Peachtree Street
        Atlanta, Georgia  30303-1763
        Telephone:  (404) 572-4600
        Telecopy:  (404) 572-5100

               - and -

SIDLEY AUSTIN BROWN & WOOD LLP
        William M. Goldman
        Geoffrey T. Raicht
        787 Seventh Avenue
        New York, New York  10019
        Telephone (212) 839-5300
        Telecopy (212) 839-5599

               - and -

        Richard W. Havel
        555 W. Fifth Street
        40th Floor
        Los Angeles, California  90013
        Telephone (213) 896-6000
        Telecopy (213) 896-6100

Co-Counsel for the Debtors and Debtors-in-Possession

                                    EXHIBIT 1
                                    ---------

                     DEBTORS' FIRST AMENDED CHAPTER 11 PLAN
                     --------------------------------------

                         UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                 NEWNAN DIVISION

In re:                            )       Chapter 11
                                  )
THE NEW POWER COMPANY, et al.,    )       Jointly Administered
                                  )
        Debtors.                  )       Case Nos.: 02-10835 through 02-10837
                                  )
                                  )       Judge W. Homer Drake, Jr.
-----------------------------------

                     DEBTORS' FIRST AMENDED CHAPTER 11 PLAN


                                December 16, 2002


                                 KING & SPALDING
                               Paul K. Ferdinands
                                Sarah R. Borders
                              191 Peachtree Street
                             Atlanta, Georgia 30303
                            Telephone (404) 572-4600
                            Telecopier (404) 572-5100

                                     - and -

                         SIDLEY AUSTIN BROWN & WOOD LLP
                               William M. Goldman
                               Geoffrey T. Raicht
                               787 Seventh Avenue
                            New York, New York 10019
                            Telephone (212) 839-5300
                            Telecopier (212) 839-5599

                                     - and -

                                Richard W. Havel
                               555 W. Fifth Street
                                   40th Floor
                          Los Angeles, California 90013
                            Telephone (213) 896-6000
                            Telecopier (213) 896-6100

              Co-Counsel for the Debtors and Debtors-in-Possession


                                Table of Contents

                                                                                  Page No.
                                                                                  --------
   ARTICLE I.    DEFINITIONS..........................................................1
         1.1.     Accounts Receivable.................................................1
         1.2.     Administaff Order...................................................1
         1.3.     Administrative Claim................................................1
         1.4.     Allowed:............................................................2
         1.5.     Avoidance Actions...................................................3
         1.6.     Bankruptcy Code.....................................................3
         1.7.     Bankruptcy Court....................................................3
         1.8.     Bankruptcy Rules....................................................4
         1.9.     Business Day........................................................4
         1.10.    Cash................................................................4
         1.11.    Chapter 11 Cases....................................................4
         1.12.    Claim...............................................................4
         1.13.    Claims Litigation...................................................4
         1.14.    Class...............................................................4
         1.15.    Committee...........................................................4
         1.16.    Confirmation Date...................................................4
         1.17.    Confirmation Order..................................................4
         1.18.    Conversion Share Value..............................................4
         1.19.    Debtors.............................................................5
         1.20.    Deemed Exercise.....................................................5
         1.21.    Disallowed Claim....................................................5
         1.22.    Disputed Claim......................................................5
         1.23.    Effective Date......................................................5
         1.24.    Estates.............................................................6
         1.25.    Exercisable Options.................................................6
         1.26.    Final Claims Resolution Date........................................6
         1.27.    Final Order.........................................................6
         1.28.    Holdings............................................................7
         1.29.    Holdings Case.......................................................7
         1.30.    Holdings Common Stock...............................................7
         1.31.    Holdings Options....................................................7
         1.32.    Holdings Reserve Fund...............................................7
         1.33.    Holdings Warrants...................................................7
         1.34.    Interest............................................................7
         1.35.    Incentive Bonus.....................................................7
         1.36.    KERP Order..........................................................8
         1.37.    Liquidation Proceeds................................................8
         1.38.    NewPower............................................................8
         1.39.    NewPower Case.......................................................8
         1.40.    NewPower Reserve Fund...............................................8
         1.41.    NewPower Stock......................................................8

                                       i

         1.42.    Pending Claim.......................................................8
         1.43.    Petition Date.......................................................8
         1.44.    Plan................................................................9
         1.45.    Post-Petition Interest..............................................9
         1.46.    Priority Claim......................................................9
         1.47.    Reserve Funds.......................................................9
         1.48.    Retained Proceeds...................................................9
         1.49.    Schedules...........................................................9
         1.50.    Secured Claim.......................................................9
         1.51.    Securities Claim Conversion........................................10
         1.52.    Securities Claims..................................................10
         1.53.    Securities Suit....................................................10
         1.54.    Termination Date...................................................10
         1.55.    TNPC...............................................................11
         1.56.    TNPC Case..........................................................11
         1.57.    TNPC Stock.........................................................11
         1.58.    Ultimate Share Value...............................................11
         1.59.    Unsecured Claim....................................................11
         1.60.    Unclaimed Property.................................................11
ARTICLE II.     CLASSIFICATION OF CLAIMS AND INTERESTS...............................12
ARTICLE III.    TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS...............13
         3.1.     Administrative Claims..............................................13
         3.2.     Priority Claims....................................................13
ARTICLE IV.     TREATMENT OF CLASSES OF CLAIMS AND INTERESTS.........................13
         4.1.     NewPower Secured Claims............................................13
         4.2.     NewPower Unsecured Claims..........................................14
         4.3.     NewPower Intercompany Claim........................................14
         4.4.     NewPower Stock.....................................................14
         4.5.     TNPC Intercompany Claim............................................14
         4.6.     TNPC Stock.........................................................14
         4.7.     Holdings Unsecured Claims..........................................15
         4.8.     Securities Claims..................................................15
         4.9.     Holdings Common Stock..............................................15
         4.10.    Holdings Options...................................................16
         4.11.    Holdings Warrants..................................................16
ARTICLE V.      IMPLEMENTATION OF THE PLAN...........................................16
         5.1.     Initial Distributions and Establishment of NewPower Reserve Fund...16
         5.2.     Distribution on TNPC Claim.........................................16
         5.3.     Initial Distribution on Holdings Claims and Establishment of
                  Holdings Reserve Fund..............................................17
         5.4.     Subsequent Distributions to Holders of Claims......................17
         5.5.     Withholding Taxes..................................................17
         5.6.     Distribution to Holders of Securities Claims and Common Stock......17
         5.7.     Maintenance of Reserve Funds.......................................18
         5.8.     Unclaimed Property.................................................18


                                       ii

         5.9.     Operation of the Debtors...........................................19
         5.10.    Dissolution of the Committee.......................................19
         5.11.    Claims Litigation and Avoidance Actions............................19
         5.12.    Compromise of Receivables and Disputed Claims......................20
         5.13.    Retention of Employees and Agents..................................20
         5.14.    Sale of the Debtors' Remaining Assets..............................21
         5.15.    Continued Existence................................................21
         5.16.    Effectuating Documents; Further Transactions.......................21
         5.17.    U.S. Trustee Fees..................................................22
         5.18.    Cramdown...........................................................22
         5.19.    Claim Designation..................................................22
ARTICLE VI.     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................22
         6.1.     Rejection of Contracts and Leases..................................22
         6.2.     Bar Date for Rejection Damages.....................................23
ARTICLE VII.  CONDITIONS PRECEDENT...................................................23
ARTICLE VIII. MODIFICATIONS AND AMENDMENTS...........................................23
ARTICLE IX.   RETENTION OF JURISDICTION..............................................24
         9.1.     Bankruptcy Court's Retention of Jurisdiction Over the
                  Debtors............................................................24
         9.2.     Automatic Stay.....................................................26
ARTICLE X.    INJUNCTION.............................................................27
ARTICLE XI.   LIMITATION OF LIABILITY................................................27
ARTICLE XII.  MISCELLANEOUS..........................................................28
         12.1.    Separate Plans.....................................................28
         12.2.    Free and Clear.....................................................28
         12.3.    Means of Payment...................................................28
         12.4.    Deferral of Cash Payments of $100 or Less to Termination Date......28
         12.5.    Binding Effect.....................................................29
         12.6.    Governing Law......................................................29
         12.7.    Amendment to Debtors' Organizational Documents.....................29
         12.8.    Severability.......................................................29
         12.9.    Construction.......................................................29


                                 CHAPTER 11 PLAN

         The New Power Company, NewPower Holdings, Inc. and TNPC Holdings, Inc., as debtors and as debtors-in-possession, hereby propose the following Plan pursuant to section 1121(c) of the Bankruptcy Code:

                                  ARTICLE I.

                                 DEFINITIONS

         As used in this Plan, the following terms will have the following meanings:

         1.1. Accounts Receivable: money owed to the Debtors with respect to any and all outstanding and unpaid bills or statements of account for products or services.

         1.2. Administaff Order: the Bankruptcy Court's Order Pursuant to 11 U.S.C.ss.ss.105(a) and 363(b) Authorizing (I) Continued Performance Under an Agreement with Administaff Companies, Inc.; (II) Payment of Pre-Petition Wages, Salaries, Employee Benefits and Withholding Taxes; and (III) Reimbursement of Employee Business Expenses, dated July 12, 2002.

         1.3. Administrative Claim: any Claim constituting a cost or expense of administration of the Chapter 11 Cases under section 503(b) of the Bankruptcy Code including, but not limited to, any actual and necessary costs and expenses of preserving the Debtors' Estates, any actual and necessary costs and expenses of operating the Debtors' business, any Incentive Bonus, any Retention Bonuses to Continuing Employees (each as authorized and defined in the Administaff Order), any indebtedness or obligation incurred or assumed by the Debtors in connection with the conduct of their businesses, any allowed compensation or reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code and any fees or charges assessed against the Estate of the Debtors under section 1930 of title 28 of the United

States Code; provided, however, that any Incentive Bonus shall become an Administrative Claim and be paid only upon the payment in full or reservation for payment in full of all Claims in Class 7.

         1.4. Allowed:

             (a) With respect to any Claim, other than an Administrative Claim, proof of which was filed or deemed filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent asserted in the proof of such Claim or, if applicable, despite the lack of an objection thereto, to the extent it has been allowed in whole or in part by a Final Order of the Bankruptcy Court, or
(ii) as to which an objection has been interposed, such Claim to the extent it has been allowed in whole or in part by a Final Order of the Bankruptcy Court.

             (b) With respect to any Claim, other than an Administrative Claim, as to which no proof of Claim was filed or deemed filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order of the Bankruptcy Court, such Claim to the extent that it has been listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent.

             (c) With respect to any Claim that is asserted to constitute an Administrative Claim (i) that represents an actual or necessary expense of preserving the Estates or operating the Debtors' businesses, any such Claim to the extent that the Debtors or the Bankruptcy Court determine it to constitute an Administrative Claim, (ii) that the Debtors do not believe constitutes an Administrative Claim, other than with respect to a Claim of a professional person employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, any such Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court to constitute a cost or expense of administration under sections 503 or 1114 of the Bankruptcy Code, or (iii) that represents a Claim of a professional person employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, such Claim to the extent it is allowed by a Final Order of the Bankruptcy Court under section 330 of the Bankruptcy Code.

         1.5. Avoidance Actions: any actions, causes of action, demands, suits, or rights, (a) held by any or all of the Debtors or their Estates under applicable law, whether known or unknown, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, or (b) created or arising in favor of any or all of the Debtors or their Estates under the Bankruptcy Code, including all Claims, rights and causes of action arising under section 510 or under any of sections 542 through 553 of the Bankruptcy Code, in each case regardless of whether such actions, causes of action, Claims, demands, suits or rights are commenced prior to or after the Effective Date.

         1.6. Bankruptcy Code: title 11 of the United States Code, as now in effect or as hereafter amended to the extent such amendments are applicable to the Chapter 11 Cases.

         1.7. Bankruptcy Court: the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division.

         1.8. Bankruptcy Rules: the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or as hereafter amended to the extent such amendments are applicable to the Chapter 11 Cases.

         1.9. Business Day: any day, other than a Saturday, Sunday, or any day on which commercial banks are authorized or required to be closed in Atlanta, Georgia or New York, New York.

         1.10. Cash: legal tender of the United States of America.

         1.11. Chapter 11 Cases: the NewPower Case, the Holdings Case, and the TNPC Case, collectively.

         1.12. Claim: a Claim against any or all of the Debtors, as defined in section 101(5) of the Bankruptcy Code.

         1.13. Claims Litigation: any and all litigation arising out of or relating to objections to Claims asserted against any or all of the Estates.

         1.14. Class: any class into which Claims or Interests are classified pursuant to this Plan.

         1.15. Committee: the Official Committee of Unsecured Creditors appointed by the United States Trustee.

         1.16. Confirmation Date: the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

         1.17. Confirmation Order: the Order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         1.18. Conversion Share Value: the per share value used to convert Securities Claims into shares of Holdings Common Stock, calculated by dividing the Liquidation Proceeds by the number of shares of Holdings Common Stock currently issued and outstanding as of the Effective Date.

         1.19. Debtors: NewPower, Holdings and TNPC, collectively.

         1.20. Deemed Exercise: the deemed cashless exercise of Exercisable Options or Holdings Warrants for shares of Holdings Common Stock as calculated pursuant to the formulae set forth on Exhibit A annexed hereto.

         1.21. Disallowed Claim: (a) a Claim, or any portion thereof, that has been disallowed by a Final Order of the Bankruptcy Court; (b) a Claim that has been listed in the Schedules at zero or as contingent, disputed, or unliquidated and as to which no proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable law; or (c) a Claim that has not been listed in the Schedules and as to which no proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable law.

         1.22. Disputed Claim: a Claim as to which an objection has been or may be timely filed by a party with standing to object to such claim and which has not been withdrawn or determined by a Final Order and which is not the subject of a compromise and settlement as described in this Plan. Disputed Claims will also include any Claim held by a creditor against which the Debtors have asserted an Avoidance Action that has the effect, under section 502(d) of the Bankruptcy Code, of precluding a distribution with respect to such Claim.

         1.23. Effective Date: the first Business Day occurring ten (10) days after the Confirmation Date, provided that all of the conditions set forth in
Article VII of the Plan have been satisfied.

         1.24. Estates: the estates created pursuant to section 541 of the Bankruptcy Code by the commencement of the Chapter 11 Cases.

         1.25. Exercisable Options: Holdings Options, the per share exercise price of which is less than the Ultimate Share Value.

         1.26. Final Claims Resolution Date: the date on which all Pending Claims have become Allowed Claims or Disallowed Claims and all distributions on account of Allowed Claims have been made.

         1.27. Final Order: an order or judgment, the operation or effect of which has not been stayed, reversed, modified, or amended and as to which order or judgment the time to appeal, petition for certiorari, or seek reargument, review or rehearing has expired and as to which no notice of appeal, petition for certiorari, or motion for reargument, review or rehearing was timely filed or, if timely filed, the order or judgment has been affirmed by the highest court to which the order or judgment was appealed or from which the reargument or rehearing was sought, or certiorari has been denied, and the time to file any further appeal or to petition for certiorari or to seek further reargument or rehearing has expired.

         1.28. Holdings: NewPower Holdings, Inc., a Delaware corporation.

         1.29. Holdings Case: the chapter 11 case of NewPower Holdings, Inc., Case No. 02-10836, presently pending in the Bankruptcy Court.

         1.30. Holdings Common Stock: the issued and outstanding common stock of Holdings.

         1.31. Holdings Options: the outstanding options to purchase Holdings Common Stock.

         1.32. Holdings Reserve Fund: a fund which will contain, at any specified date, an amount which would be sufficient to pay each holder of a Pending Claim asserted against

Holdings the amount of such Claim plus Post-Petition Interest, if such Claim were to become an Allowed Claim.

         1.33. Holdings Warrants: the outstanding Class A warrants of
Holdings.

         1.34. Interest: the rights of an equity owner of any of the Debtors in whatever form, including common stock, preferred stock and any warrants, options or other rights to purchase, sell or subscribe to common or preferred stock.

         1.35. Incentive Bonus: the Incentive Bonus as authorized and defined in the KERP Order.

         1.36. KERP Order: the Bankruptcy Court's Order Authorizing the Debtors to Continue Key Employee Retention and Incentive Compensation Program, dated August 9, 2002.

         1.37. Liquidation Proceeds: all Cash held by the Estates, other than Retained Proceeds, after payment of all Allowed Administrative Claims, all Allowed Priority Claims and all Allowed Claims in Classes 1, 2, 3, 5 and 7.

         1.38. NewPower: The New Power Company, a Delaware corporation.

         1.39. NewPower Case: the chapter 11 case of The New Power Company, Case No. 02-10835, presently pending in the Bankruptcy Court.

         1.40. NewPower Reserve Fund: a fund which will contain, at any specified date, an amount which would be sufficient to pay each holder of a Pending Claim asserted against NewPower the amount of such Claim plus Post-Petition Interest, if such Claim were to become an Allowed Claim.

         1.41. NewPower Stock: all Interests in NewPower, including all of the issued and outstanding common stock of NewPower.

         1.42. Pending Claim: a Claim which has not become an Allowed Claim or a Disallowed Claim.

         1.43. Petition Date: June 11, 2002, the date the Debtors commenced the Chapter 11 Cases.

         1.44. Plan: this First Amended Chapter 11 Plan, as it may be further modified or amended from time to time pursuant to section 1127 of the Bankruptcy Code and Article VIII of the Plan. In the event the Plan is confirmed for less than all of the Debtors, the Confirmation Order shall set forth any provision of this Plan that is inapplicable.

         1.45. Post-Petition Interest: interest calculated in accordance with section 1961 of title 28 of the United States Code from and including the Petition Date to and including the Business Day immediately prior to the date a distribution is made.

         1.46. Priority Claim: any Claim entitled to priority pursuant to section 507 of the Bankruptcy Code other than an Administrative Claim.

         1.47. Reserve Funds: the NewPower Reserve Fund and the Holdings Reserve Fund, collectively.

         1.48. Retained Proceeds: Cash in an amount, as determined by the Debtors in their reasonable discretion, that will be retained at the Termination Date to cover all remaining expenses of administrating the Estates.

         1.49. Schedules: collectively, the Schedules and Statement of Financial Affairs of The New Power Company, the Schedules and Statement of Financial Affairs of NewPower Holdings, Inc. and the Schedules and Statement of Financial Affairs of TNPC Holdings, Inc., in each case, as amended.

         1.50. Secured Claim: an Allowed Claim secured by a lien on property of an Estate to the extent of the value, as of the Effective Date, of such lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code, or as otherwise agreed in writing by the Debtors and the holder of such Allowed Claim.

         1.51. Securities Claim Conversion: the deemed conversion of Securities Claims into Holdings Common Stock with an aggregate Conversion Share Value equal to the Allowed amount of such Securities Claims.

         1.52. Securities Claims: Claims related to the Securities Suit and any indemnification, reimbursement, contribution or similar Claim to the extent such Claim is subordinated pursuant to the provisions of section 510(b) of the Bankruptcy Code. Securities Claims shall not be considered general unsecured claims for purposes of the KERP Order.

         1.53. Securities Suit: any civil, administrative, regulatory, arbitration or other proceeding (including a proof of claim filed in the Chapter 11 Cases) alleging a violation of any federal, state, local or foreign regulation, rule or statute regulating securities which is (a) brought by a person alleging the purchase or sale of, or offer or solicitation of an offer to purchase or sell, the Debtors' securities; (b) brought by a holder of the Debtors' securities with respect to such holder's interest in the Debtors' securities; or (c) brought derivatively on behalf of any of the Debtors by a holder of such Debtor's securities. Securities Suit shall include the action that was originally pending in the United States District Court for the Southern District of New York entitled "New Power Holdings Securities Litigation," Case No. 02 Civ. 1550 (CLB).

         1.54. Termination Date: the date on which the Debtors make the final distribution of the Liquidation Proceeds in accordance with the Plan.

         1.55. TNPC: TNPC Holdings, Inc., a Delaware corporation.

         1.56. TNPC Case: the chapter 11 case of TNPC Holdings, Inc., Case No. 02-10837, presently pending in the Bankruptcy Court.

         1.57. TNPC Stock: all Interests in TNPC, including all of the issued and outstanding common stock of TNPC.

         1.58. Ultimate Share Value: the amount per share available to be distributed to holders of Securities Claims and Interests in Holdings, calculated by dividing the Liquidation Proceeds by the number of shares of Holdings Common Stock deemed issued and outstanding after giving effect to the Securities Claim Conversion and the Deemed Exercise, pursuant to the formulae set forth on Exhibit A annexed hereto.

         1.59. Unsecured Claim: a Claim that is not an Administrative Claim, a Priority Claim, a Secured Claim or a Securities Claim.

         1.60. Unclaimed Property: any funds payable to holders of Allowed Claims which are unclaimed. Unclaimed Property includes (a) checks (and the funds represented thereby) which have been returned as undeliverable without a proper forwarding address, (b) funds for checks which have not been presented and paid within ninety (90) days of their issuance, and (c) checks (and the funds represented thereby) which were not mailed or delivered because of the absence of a proper address to mail or deliver such property.

                                 ARTICLE II.

                    CLASSIFICATION OF CLAIMS AND INTERESTS

         2.1. Administrative Claims and Priority Claims have not been classified and are excluded from the Classes set forth below in accordance with section 1123(a)(1) of the Bankruptcy Code.

         2.2. For purposes of this Plan, Claims and Interests are classified as follows:

              (a) Class 1 will consist of all Secured Claims against NewPower.

              (b) Class 2 will consist of all Unsecured Claims against NewPower.

              (c) Class 3 will consist of the Claim of TNPC against NewPower.

              (d) Class 4 will consist of all NewPower Stock.

              (e) Class 5 will consist of the Claim of Holdings against TNPC.

              (f) Class 6 will consist of all TNPC Stock.

              (g) Class 7 will consist of all Unsecured Claims against Holdings.

              (h) Class 8 will consist of all Securities Claims.

              (i) Class 9 will consist of all Holdings Common Stock.

              (j) Class 10 will consist of all Holdings Options.

              (k) Class 11 will consist of all Holdings Warrants.

         2.3. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class.

                                 ARTICLE III.

            TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

         3.1. Administrative Claims. Each Administrative Claim incurred in the ordinary course of business of the Debtors will be paid (a) in full, in Cash, on the later of (i) the date payment is due in accordance with ordinary business terms or the terms and conditions of any governing agreement or other applicable law relating thereto or (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Administrative Claim and the Debtors. Except as otherwise provided herein, each Administrative Claim not incurred in the ordinary course of business of the Debtors will be paid (a) in full, in Cash, as soon as practicable after the later of (i) the Effective Date, (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim or (iii) in the case of any Incentive Bonus, upon the payment in full or reservation for payment in full of all Claims in Class 7; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Administrative Claim and the Debtors.

         3.2. Priority Claims. Subject to the terms of the Plan, each Priority Claim will be paid (a) in full, in Cash, as soon as practicable after the later of (i) the Effective Date or (ii) the date on which such Priority Claim becomes an Allowed Priority Claim; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Priority Claim and the Debtors.

                                 ARTICLE IV.

                 TREATMENT OF CLASSES OF CLAIMS AND INTERESTS

         4.1. NewPower Secured Claims. Class 1 Claims are not impaired. To the extent any Allowed Class 1 Claim has not been satisfied prior to the Effective Date, each Allowed Class 1 Claim will be paid (a) in full, in Cash, as soon as practicable after the Effective Date; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Class 1 Claim and the Debtors.

         4.2. NewPower Unsecured Claims. Class 2 Claims are not impaired. Each Allowed Class 2 Claim will be paid (a) in full plus Post-Petition Interest, in Cash, as soon as practicable after the Effective Date; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Class 2 Claim and the Debtors.

         4.3. NewPower Intercompany Claim. The Class 3 Claim is impaired. After reservation for or payment in full of all Administrative Claims asserted against NewPower, all Priority Claims asserted against NewPower and all Claims in Classes 1 and 2, the remaining

Cash and other assets owned by NewPower will be transferred to TNPC in complete satisfaction of the Class 3 Claim.

         4.4. NewPower Stock. Class 4 Interests are not impaired. On the Effective Date, TNPC will retain its ownership of all NewPower Stock. No distributions will be made on account of the Class 4 Interests.

         4.5. TNPC Intercompany Claim. The Class 5 Claim is impaired. Upon receipt of the transfer in complete satisfaction of the Class 3 Claim and after reservation for or payment in full of all Administrative Claims asserted against TNPC and Priority Claims asserted against TNPC, the remaining Cash and other assets owned by TNPC will be transferred to Holdings in complete satisfaction of the Class 5 Claim.

         4.6. TNPC Stock. Class 6 Interests are not impaired. On the Effective Date, Holdings will retain its ownership of all TNPC Stock. No distributions will be made on account of the Class 6 Interests.

         4.7. Holdings Unsecured Claims. Class 7 Claims are impaired.
Class 7 Claims will not be paid until after Holdings receives the transfer of Cash in satisfaction of the Class 5 Claim and Holdings reserves for or pays in full all Administrative Claims asserted against Holdings and all Priority Claims asserted against Holdings. Upon such receipt and such reservation or payment, each Allowed Class 7 Claim will be paid (a) in full plus Post-Petition Interest, in Cash, as soon as practicable after the Effective Date; or (b) upon such other terms as may be agreed upon by the holder of an Allowed Class 7 Claim and the Debtors. Upon payment in full or reservation for payment in full of all Claims in Class 7, the Debtors shall pay the Incentive Bonus, if any.

         4.8. Securities Claims. Class 8 Claims are impaired. Class 8 Claims shall be subject to the subordination provisions of section 510(b) of the Bankruptcy Code. On the Termination Date, after payment of all Allowed Administrative Claims, Allowed Priority Claims, Allowed Claims in Classes 1 through 7 and any Incentive Bonuses, but prior to giving effect to the Deemed Exercise, the Class 8 Claims will be deemed converted into shares of Holdings Common Stock pursuant to the Securities Claim Conversion. Thereafter, each holder of a Class 8 Claim will be paid a distribution of the remaining Liquidation Proceeds on a per share basis with holders of Interests in Classes 9, 10 and 11.

         4.9. Holdings Common Stock. Class 9 Interests are impaired. On the Effective Date, holders of Holdings Common Stock will retain their ownership thereof. On the Termination Date, after giving effect to the Securities Claim Conversion and the Deemed Exercise, each holder of a Class 9 Interest will be paid a distribution of the remaining Liquidation Proceeds on a per share basis with holders of Interests in Classes 8, 10 and 11.

         4.10. Holdings Options. Class 10 Interests are impaired. On the Termination Date, after giving effect to the Securities Claim Conversion, the Exercisable Options will be deemed exchanged for shares of Holdings Common Stock pursuant to the Deemed Exercise. Thereafter, all Holdings Options will be deemed cancelled, and each holder of a Class 10 Interest will be paid a distribution of the remaining Liquidation Proceeds on a per share basis with holders of Interests in Classes 8, 9 and 11.

         4.11. Holdings Warrants. Class 11 Interests are impaired. On the Termination Date, after giving effect to the Securities Claim Conversion, the Holdings Warrants will be deemed exchanged for shares of Holdings Common Stock pursuant to the Deemed Exercise. Thereafter, all Holdings Warrants will be deemed cancelled, and each holder of a Class 11 Interest will be paid a distribution of the remaining Liquidation Proceeds on a per share basis with holders of Interests in Classes 8, 9 and 10.

                                  ARTICLE V.

                          IMPLEMENTATION OF THE PLAN

         5.1. Initial Distributions and Establishment of NewPower Reserve Fund. As soon as practicable after the Effective Date of the Plan, the Debtors will pay all Allowed Administrative Claims and all Allowed Priority Claims in accordance with the provisions of Article III hereof. NewPower will then pay Allowed Claims in Class 1 and all Allowed Claims in Class 2 and will then reserve sufficient Cash to fully fund the NewPower Reserve Fund. Thereafter, NewPower shall pay the Allowed Claim in Class 3.

         5.2. Distribution on TNPC Claim. Upon receipt of its distribution on account of its Allowed Class 3 Claim, TNPC shall pay the Allowed Claim in Class 5.

         5.3. Initial Distribution on Holdings Claims and Establishment of Holdings Reserve Fund. Upon receipt of its distribution on account of its Allowed Claim in Class 5, Holdings will pay the Claims in Class 7 that are Allowed as of the date and time of such receipt and then reserve sufficient Cash to fully fund the Holdings Reserve Fund; immediately thereafter, the Debtors shall pay the Incentive Bonuses, if any.

         5.4. Subsequent Distributions to Holders of Claims. The Debtors will use the Reserve Funds to make distributions to holders of Pending Claims that become Allowed Claims after the Effective Date as soon as reasonably practicable after the respective dates such Claims are allowed. Distributions to holders of Claims asserted against NewPower will be made from the NewPower Reserve Fund and distributions to holders of Claims asserted against Holdings will be made from the Holdings Reserve Fund. The Debtors will continue to make distributions out of the Reserve Funds until the Final Claims Resolution Date. To the extent the value of a Pending Claim exceeds the value of the related Allowed Claim, such excess shall cease to be a part of the Reserve Funds and shall become Liquidation Proceeds.

         5.5. Withholding Taxes. The Debtors will be entitled to deduct federal or state withholding taxes, if any, from any distributions made with respect to Allowed Claims, as appropriate, and will otherwise comply with section 346 of the Bankruptcy Code.

         5.6. Distribution to Holders of Securities Claims and Common Stock. On the Termination Date, after paying all Allowed Claims other than Class 8 Claims and after reserving sufficient money to pay all outstanding or projected expenses incurred after the Confirmation Date in connection with the administration, liquidation and distribution of the Estates, including payment of the Incentive Bonuses, Allowed Claims in Class 8 shall be deemed converted into shares of Holdings Common Stock pursuant to the Securities Claim Conversion. Thereafter, Exercisable Options and Holdings Warrants shall be deemed exchanged for shares of Holdings Common Stock pursuant to the Deemed Exercise. After giving effect to the Securities Claim Conversion and the Deemed Exercise, distribution shall be made to Allowed Claims in Class 8 and holders of Interests in Classes 9, 10 and 11 in accordance with the provisions of Article IV hereof.

         5.7. Maintenance of Reserve Funds. The Debtors will disburse the assets of the Estates to the holders of Allowed Claims and Interests in accordance with the terms of the Plan. The Reserve Funds will be held in trust for the benefit of holders of Allowed Claims and Interests in one or more separate bank or other depository accounts throughout the term of the Plan. The Debtors will be entitled to use the Debtors' bank accounts that are in existence as of the Effective Date and will be authorized to open such bank or other depository accounts as may be necessary or appropriate in their discretion to enable the Debtors to carry out the provisions of this Plan. The Debtors may elect whether to use an interest bearing account in light of the net benefit to the Estates and may invest, from time to time, the Reserve Funds in certificates of deposit, treasury bills, money market accounts or other short term investments. All interest earned will be retained by the Debtors for distribution in accordance with the Plan. The Debtors or their agent will prepare and maintain an adequate set of financial books, records or data bases that will allow the Debtors to accurately track the amount of Pending Claims asserted against the Estates and the amounts paid to each holder of Allowed Claims and Interests pursuant to the terms of the Plan.

         5.8. Unclaimed Property. Unclaimed Property will be held for the benefit of the holder of the Allowed Claim entitled thereto until thirty (30) days after the Final Claims Resolution Date, whereupon such Allowed Claim shall be deemed disallowed, waived and/or satisfied and such Unclaimed Property shall become part of the Liquidation Proceeds, provided, however, that until thirty (30) days after the Final Claims Resolution Date, Unclaimed Property due the holder of an Allowed Claim will be released and delivered to such holder upon presentation of proper proof by such holder of its entitlement thereto. Any payments remaining unclaimed after the Termination Date shall be paid to the registry of the Bankruptcy Court. These provisions will apply without regard to any applicable non-bankruptcy laws with respect to unclaimed property.

         5.9. Operation of the Debtors. After the Effective Date, the
Debtors will be authorized to take the necessary and appropriate actions to proceed with an orderly, expeditious and efficient liquidation and distribution of the Estates. The Debtors will be authorized to pay the expenses incurred after the Confirmation Date in connection with the liquidation and distribution of the Estates (including fees and expenses of professionals accrued after the Confirmation Date), without the necessity of providing any notice or seeking or obtaining any approval of the Bankruptcy Court with respect to such distributions.

         5.10. Dissolution of the Committee. The Committee will be dissolved when all Pending Claims in Class 2 have become Allowed Claims or Disallowed Claims and all distributions to Class 2 Allowed Claims have been made.

         5.11. Claims Litigation and Avoidance Actions. All Claims Litigation or any objection to a Claim will be conducted by the Debtors, and all Avoidance Actions will vest with the Debtors. The Debtors will take actions regarding the administration, reconciliation and settlement of Claims, and will object to Claims, prosecute Claims actions and pursue and prosecute Avoidance Actions until such time as the Debtors determine that further pursuit of litigation or actions objecting to Claims or prosecuting Avoidance Actions is no longer cost efficient, and will be of no further benefit to the Estates and their creditors. The Debtors retain the right to request that the Bankruptcy Court estimate any Disputed Claim in accordance with the provisions of section 502(c) of the Bankruptcy Code. The failure to object to any Claim or pursue any Avoidance Action prior to the commencement of the hearing on confirmation of the Plan will not be deemed to be a waiver of the right thereafter to object to such Claim or pursue such Avoidance Action in whole or in part.

         5.12. Compromise of Receivables and Disputed Claims. From and after the Effective Date, the Debtors will have the authority, without the necessity of obtaining any approval from the Bankruptcy Court or providing notice to any party in interest, to compromise and settle any Claim on such terms as the Debtors deem appropriate and in the best interests of the Estates. The Debtors will also have the authority, without the necessity of obtaining any approval from the Bankruptcy Court or providing notice to any party in interest, to compromise and settle the amounts due on the Accounts Receivable, and to resolve the Accounts Receivable, upon such terms as the Debtors deem appropriate and in the best interests of the Estates.

         5.13. Retention of Employees and Agents. From and after the Effective Date, the Debtors will have the authority, without the necessity of obtaining any approval from the Bankruptcy Court or providing notice to any party in interest, to retain such employees, professional persons, and agents (including collection agencies) as the Debtors may deem necessary or desirable to complete (i) the collection of Accounts Receivable; (ii) the liquidation of the Debtors' remaining real and personal property assets; (iii) the administration of Claims; and (iv) the distribution and administration of the Estates. These agents will continue to work for the Debtors until such time as the Debtors determine that the services of these agents are no longer necessary for the administration and liquidation of the Estates. To the extent that the Accounts Receivable have not been referred or sold to a collection agency prior to the Confirmation Date, the Debtors may refer the remaining unpaid but outstanding Accounts Receivable to an appropriate collection agency for further legally permissible collection activity. Each of the Debtors' former customers that has its unpaid Account(s) Receivable referred to a collection agency will be notified that his, her or its Account(s) Receivable has been referred to a collection agency. If, at any time, the Debtors are unsuccessful in their efforts to collect any of the Debtors' outstanding Accounts Receivable, either through their own collection efforts or those of a collection agency, the Debtors may retain legal counsel to file lawsuits to collect the Accounts Receivable that remain due, outstanding and payable.

         5.14. Sale of the Debtors' Remaining Assets. On and after the Effective Date, the Debtors will promptly and diligently pursue the liquidation of any and all remaining assets of the

Estates, including the Debtors' intellectual property (e.g., trade marks, trade names, logos, etc.) and any other tangible, intangible, real, personal or mixed property owned by any of the Debtors. The Debtors will have authority to consummate such liquidations and sales without the necessity of obtaining any approval from the Bankruptcy Court or providing notice to any party in interest (other than any party asserting an interest in the assets that are proposed to be sold).

         5.15. Continued Existence. The existence as a corporation of each of NewPower, Holdings and TNPC will continue on and after the Effective Date and until NewPower, Holdings and TNPC are formally dissolved. Upon or promptly following the Termination Date, the Debtors will take all necessary steps to formally and affirmatively dissolve NewPower, Holdings and TNPC.

         5.16. Effectuating Documents; Further Transactions. The Debtors will be authorized to execute, deliver, file, and/or record such contracts, instruments, releases, indentures, and other agreements or documents, and to take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Without limiting the foregoing, pursuant to section 1146(c) of the Bankruptcy Code, no issuance, transfer or exchange of securities, or the making or delivery of an instrument of transfer, in effectuation of the terms and conditions of the Plan, shall be taxed under any law imposing a stamp tax or similar tax.

         5.17. U.S. Trustee Fees. Notwithstanding any other provisions of this Plan, the Debtors will pay any and all fees of the Office of the United States Trustee as and when such fees become due.

         5.18. Cramdown. In the event that the requirement of section 1129(a)(8) of the Bankruptcy Code is not satisfied, the Debtors intend to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, in which case the

Plan will constitute a motion for such relief. However, the Debtors expressly reserve the right to amend the Plan in accordance with Article VIII hereof.

         5.19. Claim Designation. The Debtors reserve the right to seek to designate, pursuant to section 1126(e) of the Bankruptcy Code, any holder of a Claim or Interest whose vote on the Plan was submitted for an improper purpose or was otherwise not submitted in good faith.

                                 ARTICLE VI.

            TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         6.1. Rejection of Contracts and Leases. To the extent that, as of the Confirmation Date, the Debtors have any remaining executory contracts or unexpired leases that have not been previously assumed or rejected, then all such remaining executory contracts or unexpired leases will be deemed rejected as of the Effective Date.

         6.2. Bar Date for Rejection Damages. If the Debtors reject an executory contract or unexpired lease pursuant to the Plan and such rejection results in a Claim that has not theretofore been evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then any person seeking to assert such a Claim will file with the Bankruptcy Court, and serve upon the Debtors, a proof of Claim within thirty (30) days from the date that notice of entry of the Confirmation Order is served upon such person. Any person seeking to assert such a Claim who fails to file a proof of Claim within said thirty (30) day period will be deemed to have waived said Claim, and it will be forever barred.

                                 ARTICLE VII.

                             CONDITIONS PRECEDENT

         Each of the following conditions must occur and be satisfied on or before the Effective Date for the Plan to be effective on the Effective Date:

         (a) The Confirmation Order will have been signed by the Bankruptcy Court and duly entered on the docket of the Chapter 11 Cases by the Clerk of the Bankruptcy Court in a form and substance reasonably acceptable to the Debtors; and

         (b) Either the Confirmation Order will have become a Final Order or there will not be any stay in effect with respect to the Confirmation Order and the Confirmation Order will not have been vacated, reversed, modified or amended in any material respects without the prior written consent of the Debtors.

                                ARTICLE VIII.

                         MODIFICATIONS AND AMENDMENTS

         The Debtors reserve the right to alter, amend, or modify the Plan as contemplated by section 1127 of the Bankruptcy Code. The Plan may be modified, before or after confirmation, without notice or hearing, or on such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the proposed modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard to the proposed modification. Without limiting the foregoing, the Plan otherwise may be modified after notice and hearing. In the event of any modification at or before confirmation, any votes in favor of the Plan will be deemed to be votes in favor of the Plan as modified, unless the Bankruptcy Court finds that the proposed modification materially and adversely affects the rights of the parties in interest that cast said votes.

                                 ARTICLE IX.

                          RETENTION OF JURISDICTION

         9.1. Bankruptcy Court's Retention of Jurisdiction Over the Debtors. After the Confirmation Date, the Bankruptcy Court will retain exclusive jurisdiction over the Debtors, the

Estates and the Chapter 11 Cases until the Chapter 11 Cases are closed, for the following purposes:

         (a) to hear and determine any and all pending or future proceedings regarding the allowance, disallowance or subordination of Claims or Interests;

         (b) to consider and act on the compromise and settlement of any Claim against, or Interest in, the Debtors, or any Avoidance Action asserted on behalf of the Debtors or their Estates; provided, however, that there will be no requirement that the Debtors or their Estates seek Bankruptcy Court approval of compromises and settlements except as provided herein;

         (c) to hear and determine all pending or future controversies, suits, and disputes that may arise under the Plan, including controversies arising in connection with the interpretation or construction of the Plan or any documents intended to implement the provisions of the Plan;

         (d) to hear and determine any and all applications of professional persons for the allowance of compensation and reimbursement of expenses incurred prior to or on the Confirmation Date;

         (e) to hear and determine any and all pending applications or motions for rejection of executory contracts or unexpired leases to which the Debtors are a party, or with respect to which the Debtors may be liable, and to hear and determine, if necessary, and to fix the allowance of, any and all Claims arising from the rejection of executory contracts and unexpired leases pursuant to the Plan or otherwise;

         (f) to consider and rule upon any proposed modifications of the Plan;

         (g) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan and to implement and effectuate the Plan;

         (h) to enforce all orders, judgments, injunctions, and rulings entered in connection with the Chapter 11 Cases;

         (i) to hear and determine all applications, adversary proceedings, disputes, controversies and contested matters arising under the Bankruptcy Code or arising in or related to the Chapter 11 Cases, including matters related to any Claim or Avoidance Action to be pursued for the benefit of the Debtors or their Estates, whether such Claim or Avoidance Action is filed prior to or after the Confirmation Date;

         (j) to hear and determine disputes and controversies regarding title to property of the Debtors or their Estates;

         (k) to issue such orders as may be necessary or appropriate in aid of Confirmation, and to facilitate consummation of the Plan, including orders requiring parties to fulfill their obligations as specified in the Plan;

         (l) to consider and act upon any Claim or cause of action by or against the Debtors or their respective members, agents, attorneys, financial advisers, or representatives, arising under or in connection with the Chapter 11 Cases or the Plan; and

         (m) to determine such other matters that may be provided for in the Confirmation Order or other orders of the Bankruptcy Court, all as authorized under the provisions of the Bankruptcy Code or any other applicable law.

         9.2. Automatic Stay. Except to the extent, if any, otherwise provided herein, the automatic stay created by section 362(a) of the Bankruptcy Code will continue in full force and effect until the Chapter 11 Cases are closed and the Debtors and their Estates will be entitled to all of the protections afforded thereby. The Bankruptcy Court will have the power to grant such additional and supplemental stays as may be necessary or appropriate to protect and preserve the assets of the Debtors and/or the Estates or to permit the just and orderly administration of the Estates. All assets of the Debtors (including the Liquidation Proceeds and the Retained Proceeds) will remain property of the Estates until distributed in accordance with this Plan, and no entity will at any time have any Claim to or Interest in any asset of the Debtors except to the extent that such entity is the holder of an Allowed Claim or Allowed Interest entitled to distributions under this Plan.

                                  ARTICLE X.

                                  INJUNCTION

         On and after the Effective Date, the provisions of the Plan will be binding upon the Debtors, the Estates, all holders of Claims, all holders of Interests, and all other parties in interest in the Chapter 11 Cases, in each case whether or not such entities are impaired and whether or not such entities have accepted the Plan. From the Effective Date until the date that is the first Business Day that is fifteen days after the Termination Date, the Confirmation Order will operate as an injunction against any act against the Debtors, the Estates, the assets of the Debtors and the Estates, the Liquidation Proceeds and the Retained Proceeds to collect or otherwise assert any Claim that would be inconsistent with the terms of the Plan.

                                 ARTICLE XI.

                            LIMITATION OF LIABILITY

         The Plan does not provide a release for any entity, including, but not limited to, the Debtors' present or former officers, directors and underwriters, for pre-petition acts. The Plan does provide, however, that neither the Debtors, nor any of their respective present or former directors, officers, employees, advisors, attorneys, or other agents, will have or incur any liability to any holder of a Claim or Interest or any other person, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, including (a) the formulation, negotiation, preparation, dissemination, implementation, confirmation or consummation of the Plan and the Disclosure Statement, and (b) any pleading, contract, release or other agreement or document created or entered into in connection the Chapter 11 Cases, and all such claims shall be forever waived and released, except to the extent that such act or omission constitutes gross negligence or willful misconduct. Nothing herein shall be construed, however, to relieve the Debtors, or any party, from performing their respective obligations under the Plan.

         Pursuant to section 1141(a) of the Bankruptcy Code, the provisions of the Plan will be binding upon all creditors and interest holders. However, pursuant to section 1141(d)(3) of the Bankruptcy Code, the Debtors will not receive a discharge.

         Nothing in the Plan shall preclude the plaintiffs in the Class action complaint from pursuing their legal rights against the Debtors solely to the extent of available insurance coverage and proceeds.

                                 ARTICLE XII.

                                MISCELLANEOUS

         12.1. Separate Plans. This Plan combines into a single document the separate Chapter 11 plans for each of the Debtors. This Plan may be confirmed with respect to each Debtor separately and nothing contained in this Plan is intended to effect the substantive consolidation of any of the Debtors.

         12.2. Free and Clear. As of the Effective Date, all property of the Debtors will be free and clear of all liens, claims and interests, except as specifically provided in the Plan or Confirmation Order.

         12.3. Means of Payment. All payments made pursuant to this Plan will be in Cash and by any means reasonably selected by the Debtors, including check or wire transfer.

         12.4. Deferral of Cash Payments of $100 or Less to Termination Date. If a Cash payment to be received by any holder of an Allowed Claim would be $100 or less in the aggregate, notwithstanding any contrary provision of this Plan, no such payment will be made to such holder, and such Cash, if applicable, will be held for such holder until the earlier of the Termination Date or the date when the Cash payment to be received by such holder will exceed $100.

         12.5. Binding Effect. The Plan will be legally binding upon and inure to the benefit of the Debtors, the Estates, the holders of Claims, the holders of Interests and their respective successors and assigns.

         12.6. Governing Law. Unless a rule of law or procedure is supplied by federal law, including the Bankruptcy Code and the Bankruptcy Rules, the laws of the State of New York will govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

         12.7. Amendment to Debtors' Organizational Documents. As of the Effective Date, the respective certificates of incorporation of each of NewPower, Holdings and TNPC will be deemed amended to include a provision that prohibits the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.
If necessary to implement the sale of any intellectual property of the Debtors, NewPower, Holdings and/or TNPC, as applicable, will amend its certificate of incorporation to change its name.

         12.8. Severability. Should any provision of this Plan be determined to be unenforceable following the Confirmation Date, such determination will in no way limit or effect the enforceability and operative effect of any and all other provisions of this Plan.

         12.9. Construction. As used in this Plan:

         (a) any term that is not defined herein, but is otherwise defined in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules;

         (b) whenever the context requires, terms will include the plural as well as the singular in number, and the masculine will include the feminine and the feminine will include the masculine in gender;

         (c) any reference in the Plan to an existing document or exhibit filed, or to be filed, means such document or exhibit as it may have been or may be amended, modified, or supplemented;

         (d) the words "herein" and "hereto" refer to this Plan in its entirety, rather than to a particular portion of the Plan;

         (e) the Table of Contents and captions and headings to Articles and paragraphs are inserted for purposes of convenience and organization only, and are not intended to be a part of, or to affect the interpretation of, the Plan; and

         (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules will apply herein.

Respectfully submitted,


Dated:  December 16, 2002.

THE NEW POWER COMPANY,
NEWPOWER HOLDINGS, INC. AND
TNPC HOLDINGS, INC.


By:     /s/ H. Eugene Lockhart
        -------------------------------------
        H. Eugene Lockhart
        President and Chief Executive Officer


KING & SPALDING

By:     /s/ Paul K. Ferdinands
        -------------------------------------
        Paul K. Ferdinands
        Georgia State Bar No. 258623
        191 Peachtree Street
        Atlanta, Georgia  30303-1763
        Telephone (404) 572-4600
        Telecopier (404) 572-5100

               - and -


SIDLEY AUSTIN BROWN & WOOD LLP
William M. Goldman
Geoffrey T. Raicht
787 Seventh Avenue
New York, New York  10019
Telephone (212) 839-5300
Telecopier (212) 839-5599

        - and -

Richard W. Havel
555 W. Fifth Street
40th Floor
Los Angeles, California  90013
Telephone (213) 896-6000
Telecopier (213) 896-6100

Co-Counsel for the Debtors and Debtors-in-Possession

                                   EXHIBIT A
                          DEEMED EXERCISE CALCULATION

1) The Deemed Exercise deems the Exercisable Options and Holdings Warrants exercised for a number of shares of Holdings Common Stock ("Exercised Shares" or "ES") equal to the number of shares of Holdings Common Stock for which such Exercisable Options or Holdings Warrants, as applicable, may be exchanged ("Face Value Shares" or "FVS"), multiplied by a fraction determined by dividing (a) the Ultimate Share Value ("USV") less the per share exercise price of such Exercisable Options or Holdings Warrants, as applicable ("Exercise Price" or "EP"), by (b) the USV.

                                USV - EP
                        ES=FVS*(--------)
                                  USV

2) USV is the Liquidation Proceeds ("LP") divided by the total number of shares after giving effect to the Securities Claim Conversion and the Deemed Exercise ("Total Shares" or "TS").

                                LP
                        USV =   --
                                TS

3) TS is the number of shares of Holdings Common Stock ("HCS") plus the number of shares issued pursuant to the Securities Claim Conversion (the "Securities Claims Shares" or "SCS") plus the ES.


                        TS=HCS +SCS+ES


4) By substituting the formula from step 1, above, for ES, the formula for TS becomes:

                                USV-EP
                TS=HCS+SCS+FVS*(-------
                                  USV

5) By substituting the formula from step 2, above, for USV and simplifying, the formula for TS becomes:

                    LP*(HCS+SCS+FVS)
                TS= ----------------
                       EP*FVS+LP

5)  Once the formula in step 5 is solved for TS, ES is TS minus HCS minus SCS.



                       ES=TS-HCS-SCS

6)  USV is found by solving the formula in step 2.

                                   EXHIBIT 2
                                   ----------

                            VOTING PROCEDURES ORDER
                            -----------------------

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF GEORGIA
                                NEWNAN DIVISION

In re                               )    Chapter 11
                                    )
THE NEW POWER COMPANY, et al.,      )    Jointly Administered
                                    )
               Debtors.             )    Case Nos. 02-10835 through 02-10837
                                    )
____________________________________)    Judge W. Homer Drake, Jr.

         ORDER APPROVING THE DEBTORS' DISCLOSURE STATEMENT; APPROVING
             SOLICITATION PROCEDURES; AND GRANTING RELATED RELIEF

         The NewPower Company, NewPower Holdings, Inc. and TNPC Holdings,
Inc., each a debtor and debtor-in-possession in the above-captioned cases (collectively, the "Debtors") having filed their chapter 11 plan and their proposed Disclosure Statement With Respect to Debtors' Chapter 11 Plan (the "Disclosure Statement"); and the Court having scheduled a hearing on December 17, 2002 to, among other things, (i) determine whether the Disclosure
Statement should be approved, (ii) determine whether to further extend the Debtors' exclusive time period to file a chapter 11 plan and solicit acceptances of any such chapter 11 plan; and (iii) to consider the Debtors' motion dated November 25, 2002, for entry of an order, pursuant to section
1126 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018, scheduling a hearing to consider confirmation of the Debtors' chapter 11 plan, approving solicitation procedures, forms of ballots and manner and forms of notice (the "Voting Procedures Motion")(1); and due notice of the December 17, 2002 hearing having be given; and it further appearing that no other or further notice is necessary with respect to any of the matters scheduled for the December 17, 2002, hearing; and upon (i) the Disclosure Statement, (ii) the Debtors' motion to




-----------------
1 Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Voting Procedures Motion.

further extend their exclusive periods, (iii) the Voting Procedures Motion,
(iv) the Objection of Lead Class Plaintiffs in the Fraud Class Action to the Adequacy of the Debtors' Disclosure Statement with Respect to Debtors' Chapter 11 Plan (the "Plaintiffs Objection"), (v) the Objection to Disclosure Statement with Respect to Debtors' Chapter 11 Plan (the "Enron Objection") filed on behalf of Enron Corp., Enron North America Corp., Enron Power Marketing, Inc., and Enron Energy Services, Inc., (vi) the Objection to the Approval of the Debtors' Disclosure Statement (the "Riverside Objection") filed on behalf of Riverside Contracting, LLC (the Plaintiffs Objection, the Enron Objection, and the Riverside Objection are hereinafter collectively referred to as the "Objections"); and (vii) the Debtors' Omnibus Response to Objections to the Debtors' Disclosure Statement with Respect to Debtors' Chapter 11 Plan (the "Response"), which, inter alia, contained a proposed Disclosure Statement With Respect to Debtors' First Amended Chapter 11 Plan; and it appearing that entering an order substantially in the form requested in the Voting Procedures Motion is appropriate and in the best interests of the Debtors, their estates and creditors; and good and sufficient cause appearing therefor; and it appearing that this Court has jurisdiction over these matters pursuant to 28 U.S.C. ss.ss. 157 and 1334; and it appearing that this proceeding is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2); and upon the full record of the December 17, 2002 hearing held in connection with these matters; it is hereby

         ORDERED that the Disclosure Statement With Respect to Debtors' First Amended Chapter 11 Plan (a copy of which is annexed hereto as Exhibit 1) (the "Amended Disclosure Statement") is hereby approved in all respects and is hereby found to contain adequate information pursuant to section 1125 of the Bankruptcy Code; and it is further

         ORDERED that to the extent that any of the Objections have not been withdrawn or resolved in the Amended Disclosure Statement, they are hereby overruled; and it is further

         ORDERED that the Voting Procedures Motion is granted as set forth herein; and it is further

         ORDERED that a hearing (the "Confirmation Hearing") to consider confirmation of the Debtors' First Amended Chapter 11 Plan, dated December 16, 2002 (the "Plan"), and any amendments thereto shall be held before the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division, 18 Greenville Street, Newnan, Georgia 30263 on February 12, 2003, at 10:00 A.M. (Eastern Time); and it is further

         ORDERED that the Confirmation Hearing may be adjourned from time to time without prior notice to parties in interest other than the announcement of the adjourned hearing date at the Confirmation Hearing; and it is further

         ORDERED that objections, if any, to confirmation of the Plan shall be in writing, state the name and address of the objecting party and the nature of the claim or interest of such party, state with particularity the basis and nature of each objection and the specific grounds therefor and be filed, together with proof of service, with the Court and served so that any such objection is actually received no later than 4:00 P.M. (Eastern Time) on January 31, 2003 (the "Objection Deadline"), on (a) the Court, (b) co-counsel to the Debtors, (c) counsel to the Creditors' Committee and (d) the Office of the United States Trustee (the "Abbreviated Service List"); and it is further

         ORDERED that, pursuant to section 1121(d) of the Bankruptcy Code, (i) the 120-day period set forth in section 1121(d) of the Bankruptcy Code and
(ii) the 180-day period set forth in section 1121(c)(3) of the Bankruptcy Code are extended to the conclusion of the

Confirmation Hearing and that if confirmation of the Plan is denied, a hearing shall be held at the conclusion of the Confirmation Hearing to consider the Debtors' request to further extend the Debtors' exclusive time period to file a chapter 11 plan and solicit acceptances thereof; and it is further

         ORDERED that, pursuant to Bankruptcy Rule 3017(d), the form of the notice of the Confirmation Hearing and the Objection Deadline (the "Confirmation Hearing Notice"), substantially in the form annexed hereto as
Exhibit 2, is approved in all respects and deemed good, adequate and sufficient notice; and it is further

         ORDERED that the Voting Record Date shall be December 17, 2002 and shall be applicable to all impaired classes of Claims and Interests; and it is further

         ORDERED that the deadline for Ballots to be received by the Balloting and Claims Agent is hereby fixed as 4:00 P.M. (Eastern Time) on January 31, 2003 (the "Voting Deadline"); and it is further

         ORDERED that, pursuant to Bankruptcy Rule 3018(c), the Ballots together with the voting instructions substantially in the form annexed hereto as Exhibit 3 are approved in all respects; and it is further

         ORDERED that the Balloting and Claims Agent is authorized and directed to mail, or cause to be mailed, by United States Postal Service, first-class delivery, no later than January 3, 2003, to the holders of claims and interests in Class 3, Class 5, Class 7, Class 8, Class 10 and Class 11 a copy of (a) the Disclosure Statement and all exhibits thereto, (b) the Confirmation Hearing Notice, (c) the Order approving the Disclosure Statement,
(d) appropriate Ballot(s) (including voting instructions), and (e) a pre-addressed return envelope (collectively, a "Solicitation Package"); and it is further

         ORDERED that the Balloting and Claims Agent is authorized and directed to mail, or cause to be mailed, by United States Postal Service, first-class delivery, no later than January 3, 2003, to each of the holders of claims in Class 1, Class 2, Class 4, and Class 6 a Solicitation Package without a Ballot; and it is further

         ORDERED that pursuant to Bankruptcy Rules 1007(i) and 3017(e), in order to facilitate the transmittal of the Solicitation Packages to the beneficial holders of common stock of NewPower Holdings, Inc., Mellon Investor Services LLC ("Mellon"), which serves as the transfer agent for the Debtors, and the Depository Trust Company ("DTC") shall provide to the Debtors, within two (2) business days after the date hereof, a list containing the names, addresses and holdings of the holders of record of such interests as of the Voting Record Date; and it is further

         ORDERED that the Balloting and Claims Agent is authorized and directed to mail, or cause to be mailed, by United States Postal Service, first-class delivery, no later than January 3, 2003, to Mellon and DTC copies in an amount sufficient to distribute to each of the holders of interests in Class 9 as of the Voting Record Date a Solicitation Package, and Mellon and DTC shall forward or cause to be forwarded such materials to the beneficial holders in Class 9; and it is further

         ORDERED that upon request, the Debtors shall reimburse Mellon and DTC (or their agents) in accordance with customary procedures for their reasonable and customary out-of-pocket expenses incurred in performing the tasks described above; and it is further

         ORDERED that the Court shall retain jurisdiction to resolve any disputes regarding the payment of fees or expenses to Mellon and DTC (or their agents); and it is further

         ORDERED that the Debtors are authorized to omit from service of any notice or Solicitation Package any party whose Claim (a) has either been disallowed or expunged in its entirety by a final order of the Court entered prior to the mailing of the Solicitation Packages; and (b) is listed on the Debtors' Schedules as contingent or disputed and for which a proof of claim has not been filed; and it is further

         ORDERED that the Debtors be, and hereby are, directed to cause the Confirmation Hearing Notice to be published one time in each of The Wall Street Journal (National Edition) and USA Today, on or before January 8, 2003, which publication is hereby approved in all respects and which shall be deemed good, adequate and sufficient publication; and it is further

         ORDERED that the Balloting and Claims Agent is authorized and directed to accept, review, determine the validity of, tabulate, and report to the Court on the votes for acceptance and rejection of the Plan, in a reasonable and customary manner; and it is further

         ORDERED that, except as otherwise provided for herein, the Voting Procedures are approved; and it is further

         ORDERED that the Claims Allowance Procedures are approved; and it is further

         ORDERED that the Debtors be, and hereby are, authorized and empowered to take such steps and perform such acts as may be necessary to implement and effectuate this Order.

              SO ORDERED.

At Newnan, Georgia, this 20th day of December, 2002.


                                            /s/ W. Homer Drake, Jr.
                                            -------------------------------
                                            W. HOMER DRAKE, JR.
                                            UNITED STATES BANKRUPTCY JUDGE

Prepared and Presented by:

KING & SPALDING


/s/ Gregory S. Bianchi
------------------------
Paul K. Ferdinands
Georgia Bar No. 258623
Gregory S. Bianchi
Georgia Bar No. 056404
191 Peachtree Street
Atlanta, Georgia  30303
Telephone:  (404) 572-4600
Telecopier:  (404) 572-5100

        -and-

SIDLEY AUSTIN BROWN & WOOD LLP

William M. Goldman
Geoffrey T. Raicht
787 Seventh Avenue
New York, New York  10019
Telephone:  (212) 839-5300
Telecopier:  (212) 838-5599

Co-Counsel for the Debtors

Reviewed by:

OFFICE OF THE UNITED STATES TRUSTEE

/s/ R. Jeneane Treace
-------------------------------
R. Jeneane Treace, Attorney
Georgia Bar No. 716620
362 Richard Russell Building
75 Spring Street, S.W.
Atlanta, Georgia  30303


MORRIS, MANNING & MARTIN, LLP


/s/ Frank W. DeBorde, by Gregory S. Bianchi, with express permission
--------------------------------------------------------------------
Frank W. DeBorde
Georgia Bar No. 215415
3343 Peachtree Road, N.E., Suite 1600
Atlanta, Georgia  30326
Telephone: (404) 233-7000

Counsel for Committee of Unsecured Creditors

       EXHIBIT A, EXHIBIT B AND EXHIBIT C TO THE VOTING PROCEDURES ORDER
        APPEAR ELSEWHERE IN THIS SOLICITATION PACKAGE AND ARE OMITTED
                           HERE TO AVOID REDUNDANCY

                                   EXHIBIT 3
                                   ----------

                  LIQUIDATION ANALYSIS/ESTIMATED DISTRIBUTION
                  --------------------------------------------

                             The NewPower Company
                            Distribution Projection
                       Pro Forma as of Effective Date(1)
                       ----------------------------------
                                  (Unaudited)

     Assets
     Cash - unrestricted                                 $  118,200,000
     Cash - restricted                                        1,950,000(2)
     A/R                                                      5,000,000(3)
                                                    ----------------------
     Total Assets:                                         $125,150,000

     Liabilities
     Administrative Claims                                 $  1,487,000(4)
     Priority Claims                                          5,779,000(5)
     Secured Claim of Enron Corp.                                   -0-(6)
     General Unsecured Claims                                10,562,000
                                                    ----------------------
     Total Liabilities:                                      17,828,000(7)
     Projected Cash available for distribution to
     TNPC                                                $  107,322,000(8)
                                                    =======================










-------------------------
 (1)  Effective Date is assumed to be February 15, 2003.
 (2) Held in segregated reserve or escrow accounts for IBM pursuant to Bankruptcy Court order.
 (3)  Projected net realizable value of holdback from asset sales.
 (4) Administrative Claims asserted against all Debtors are combined for discussion purposes on pages 22-25.
 (5) Priority Claims against all Debtors are combined for discussion purposes on pages 22-25.
 (6) Assumes that payment of Enron Corp.'s disputed claim for fees and expenses will be made prior to the projected Feb. 15, 2003 Effective Date.
 (7)  Includes projected interest.
 (8)  Excludes $600,000,000 Claim of TNPC.

                              TNPC Holdings Inc.
                            Distribution Projection
                       Pro Forma as of Effective Date(1)
                       ---------------------------------
                                  (Unaudited)

Assets
-------
Distribution from NewPower                          $  107,322,000(2)

      Total Assets:                                 $  107,322,000

Liabilities                                                    - 0 -
-----------

      Total Liabilities:                                       - 0(3)
Projected Cash available for distribution to        $  107,322,000
Holdings                                            =====================










---------------------------
(1)  Effective Date is assumed to be February 15, 2003
(2)  Projected Distribution on account of $600,000,000 Claim against NewPower.
(3)  Excludes $600,000,000 Claim of Holdings.

                          The NewPower Holdings Inc.
                            Distribution Projection
                       Pro Forma as of Effective Date(1)
                       ---------------------------------
                                  (Unaudited)

      Assets
      ------
      Distribution from TNPC                            $ 107,322,000

                                                        --------------------
            Total Assets:                               $ 107,322,000

      Liabilities
      -----------
      Administrative Claims including KERP payment      $   17,705000(2)
      Priority Claims                                          28,000
      General Unsecured Claims                             36,986,000(3)
      Subordinated Unsecured Claims                               - 0-(4)
      Contingency Reserve                                   5,000,000
                                                        --------------------
            Total Liabilities:                             59,718,000

      Estimate Cash available for distribution to          47,604,000
      equity                                            ====================

      Projected per share distribution on fully diluted
      basis(5)                                          $        0.40




--------------------
(1)  Effective Date is assumed to be February 15, 2003.
(2) Includes $4.7 million related to ongoing operating expenses through 12/31/03. KERP payment includes Incentive Bonuses Pool Projected at $11,985,000.
(3)  Includes projected interest.
(4) Assumes any liabilities (if any) on all Class 8 Claims will be paid from Holdings directors and officers liability insurance.
(5) The projected per share distribution on fully diluted base, is a forward looking projection based upon certain estimate, and assumptions. There can be no assurance that this projection will be reflective of the actual outcome and should not be relied upon by any person or entity for any purpose other than in determining whether to vote to accept or reject the Plan.


                                   EXHIBIT 4

                  POST-EFFECTIVE DATE OFFICERS AND DIRECTORS
                  ------------------------------------------

Name                       Title                                             Compensation
-----                      -----                                             ------------
                                   Officers
                                   --------

James L. Malone III        Managing Director, Law & Government Affairs       $300,000

Patricia Foster            Managing Director, Finance & Treasury and         $250,000
                           Operations

                              Board of Directors
                              -------------------

H. Eugene Lockhart         Chairman                                          See below
Ari Benacerraf             Member                                            See below
William I. Jacobs          Member                                            See below
Eugene B. Shanks, Jr.      Member                                            See below
Richard Weill              Member                                            See below


Directors are paid an annual retainer fee of $20,000 for service as a director and a fee of $1,000 for each meeting of the Board of Directors that such director attends, and an annual retainer fee of $5,000 for service as chairman of any committee of the Board of Directors and a fee of $500 for any committee meeting or such other business meeting called by management that such director attends.


                                   EXHIBIT 5

                     SCHEDULE OF CLASS 8 SECURITIES CLAIMS
                     -------------------------------------

 Claim Number
                              Name                                    Amount
-------------------------------------------------------------------------------
     708                      Class Action Plaintiffs                   $500,000,000
     676                      Kenneth Batson                                $484,289
     713                      OP Joint Ventures                             $146,000
     709                      Michael Bertan                                $111,608
     712                      Gerald and Karen Mines                         $98,945
     710                      Christopher Demetrius                          $98,258
     711                      Kathleen Miller                                $94,718
     635                      Jeffrey M. Ottaviano                            $3,774
     609                      Linda Alverado                            Unliquidated
     612                      Ray Groves                                Unliquidated
     672                      CIBC World Markets                        Unliquidated
     681                      National Union Fire Insure                Unliquidated
     706                      JP Morgan Securities                      Unliquidated
     707                      UBS Warburg                               Unliquidated
     715                      Solomon Smith Barney                      Unliquidated
     722                      Credit Suisse First Boston Corporation    Unliquidated


         This schedule lists proofs of claim asserting Securities Claims filed against or re-assigned to Holdings. Under the Plan, these alleged Claims have been classified as Class 8 Claims. This schedule represents the Debtors' understanding as of the date hereof, and no certification or guarantee may be given as to the completeness or accuracy of this schedule. The Debtors reserve the right to object to or otherwise challenge any of these Claims and further reserve the right to amend this schedule as they deem appropriate. Nothing herein shall be deemed an admission as to the validity of the above listed claims.

                                   EXHIBIT 6

                      LIST OF EQUITY SECURITY INTERESTS*
                      ---------------------------------



* Omitted.